FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-07

Dated August 3, 2023	BMO 2023-C6
Structural and Collateral Term Sheet
BMO 2023-C6 Mortgage Trust
$604,423,959 (Approximate Mortgage Pool Balance)

$[ ] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2023-C6

Bank of Montreal

KeyBank National Association

Argentic Real Estate Finance 2 LLC

Wells Fargo Bank, National Association

LMF Commercial, LLC

UBS AG

Zions Bancorporation, N.A.

Goldman Sachs Mortgage Company

German American Capital Corporation

Starwood Mortgage Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	KeyBanc Capital Markets	UBS Securities LLC	Goldman Sachs & Co. LLC	Deutsche Bank Securities	Wells Fargo Securities, LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated August 3, 2023	BMO 2023-C6

This material is for your information, and none of BMO Capital Markets Corp., Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., UBS Securities LLC, Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-866-864-7760. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2023-C6 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated August 3, 2023	BMO 2023-C6

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BMO 2023-C6
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
BMO	5	8	$126,125,000	20.9%	$126,125,000	20.9%
KeyBank	2	63	$63,950,000	10.6%	$103,950,000	17.2%
AREF2	3	6	$48,889,660	8.1%	$76,385,187	12.6%
WFB	1	1	$46,200,000	7.6%	$72,684,196	12.0%
LMF	7	9	$45,372,210	7.5%	$50,372,210	8.3%
UBS AG	2	2	$28,350,000	4.7%	$48,350,000	8.0%
ZBNA	2	2	$44,957,366	7.4%	$44,957,366	7.4%
GSMC	3	19	$40,600,000	6.7%	$40,600,000	6.7%
GACC	1	22	$22,200,000	3.7%	$22,200,000	3.7%
SMC	3	3	$18,800,000	3.1%	$18,800,000	3.1%
WFB, AREF2	1	1	$33,979,723	5.6%	-	-
KeyBank, AREF2	1	1	$60,000,000	9.9%	-	-
UBS AG, LMF	1	1	$25,000,000	4.1%	-	-
Total:	32	138	$604,423,959	100.0%	$604,423,959	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$604,423,959
Number of Mortgage Loans:	32
Number of Mortgaged Properties:	138
Average Cut-off Date Balance per Mortgage Loan:	$18,888,249
Weighted Average Current Mortgage Rate:	6.77038%
10 Largest Mortgage Loans as % of IPB:	61.5%
Weighted Average Remaining Term to Maturity:	113 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF Debt Service Coverage Ratio (“DSCR”):	1.77x
Weighted Average UW NOI Debt Yield (“DY”):	13.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	53.5%
Weighted Average Maturity Date/ARD LTV:	51.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	8.3%
% of Mortgage Loans with Single Tenants(1):	40.2%
% of Mortgage Loans secured by Multiple Properties:	22.1%

Amortization
Weighted Average Original Amortization Term:	360 months
Weighted Average Remaining Amortization Term:	359 months
% of Mortgage Loans with Interest-Only:	62.7%
% of Mortgage Loans with Amortizing Balloon:	19.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	10.7%
% of Mortgage Loans with Interest-Only with Anticipated Repayment Date:	7.6%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	72.2%
% of Mortgage Loans with Springing Lockboxes:	26.6%
% of Mortgage Loans with Soft Lockboxes:	1.3%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	57.2%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	40.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	36.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	21.9%

(1)	Excludes mortgage loans that are secured by multiple properties with multiple tenants and includes two mortgage loans that are partially secured by single tenant.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail, and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2023-C6
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
1	Healthcare Trust MOB Portfolio	Various, Various	KeyBank	62	$60,000,000	9.9%	1,247,943	Office	1.75x	12.1%	52.7%	52.7%
2	Skorpios Industrial	Temecula, CA	KeyBank, AREF2	1	$60,000,000	9.9%	450,000	Industrial	1.95x	15.6%	41.7%	41.7%
3	Fashion Valley Mall	San Diego, CA	BMO	1	$50,000,000	8.3%	1,377,155	Retail	3.15x	18.7%	31.5%	31.5%
4	CX - 250 Water Street	Cambridge, MA	WFB	1	$46,200,000	7.6%	479,004	Mixed Use	1.66x	9.3%	48.8%	48.8%
5	Marriott Philadelphia West	West Conshohocken, PA	WFB, AREF2	1	$33,979,723	5.6%	289	Hospitality	1.52x	14.3%	49.7%	43.6%
6	Maple Creek Village	Indianapolis, IN	BMO	1	$28,200,000	4.7%	247	Multifamily	1.43x	10.6%	68.8%	68.8%
7	11 West 42nd Street	New York, NY	UBS AG, LMF	1	$25,000,000	4.1%	960,568	Office	1.39x	11.6%	49.4%	49.4%
8	Back Bay Office	Boston, MA	ZBNA	1	$25,000,000	4.1%	1,283,670	Office	2.55x	16.3%	33.7%	33.7%
9	Four Springs Net Lease Portfolio	Various, Various	GACC	22	$22,200,000	3.7%	1,316,654	Industrial	1.88x	11.3%	54.7%	54.7%
10	Cincinnati Multifamily Portfolio II	Cincinnati, OH	BMO	4	$21,000,000	3.5%	212	Multifamily	1.43x	10.4%	65.3%	65.3%

	Top 3 Total/Weighted Average			64	$170,000,000	28.1%			2.23x	15.3%	42.6%	42.6%
	Top 5 Total/Weighted Average			66	$250,179,723	41.4%			2.03x	14.0%	44.7%	43.9%
	Top 10 Total/Weighted Average			95	$371,579,723	61.5%			1.93x	13.4%	47.9%	47.3%
	Non-Top 10 Total/Weighted Average			43	$232,844,236	38.5%			1.50x	12.9%	62.4%	58.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2023-C6
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Healthcare Trust MOB Portfolio	KeyBank	$60,000,000	$180,000,000	BBCMS 2023-C20	KeyBank	LNR	BBCMS 2023-C20 Future Securitization(s)	$61,500,000 $118,500,000
2	Skorpios Industrial	KeyBank, AREF2	$60,000,000	$15,000,000	BMO 2023-C6	Midland	Rialto	Future Securitization(s)	$15,000,000
3	Fashion Valley Mall	BMO	$50,000,000	$400,000,000	BBCMS 2023-C20(1)	KeyBank(1)	LNR(1)	BMARK 2023-B39 BBCMS 2023-C20 Future Securitization(s)	$85,000,000 $82,500,000 $167,500,000
4	CX - 250 Water Street	WFB	$46,200,000	$485,300,000	BANK 2023-BNK45(2)	Wells Fargo Bank(2)	LNR(2)	BANK 2023-BNK45 MSWF 2023-1 BMARK 2023-B38 BBCMS 2023-C20 BANK 2023-BNK46 Future securitizations	$55,000,000 $65,625,000 $53,150,000 $75,125,000 $72,000,000 $164,400,000
5	Marriott Philadelphia West	WFB, AREF2	$33,979,723	$4,997,018	BMO 2023-C6	Midland	Rialto	Future Securitization(s)	$5,000,000
7	11 West 42nd Street	UBS AG, LMF	$25,000,000	$249,000,000	BMO 2023-5C1(3)(4)	KeyBank(3)(4)	3650 REIT(3)(4)	BMO 2023-5C1 Future Securitization(s)	$62,500,000 $186,500,000
8	Back Bay Office	ZBNA	$25,000,000	$450,000,000	BMARK 2023-B39	Midland	Situs	New York Life TIAA BMARK 2023-V3 BMARK 2023-B39 BANK5 2023-5YR2 BMO 2023-5C1 Future Securitization(s)	$137,500,000 $100,000,000 $45,000,000 $50,000,000 $60,000,000 $30,000,000 $27,500,000
9	Four Springs Net Lease Portfolio	GACC	$22,200,000	$50,000,000	BMARK 2023-B39	Midland	Situs	BMARK 2023-B39	$50,000,000
12	J&O Industrial Facility	GSMC	$20,000,000	$26,480,000	BMARK 2023-B39	Midland	K-Star	BMARK 2023-B39	$26,480,000
13	Brier Creek Commons	ZBNA	$19,957,366	$64,861,440	BMO 2023-C5	Midland	Rialto	BMO 2023-C5	$65,000,000
20	Novolex Portfolio	GSMC	$10,500,000	$114,500,000	BMARK 2023-B39	Midland	K-Star	BMARK 2023-B39 Future Securitization(s)	$89,500,000 $25,000,000
(1)	In the case of Loan No. 3, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(2)	In the case of Loan No. 4, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(3)	In the case of Loan No. 7, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2023-5C1 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(4)	Based on a publicly available prospectus. The BMO 2023-5C1 transaction is expected to close prior to the closing of this securitization transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2023-C6
Collateral Characteristics
Mortgaged Properties by Type
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Industrial	Manufacturing	15	$87,278,582	14.4%	1.82x	14.2%	48.6%	48.6%
	Warehouse	8	22,503,852	3.7	1.56x	12.1%	59.2%	57.2%
	Warehouse / Distribution	11	11,095,022	1.8	1.87x	11.4%	55.3%	55.3%
	Manufacturing / Warehouse	4	3,945,498	0.7	1.85x	11.5%	57.5%	57.5%
	Warehouse / Manufacturing	2	2,482,249	0.4	1.88x	11.3%	54.7%	54.7%
	Cold Storage	1	2,382,380	0.4	1.88x	11.3%	54.7%	54.7%
	Flex	2	1,662,417	0.3	1.88x	11.3%	54.7%	54.7%
	Subtotal:	43	$131,350,000	21.7%	1.78x	13.4%	51.5%	51.2%
Office	Medical	63	$65,500,000	10.8%	1.74x	12.2%	53.2%	53.2%
	CBD	2	50,000,000	8.3	1.97x	14.0%	41.6%	41.6%
	Suburban	1	6,100,000	1.0	1.44x	13.2%	59.2%	55.0%
	Subtotal:	66	$121,600,000	20.1%	1.82x	13.0%	48.7%	48.5%
Hospitality	Full Service	5	$82,479,723	13.6%	1.59x	15.1%	57.5%	52.2%
	Limited Service	4	36,886,869	6.1	1.59x	15.3%	64.4%	57.3%
	Subtotal:	9	$119,366,593	19.7%	1.59x	15.1%	59.6%	53.8%
Retail	Super Regional Mall	1	$50,000,000	8.3%	3.15x	18.7%	31.5%	31.5%
	Anchored	6	46,057,366	7.6	1.25x	11.1%	63.2%	55.9%
	Subtotal:	7	$96,057,366	15.9%	2.24x	15.1%	46.7%	43.2%
Multifamily	Garden	6	$69,700,000	11.5%	1.50x	11.0%	65.7%	65.7%
	Mid Rise	2	12,200,000	2.0	1.31x	9.3%	61.9%	61.9%
	Low Rise	2	2,200,000	0.4	1.22x	9.8%	74.4%	74.4%
	Subtotal:	10	$84,100,000	13.9%	1.47x	10.7%	65.3%	65.3%
Mixed Use	Lab / Office	1	$46,200,000	7.6%	1.66x	9.3%	48.8%	48.8%
	Multifamily / Retail	1	1,800,000	0.3	1.22x	9.8%	74.4%	74.4%
	Subtotal:	2	$48,000,000	7.9%	1.64x	9.3%	49.8%	49.8%
Self Storage	Self Storage	1	$3,950,000	0.7%	1.49x	10.4%	36.9%	36.9%
Total / Weighted Average:		138	$604,423,959	100.0%	1.77x	13.2%	53.5%	51.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

Healthcare Trust MOB Portfolio
Green Bay
Traverse City
Lake Huron
ONTARIO
Appleton
WISCONSIN
MICHIGAN
Big Rapids
Midland
Saginaw
MILWAUKEE
GRAND RAPIDS
Flint
Madison
Lake Michigan
Lansing
Rockford
Waukegan
Battle Creek
DETROIT
Kalamazoo
Lake Erie
Erie
CHICAGO
South Bend
TOLEDO
CLEVELAND
INDIANA
FORT WAYNE
Findlay
AKRON
Peoria
West Lafayette
Lima
Mansfield
Canton
OHIO
Anderson
Springfield
COLUMBUS
Wheeling
INDIANAPOLIS
DAYTON
Lancaster
Terre Haute
CINCINNATI
Athens
Belpre
WV
ILLINOIS
Bloomington
New Boston
Charleston
Evansville
LOUISVILLE
Frankfort
LEXINGTON
KENTUCKY
Beckley
ONTARIO
Montpelier
VERMONT
Auburn
Lake Ontario
Watertown
ADIRONDACK STATE PARK
NH
Portland
MAINE
Rochester
Syracuse
Utica
Concord
Portsmouth
Manchester
NEW YORK
Nashua
Ithaca
Albany
MASS
BOSTON
Worcester
Binghamton
Springfield
Providence
Hartford
CT
RI
New Bedford
Scranton
New Haven
Williamsport
Berwick
Bridgeport
PENNSYLVANIA
State College
Allentown
Newark
NEW YORK
Harrisburg
Reading
Trenton
Freehold
York
NEW JERSEY
PHILADELPHIA
Atlantic Ocean
MD
Wilmington
Atlantic City
BALTIMORE
Annapolis
Dover
WASHINGTON DC
VA
DE
Bellingham
CANADA
SEATTLE
WASH.
Tacoma
Spokane
Whitefish
MONTANA
ND
Olympia
Missoula
Great Falls
Helena
Glendive
PORTLAND
Kennewick
Billings
Salem
Eugene
Bend
OREGON
IDAHO
SD
Nampa
Boise
Idaho Falls
Gillette
Medford
Pocatello
WYOMING
NE
Eureka
Ogden
Cheyenne
Redding
Elko
Salt Lake City
UTAH
Reno
Sacramento
Carson City
NEVADA
DENVER
Grand Junction
Lakewood
SAN FRANCISCO
COLO.
SAN JOSE
COLORADO SPRINGS
Pacific Ocean
Fresno
St. George
Durango
CALIFORNIA
LAS VEGAS
Bakersfield
ARIZONA
Santa Fe
Flagstaff
Santa Barbara
ALBUQUERQUE
LOS ANGELES
PHOENIX
NEW MEXICO
Yuma
SAN DIEGO
TUCSON
Las Cruces
MEXICO
EL PASO
TX
COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Red River
Rockwall
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Midland
Abilene
Tyler
CIUDAD JUAREZ
TEXAS
Odessa
San Angelo
Killeen
Waco
LA
Temple
AUSTIN
HOUSTON
CHIHUAHUA
BIG BEND NATIONAL PARK
Eagle Pass
SAN ANTONIO
Galveston
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Harlingen
McAllen
Brownsville
MONTERREY
NASHVILLE
Johnson City
Bristol
Jackson
TENNESSEE
Knoxville
Greensboro
RALEIGH
MEMPHIS
Asheville
NC
Greenville
Chattanooga
CHARLOTTE
Fayetteville
Huntsville
Greenville
Tupelo
ATLANTA
Wilmington
Birmingham
Columbia
SC
MS
ALABAMA
Augusta
Macon
Charleston
Prattville
Columbus
Meridian
Montgomery
GEORGIA
Savannah
Albany
Atlantic Ocean
Mobile
Tallahassee
Gulfport
Pensacola
FLORIDA
JACKSONVILLE
LA
Gainesville
Daytona Beach
Ocala
ORLANDO
Gulf of Mexico
TAMPA
Ft. Myers
West Palm Beach
Ft. Lauderdale
Naples
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Various
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office – Medical
% of IPB:	9.9%	Net Rentable Area (SF):	1,247,943
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Healthcare Trust Operating	Occupancy:	96.5%
	Partnership, L.P.	Occupancy Date:	5/24/2023
Interest Rate:	6.45300%	4th Most Recent NOI (As of)(5):	$15,108,391 (12/31/2020)
Note Date:	5/24/2023	3rd Most Recent NOI (As of)(5):	$18,702,482 (12/31/2021)
Maturity Date:	6/6/2033	2nd Most Recent NOI (As of)(5):	$26,544,839 (12/31/2022)
Interest-only Period:	120 months	Most Recent NOI (As of):	$26,932,240 (TTM 3/31/2023)
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$39,365,086
Amortization Type:	Interest Only	UW Expenses:	$10,218,760
Call Protection(3):	L(12),YM1(14),DorYM1(87),O(7)	UW NOI:	$29,146,326
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$27,420,277
Additional Debt(1):	Yes	Appraised Value / Per SF(6):	$455,000,000 / $365
Additional Debt Balance(1):	$180,000,000	Appraisal Date(6):	3/24/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$643,802	$321,901	N/A	Maturity Date Loan / SF:	$192
Insurance:	$6,283	$1,257	N/A	Cut-off Date LTV(6):	52.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(6):	52.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.75x
Other:	$5,319,348	Springing	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	100.0%	Loan Payoff	$196,076,830	81.7%
			Return of Equity	29,390,626	12.2
			Closing Costs(7)	8,563,111	3.6
			Upfront Reserves	5,969,433	2.5
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%
(1)	The Healthcare Trust MOB Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 14 pari passu notes with an aggregate original principal balance of $240.0 million. The Financial Information in the chart above reflects the Cut-off Date Balance of the Healthcare Trust MOB Portfolio Whole Loan (as defined below).
(2)	The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	Defeasance of the Healthcare Trust MOB Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 24, 2026. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2023-C6 securitization trust in August 2023. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The borrower sponsor progressively acquired the Healthcare Trust MOB Portfolio Properties (as defined below) between 2013 and 2023, which resulted in an increase in historical NOI. For additional information on how many Healthcare Trust MOB Portfolio Properties were owned by the borrower sponsor in each year, see “Historical and Current Occupancy” below.
(6)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the Healthcare Trust MOB Portfolio Properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $444,475,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 54.0% and 54.0%, respectively. Appraisal dates for the Healthcare Trust MOB Portfolio Properties range from March 20, 2023, to April 5, 2023.
(7)	Closing Costs include an interest rate buydown of $3,240,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

The Loan. The largest mortgage loan (the “Healthcare Trust MOB Portfolio Mortgage Loan”) is part of a fixed rate whole loan (the “Healthcare Trust MOB Portfolio Whole Loan”) evidenced by 14 pari passu promissory notes in the aggregate original principal amount of $240,000,000. The Healthcare Trust MOB Portfolio Whole Loan is secured by the borrowers’ fee and/or leasehold interests in a 1,247,943 square foot medical office portfolio comprised of 62 properties located in 19 states (the “Healthcare Trust MOB Portfolio Properties”). The Healthcare Trust MOB Portfolio Whole Loan was co-originated on May 24, 2023, by Barclays Capital Real Estate Inc. (“Barclays”), Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”). The Healthcare Trust MOB Portfolio Whole Loan has a 10-year interest-only term and accrues interest at a rate of 6.45300% per annum on an Actual/360 basis. The Healthcare Trust MOB Portfolio Mortgage Loan is evidenced by the non-controlling notes A-12 and A-13, with an aggregate original principal balance of $60,000,000. The Healthcare Trust MOB Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C20	Yes
A-2(1)	$30,000,000	$30,000,000	Barclays	No
A-3(1)	$20,000,000	$20,000,000	Barclays	No
A-4(1)	$10,000,000	$10,000,000	Barclays	No
A-5(1)	$5,000,000	$5,000,000	Barclays	No
A-6	$3,000,000	$3,000,000	BBCMS 2023-C20	No
A-7(1)	$20,600,000	$20,600,000	SGFC	No
A-8	$18,500,000	$18,500,000	BBCMS 2023-C20	No
A-9(1)	$9,100,000	$9,100,000	SGFC	No
A-10(1)	$6,400,000	$6,400,000	SGFC	No
A-11(1)	$5,400,000	$5,400,000	SGFC	No
A-12	$40,000,000	$40,000,000	BMO 2023-C6	No
A-13	$20,000,000	$20,000,000	BMO 2023-C6	No
A-14(1)	$12,000,000	$12,000,000	KeyBank	No
Whole Loan	$240,000,000	$240,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Healthcare Trust MOB Portfolio Properties are comprised of 62 medical office buildings located across 19 different states and totaling 1,247,943 square feet. The Healthcare Trust MOB Portfolio Properties are currently 96.5% leased to approximately 107 tenants, with approximately 24.0% of the tenancy being investment-grade rated. 57 of the Healthcare Trust MOB Portfolio Properties are located on-campus or near a hospital and/or are affiliated with a hospital campus or health system and all Healthcare Trust MOB Portfolio Properties provide outpatient care. The borrower sponsor acquired the Healthcare Trust MOB Portfolio Properties between 2013 and 2023 for a reported cost of $403.7 million. The five largest individual properties based on allocated loan amount are the Belpre V Cancer Center - Belpre, OH property (6.2% of square feet, 17.6% of underwritten base rent), the Glendale MOB - Farmington Hills, MI property (3.6% of square feet, 3.7% of underwritten base rent), the 1600 State Street property (2.5% of square feet, 2.6% of underwritten base rent), the Palm Valley Medical Plaza - Goodyear, AZ property (3.1% of square feet, 2.9% of underwritten base rent) and the Eastside Cancer Institute - Greenville, SC property (2.5% of square feet, 2.1% of underwritten base rent), with no other individual property representing more than 3.6% of square feet or 3.0% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

The following table presents certain information relating to the Healthcare Trust MOB Portfolio Properties:

Portfolio Summary
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Belpre V Cancer Center - Belpre, OH	2020/NAP	77,367	100.0%	$47,060,000	19.6%	$87,150,000	$5,465,509
Glendale MOB - Farmington Hills, MI	1988/NAP	44,639	93.9	7,990,000	3.3	14,800,000	1,047,768
1600 State Street	1977/2006	30,642	100.0	6,860,000	2.9	12,700,000	814,292
Palm Valley Medical Plaza - Goodyear, AZ	1995/NAP	38,637	96.8	5,720,000	2.4	10,600,000	722,580
Eastside Cancer Institute - Greenville, SC	1999/NAP	30,924	100.0	5,560,000	2.3	10,300,000	686,452
Aurora Healthcare Center - Waterford, WI	1999/NAP	23,662	100.0	5,130,000	2.1	9,500,000	612,774
Beaumont Medical Center - Warren, MI	2005/NAP	35,219	54.5	5,080,000	2.1	9,400,000	467,769
Millennium Eye Care - Freehold, NJ	1985/2009	25,164	100.0	4,990,000	2.1	9,250,000	698,290
757 Franciscan Medical - Munster, IN	2008/2012	37,040	100.0	4,970,000	2.1	9,200,000	760,957
Vascular Surgery Associates - Tallahassee, FL	2008/2018	20,000	100.0	4,700,000	2.0	8,700,000	553,992
Decatur Medical Office Building - Decatur, GA	1993/2022	20,800	100.0	4,590,000	1.9	8,500,000	535,783
Aurora Healthcare Center - Wautoma, WI	2004/NAP	21,048	100.0	4,540,000	1.9	8,400,000	545,079
Greenfield Medical Plaza - Gilbert, AZ	2001/NAP	28,488	90.5	4,270,000	1.8	7,900,000	594,151
Swedish American MOB - Roscoe, IL	2014/NAP	25,200	93.7	4,270,000	1.8	7,900,000	523,490
West Michigan Surgery Center - Big Rapids, MI	1982, 2015/NAP	20,404	100.0	4,180,000	1.7	7,750,000	552,983
UPMC - Sir Thomas Court - Harrisburg, PA	1994/NAP	24,000	100.0	4,170,000	1.7	7,725,000	462,232
Eastern Carolina ENT - Greenville, NC	2001/NAP	22,528	100.0	4,160,000	1.7	7,700,000	509,976
Lancaster Medical Arts MOB - Lancaster	1988/NAP	30,623	100.0	4,140,000	1.7	7,675,000	477,483
UPMC - Fisher Road - Mechanicsburg, PA	1990/NAP	15,000	100.0	3,980,000	1.7	7,375,000	434,519
Pensacola Nephrology MOB - Pensacola, FL	2011/2021	18,435	100.0	3,830,000	1.6	7,100,000	451,276
Kingwood Executive Center - Kingwood, TX	2005/NAP	29,120	88.0	3,830,000	1.6	7,100,000	462,467
Lee Memorial Health System - Fort Myers, FL	1998/2021	24,174	100.0	3,560,000	1.5	6,600,000	448,229
Greenville Health System - Greenville, SC	1997/NAP	21,603	100.0	3,560,000	1.5	6,600,000	461,316
UPMC - Chambers Hill - Harrisburg, PA	1955/2018	11,000	100.0	3,510,000	1.5	6,500,000	384,791
Rockwall Medical Plaza - Rockwall, TX	2008/NAP	18,176	100.0	3,420,000	1.4	6,330,000	456,104
Pioneer Spine Sports - West Springfield	2008/NAP	15,000	100.0	3,350,000	1.4	6,200,000	423,804
Women’s Healthcare Group MOB - York, PA	1993/NAP	21,316	100.0	3,330,000	1.4	6,175,000	356,226
OrthoOne Hilliard - Hilliard, OH	2006/NAP	24,836	100.0	3,210,000	1.3	5,950,000	452,536
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	1985/NAP	17,594	100.0	3,130,000	1.3	5,800,000	370,923
St Peter’s - Albany, NY - 5 Palisades	1999/NAP	44,323	100.0	3,130,000	1.3	5,800,000	541,122
Crittenton MOB - Washington Township, MI	2002/2021, 2022	19,561	92.7	3,100,000	1.3	5,750,000	398,182
Surgery Center of Temple - Temple, TX	2008/NAP	10,400	100.0	3,020,000	1.3	5,600,000	330,966
RAI Care Center-Clearwater, FL	1973/2009	14,936	100.0	2,970,000	1.2	5,500,000	384,937
Medical Center V - Peoria, AZ	2002/NAP	33,615	100.0	2,920,000	1.2	5,400,000	459,358
MetroHealth Buckeye Health - Cleveland, OH	2004/NAP	25,070	100.0	2,920,000	1.2	5,400,000	350,365
South Douglas MOB - Midwest City, OK	2004/NAP	20,756	100.0	2,890,000	1.2	5,350,000	371,363
Crittenton MOB - Sterling Heights, MI	1997/2019, 2021-2022	16,936	72.0	2,860,000	1.2	5,300,000	203,889
SPHP MOB, Albany, NY	1994/NAP	20,780	100.0	2,810,000	1.2	5,200,000	354,946
Atlanta Gastroenterology Associates - Lawrenceville, GA	2007/NAP	10,500	100.0	2,780,000	1.2	5,150,000	333,945
Bone and Joint Specialists - Merrillville, IN	1985/2008	15,504	100.0	2,590,000	1.1	4,800,000	339,002
St. Peter’s - Albany, NY - 2 Palisades	1989/NAP	27,840	100.0	2,540,000	1.1	4,700,000	340,876
1550 State Street	1977/NAP	13,968	100.0	2,540,000	1.1	4,700,000	302,452
St Lukes Heart Vascular Center - East Stroudsburg	2008/NAP	13,410	100.0	2,440,000	1.0	4,525,000	254,237
Naidu Clinic - Odessa, TX	1984/NAP	12,901	100.0	2,120,000	0.9	3,920,000	259,087
Aurora Healthcare Center - Kiel, WI	2004/NAP	9,842	100.0	2,110,000	0.9	3,900,000	254,878

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Florida Medical Heartcare - Tampa, FL	1988/NAP	10,472	100.0	2,050,000	0.9	3,800,000	240,885
Florida Medical Wesley Chapel - Tampa, FL	1990/NAP	10,368	100.0	2,000,000	0.8	3,700,000	238,588
Aurora Healthcare Center - Green Bay, WI	2007/NAP	9,318	100.0	2,000,000	0.8	3,700,000	240,858
Center for Advanced Dermatology - Lakewood, CO	2005/NAP	7,650	100.0	1,890,000	0.8	3,500,000	222,720
Pioneer Spine Sports - Springfield	1981/2005	11,000	80.7	1,890,000	0.8	3,500,000	180,773
Pioneer Spine Sports - Northampton	2008/NAP	10,563	83.2	1,840,000	0.8	3,400,000	88,180
DaVita Dialysis - Hudson, FL	1982/2009	8,984	100.0	1,730,000	0.7	3,200,000	225,326
Florida Medical Clinic - Tampa, FL	1985/NAP	9,724	100.0	1,730,000	0.7	3,200,000	204,772
St Peter’s - Albany, NY - 4 Palisades	1992/NAP	28,597	88.5	1,620,000	0.7	3,000,000	198,759
5825 Shoreview Lane North	1999/NAP	6,510	100.0	1,300,000	0.5	2,400,000	153,777
Fresenius Medical Care - Winfield, AL	2008/NAP	5,564	100.0	1,240,000	0.5	2,300,000	178,762
Florida Medical Tampa Palms - Tampa, FL	2006/NAP	6,522	100.0	1,240,000	0.5	2,300,000	151,324
Florida Medical Somerset - Tampa, FL	2002/NAP	6,027	100.0	1,190,000	0.5	2,200,000	139,984
DaVita Bay Breeze Dialysis Center - Largo, FL	1995/2012	7,247	100.0	1,080,000	0.5	2,000,000	130,422
St. Peter’s - Troy, NY - 2 New Hampshire	2000/NAP	18,842	83.4	1,080,000	0.5	2,000,000	180,509
Aurora Healthcare Center - Greenville, WI	2005/NAP	4,088	100.0	860,000	0.4	1,600,000	105,867
1586 State Street	1956/NAP	3,486	100.0	430,000	0.2	800,000	51,466
Total/Wtd. Avg.		1,247,943	96.5%	$240,000,000	100.0%	$455,000,000	$29,146,326
(1)	Based on the underwritten rent roll dated as of May 24, 2023.
(2)	The Total Appraised Value reflects the “as portfolio” value which includes a portfolio premium to the Healthcare Trust MOB Portfolio Properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a Total Appraised Value of $444,475,000.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

Major Tenants.

St. Peter’s Health Partners (98,078 square feet; 7.9% of the NRA; 6.7% of underwritten base rent): St. Peter’s Health Partners includes St. Peter’s Health Partners Medical Associates, P.C., St. Peter’s Hospital of Albany, St. Peter’s Health Partners and SPHPMA (collectively, “St. Peter’s”). St. Peter’s is a healthcare system that runs hospitals in the Albany, New York area. St. Peter’s is the largest not-for-profit health care network in northeastern New York with more than 185 locations. St. Peter’s is a tenant at five of the Healthcare Trust MOB Portfolio Properties totaling 98,078 square feet, including the SPHP MOB, Albany, NY property, the St. Peter’s - Troy, NY - 2 New Hampshire property, the St. Peter’s - Albany, NY - 2 Palisades property, the St Peter’s - Albany, NY - 4 Palisades property and the St Peter’s - Albany, NY - 5 Palisades property. St. Peter’s provides a variety of services at these properties including cardiology, pulmonology, critical care and internal medicine. St. Peter’s has lease expiration dates spanning from October 2023 to July 2028 at the Healthcare Trust MOB Portfolio Properties. At the St Peter’s - Albany, NY - 4 Palisades property, St. Peter’s has the right to terminate its lease covering suite 100A, representing 857 square feet, upon delivery of written notice four months prior to December 31, 2023.

Pinnacle Health Hospitals (80,623 square feet; 6.5% of the NRA; 5.3% of underwritten base rent): Pinnacle Health Hospitals includes UPMC Pinnacle Lancaster and Pinnacle Health Hospitals (collectively, “Pinnacle”). Pinnacle is a health care group based primarily in the Northeast Philadelphia, Pennsylvania and Bucks County, Pennsylvania areas. Pinnacle has seven hospitals and over 160 outpatient clinics and ancillary facilities. Pinnacle is located at four of the Healthcare Trust MOB Portfolio Properties totaling 80,623 square feet, including the UPMC - Chambers Hill - Harrisburg, PA property, the UPMC - Fisher Road - Mechanicsburg, PA property, the UPMC - Sir Thomas Court - Harrisburg, PA property and the Lancaster Medical Arts MOB - Lancaster property. Pinnacle provides a variety of services at these properties, including chronic care, pediatric care, gynecology, skin care and mental health services. Pinnacle has lease expiration dates spanning from October 2027 through January 2032, with each lease containing various renewal options and no early termination options.

Belpre V Cancer Center (77,367 square feet; 6.2% of the NRA; 17.6% of underwritten base rent): Belpre V Cancer Center (“Belpre V”) is part of the Memorial Health System, which is a not-for-profit integrated health care provider in the Mid-Ohio Valley. Belpre V is the sole tenant at the Belpre V Cancer Center - Belpre, OH property. The Belpre V Cancer Center - Belpre, OH property is used as a cancer center, providing gastroenterology services, heart and vascular services, neuroscience services, pulmonary and respiratory services, a spine center and diagnostic services. Belpre V has a lease expiration date in February 2038, with three, five-year extension options and no early termination options.

Environmental. According to the Phase I environmental assessments dated between January 3, 2023, and April 14, 2023, there was no evidence of any recognized environmental conditions at the Healthcare Trust MOB Portfolio Properties, with the exception of the South Douglas MOB - Midwest City, OK property, at which the potential for petroleum contamination was identified based on the property’s historical use as an automobile sales facility from the early 1960s until the early 2000s. A Phase I environmental assessment also identified a controlled recognized environmental condition at the Belpre V Cancer Center - Belpre, OH property in connection with residual concentrations of petroleum-impacted soil associated with former underground storage tanks and fuel dispensers, for which a no further action letter was issued subject to certain restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

The following table presents certain information relating to the historical and current occupancy of the Healthcare Trust MOB Portfolio Properties:

Historical and Current Occupancy(1)
2020(2)	2021(3)	2022(4)	Current(5)
96.2%	97.0%	96.9%	96.5%
(1)	Historical occupancies represent the average portfolio occupancy of each year.
(2)	2020 historical occupancy is based on 39 of the Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(3)	2021 historical occupancy is based on 53 of the Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(4)	2022 historical occupancy is based on 57 of the Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(5)	Current occupancy is as of May 24, 2023.

The following table presents certain information relating to the largest tenants based on net rentable area at the Healthcare Trust MOB Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent(3)	Lease Expiration Date
St. Peter’s	NR/NR/NR	5	98,078	7.9%	$21.98	$2,155,979	6.7%	Various(4)
Pinnacle	A2/NR/NR	4	80,623	6.5	$21.17	1,707,123	5.3	Various(5)
Belpre V	NR/NR/NR	1	77,367	6.2	$73.21	5,664,109	17.6	2/28/2038
Aurora Health Center	Aa3/NR/NR	5	67,958	5.4	$24.48	1,663,612	5.2	12/31/2032
Willamette Orthopedic Group LLC	NR/NR/NR	4	54,606	4.4	$25.09	1,370,023	4.3	2/28/2035
Prisma Health-Upstate	A3/NR/A-	2	52,527	4.2	$21.25	1,116,247	3.5	Various(6)
Top Tenants		21	431,159	34.5%	$31.72	$13,677,093	42.5%
Remaining Tenants		114	772,541	61.9%	$23.97	$18,521,404	57.5%
Occupied Collateral Total / Wtd. Avg.		135	1,203,700	96.5%	$26.75	$32,198,497	100.0%

Vacant Space		NAP	44,243	3.5%

Collateral Total		135	1,247,943	100.0%

(1)	Based on the underwritten rent roll dated as of May 24, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total Base Rent are inclusive of $414,557 of underwritten rent steps.
(4)	St. Peter’s leases 98,078 square feet across five properties: (i) 18,433 square feet with a lease expiration date of December 31, 2027, and 2,347 square feet with a lease expiration date of April 30, 2027, at the SPHP MOB, Albany, NY property; (ii) 27,840 square feet with a lease expiration date of July 31, 2028, at the St. Peter’s - Albany, NY - 2 Palisades property; (iii) 857 square feet with a lease expiration date of December 31, 2024, 880 square feet with a lease expiration date of March 31, 2025, and 9,229 square feet with a lease expiration date of April 30, 2025, at the St. Peter’s - Albany, NY - 4 Palisades property; (iv) 17,222 square feet with a lease expiration date of July 31, 2027, and 5,555 square feet with a lease expiration date of December 31, 2027, at the St. Peter’s - Albany, NY - 5 Palisades property; and (v) 15,715 square feet with a lease expiration date of October 31, 2023, at the St. Peter’s - Troy, NY - 2 New Hampshire property.
(5)	Pinnacle leases 80,623 square feet across four properties: (i) 30,623 square feet with a lease expiration date of August 31, 2031, at the Lancaster Medical Arts MOB - Lancaster property; (ii) 15,000 square feet with a lease expiration date of January 31, 2032, at the UPMC - Fisher Road - Mechanicsburg, PA property; (iii) 24,000 square feet with a lease expiration date of October 31, 2027, at the UPMC - Sir Thomas Court - Harrisburg, PA property; and (iv) 11,000 square feet with a lease expiration date of December 31, 2028, at the UPMC - Chambers Hill - Harrisburg, PA property.
(6)	Prisma Health-Upstate leases 52,527 square feet across two properties: (i) 21,603 square feet with a lease expiration date of September 30, 2033, at the Greenville Health System - Greenville, SC property and (ii) 30,924 square feet with a lease expiration date of June 30, 2028, at the Eastside Cancer Institute - Greenville, SC property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

The following table presents certain information relating to the tenant lease expirations at the Healthcare Trust MOB Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	44,243	3.5%	NAP	NAP	44,243	3.5%	NAP	NAP
2023 & MTM	12	33,266	2.7	$787,817	2.4%	77,509	6.2%	$787,817	2.4%
2024	15	54,800	4.4	1,353,113	4.2	132,309	10.6%	$2,140,930	6.6%
2025	15	64,335	5.2	1,401,695	4.4	196,644	15.8%	$3,542,624	11.0%
2026	13	64,198	5.1	1,372,107	4.3	260,842	20.9%	$4,914,731	15.3%
2027	21	228,532	18.3	4,701,311	14.6	489,374	39.2%	$9,616,042	29.9%
2028	13	158,533	12.7	4,417,143	13.7	647,907	51.9%	$14,033,185	43.6%
2029	8	105,843	8.5	2,338,027	7.3	753,750	60.4%	$16,371,212	50.8%
2030	12	105,960	8.5	2,828,719	8.8	859,710	68.9%	$19,199,931	59.6%
2031	4	45,030	3.6	802,638	2.5	904,740	72.5%	$20,002,569	62.1%
2032	9	110,245	8.8	2,874,624	8.9	1,014,985	81.3%	$22,877,193	71.1%
2033	6	60,863	4.9	1,374,264	4.3	1,075,848	86.2%	$24,251,457	75.3%
2034 & Beyond	7	172,095	13.8	7,947,040	24.7	1,247,943	100.0%	$32,198,497	100.0%
Total	135	1,247,943	100.0%	$32,198,497	100.0%
(1)	Based on the underwritten rent roll dated as of May 24, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of $414,557 of underwritten rent steps.

The following table presents certain information relating to the operating history and underwritten cash flows of the Healthcare Trust MOB Portfolio Properties.

Operating History and Underwritten Net Cash Flow(1)(2)
	2020	2021	2022	TTM(3)	Underwritten(3)	Per Square Foot	%(4)
Base Rent	$16,229,547	$20,379,355	$29,092,788	$29,515,569	$31,783,940	$25.47	76.8%
Rent Steps(5)	0	0	0	0	414,557	0.33	1.0
Straight-Line Rent	0	0	0	0	441,050	0.35	1.1
Expense Reimbursements	3,867,555	4,328,265	5,371,645	5,464,468	7,655,965	6.13	18.5
Vacant Income	0	0	0	0	1,073,403	0.86	2.6
Gross Potential Rent	$20,097,102	$24,707,619	$34,464,433	$34,980,037	$41,368,915	$33.15	100.0%
Miscellaneous Income	5,003	55,850	80,943	80,008	64,617	0.05	0.2
(Vacancy/Credit Loss)	0	0	0	0	(2,068,446)	(1.66)	(5.0)
Effective Gross Income	$20,102,104	$24,763,470	$34,545,376	$35,060,045	$39,365,086	31.54	95.2%
Total Expenses	$4,993,714	$6,060,988	$8,000,537	$8,127,805	$10,218,760	$8.19	26.0%
Net Operating Income	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$29,146,326	$23.36	74.0%
Capital Expenditures	0	0	0	0	478,107	0.38	1.2
TI/LC	0	0	0	0	1,247,943	1.00	3.2
Net Cash Flow	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$27,420,277	$21.97	69.7%
(1)	Based on the underwritten rent roll dated as of May 24, 2023.
(2)	The increases in historical Net Operating Income are due to the borrowers acquiring the Healthcare Trust MOB Portfolio Properties on a rolling basis throughout these years.
(3)	TTM represents the trailing 12-month period ending March 31, 2023. The increase between TTM Net Operating Income and Underwritten Net Operating Income is due to the borrowers acquiring five of the Healthcare Trust MOB Portfolio Properties in 2023 prior to loan origination.
(4)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Represents contractual rent steps through May 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

The Market. The Healthcare Trust MOB Portfolio Properties are geographically diverse with properties located in 19 different states. According to the appraisal, demand for medical office buildings (“MOB”) across the United States has experienced continued growth due to healthcare job growth, the aging population and medical office demand.

Healthcare Trust MOB Portfolio Properties Market Summary(1)
Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
Belpre V Cancer Center - Belpre, OH	Marietta	NAV	$73.21	$51.00
Glendale MOB - Farmington Hills, MI	Detroit-Warren-Dearborn	90.6%	$28.33	$26.00
1600 State Street	Salem	96.2%	$27.54	$27.00
Palm Valley Medical Plaza - Goodyear, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.81	$23.50
Eastside Cancer Institute - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$22.02	$21.50
Aurora Healthcare Center - Waterford, WI	Racine County	88.9%	$24.48	$22.50
Beaumont Medical Center - Warren, MI	Detroit-Warren-Dearborn	90.6%	$35.87	$26.00
Millennium Eye Care - Freehold, NJ	Monmouth County	93.6%	$29.27	$25.00
757 Franciscan Medical - Munster, IN	Chicago-Naperville-Elgin	92.8%	$20.47	$18.50
Vascular Surgery Associates - Tallahassee, FL	Tallahassee	97.0%	$28.71	$28.00
Decatur Medical Office Building - Decatur, GA	Atlanta-Sandy Springs-Roswell	90.7%	$28.19	$27.50
Aurora Healthcare Center - Wautoma, WI	Waushara County	96.0%	$24.48	$23.00
Greenfield Medical Plaza - Gilbert, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.45	$25.00
Swedish American MOB - Roscoe, IL	Rockford	92.8%	$26.00	$25.08
West Michigan Surgery Center - Big Rapids, MI	Big Rapids	94.5%	$28.09	$27.00
UPMC - Sir Thomas Court - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$19.28	$19.00
Eastern Carolina ENT - Greenville, NC	Greenville	94.6%	$23.46	$23.00
Lancaster Medical Arts MOB - Lancaster	Lancaster	96.7%	$14.44	$14.00
UPMC - Fisher Road - Mechanicsburg, PA	Harrisburg-Carlisle	92.9%	$28.01	$27.50
Pensacola Nephrology MOB - Pensacola, FL	Pensacola-Ferry Pass-Brent	95.0%	$25.96	$26.00
Kingwood Executive Center - Kingwood, TX	Houston-The Woodlands-Sugar Land	87.9%	$20.14	$22.00
Lee Memorial Health System - Fort Myers, FL	Cape Coral-Fort Myers	95.1%	$18.04	$18.00
Greenville Health System - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$20.15	$20.00
UPMC - Chambers Hill - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$34.72	$31.50
Rockwall Medical Plaza - Rockwall, TX	Dallas-Fort Worth-Arlington	90.1%	$26.55	$26.00
Pioneer Spine Sports - West Springfield	Springfield	95.0%	$29.28	$28.00
Women’s Healthcare Group MOB - York, PA	York-Hanover	95.8%	$17.32	$17.00
OrthoOne Hilliard - Hilliard, OH	Columbus	92.3%	$19.30	$16.56
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	Detroit-Warren-Dearborn	90.6%	$21.85	$24.00
St Peter’s - Albany, NY - 5 Palisades	Albany County	93.9%	$21.68	$23.50
Crittenton MOB - Washington Township, MI	Detroit-Warren-Dearborn	90.6%	$23.03	$24.00
Surgery Center of Temple - Temple, TX	Killeen-Temple	97.0%	$33.00	$33.00
RAI Care Center-Clearwater, FL	Tampa-St. Petersburg-Clearwater	93.8%	$26.74	$28.71
Medical Center V - Peoria, AZ	Arrowhead	88.8%	$25.69	$25.00
MetroHealth Buckeye Health - Cleveland, OH	Cleveland-Elyria	93.9%	$13.00	$15.00
South Douglas MOB - Midwest City, OK	Oklahoma City	NAV	$18.54	$20.00
Crittenton MOB - Sterling Heights, MI	Detroit-Warren-Dearborn	90.6%	$26.60	$24.00
SPHP MOB, Albany, NY	Albany	93.9%	$17.70	$21.00
Atlanta Gastroenterology Associates - Lawrenceville, GA	Atlanta-Sandy Springs-Roswell	90.7%	$32.96	$32.00
Bone and Joint Specialists - Merrillville, IN	Chicago-Naperville-Elgin	92.8%	$22.66	$24.00
St. Peter’s - Albany, NY - 2 Palisades	Albany County	93.9%	$24.39	$23.50
1550 State Street	Salem	96.2%	$22.44	$22.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
St Lukes Heart Vascular Center - East Stroudsburg	East Stroudsburg	93.7%	$19.69	$20.00
Naidu Clinic - Odessa, TX	Midland-Odessa	94.5%	$20.21	$19.50
Aurora Healthcare Center - Kiel, WI	Manitowoc County	88.7%	$24.48	$22.50
Florida Medical Heartcare - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Wesley Chapel - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Aurora Healthcare Center - Green Bay, WI	Brown County	92.8%	$24.48	$23.00
Center for Advanced Dermatology - Lakewood, CO	Denver-Aurora-Lakewood	91.3%	$30.17	$30.00
Pioneer Spine Sports - Springfield	Springfield	95.0%	$24.42	$24.00
Pioneer Spine Sports - Northampton	Springfield	95.0%	$17.77	$25.00
DaVita Dialysis - Hudson, FL	Tampa-St. Petersburg-Clearwater	93.8%	$25.86	$26.00
Florida Medical Clinic - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$21.82	$21.40
St Peter’s - Albany, NY - 4 Palisades	Albany	93.9%	$18.08	$23.50
5825 Shoreview Lane North	Salem	96.2%	$24.48	$24.00
Fresenius Medical Care - Winfield, AL	Birmingham	91.0%	$31.42	$26.75
Florida Medical Tampa Palms - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Somerset - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
DaVita Bay Breeze Dialysis Center - Largo, FL	Tampa-St. Petersburg-Clearwater	93.8%	$18.65	$18.00
St. Peter’s - Troy, NY - 2 New Hampshire	Albany	93.9%	$26.26	$23.84
Aurora Healthcare Center - Greenville, WI	Outagamie County	91.6%	$24.48	$22.75
1586 State Street	Salem	96.2%	$15.30	$15.00
(1)	Source: Appraisals.
(2)	Appraiser data was based on the medical office market for each property if available. If unavailable, the appraiser data was based on the surrounding area. Some medical office market or area data was unavailable.
(3)	UW Rental Rate PSF is based on the underwritten rent roll dated as of May 24, 2023.

The Borrowers. The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership. See the footnotes to Annex A-1 for the names of each entity. Each borrower has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Healthcare Trust MOB Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Healthcare Trust Operating Partnership, L.P. Healthcare Trust Operating Partnership, L.P. is a subsidiary of Healthcare Trust, Inc., a publicly registered real estate investment trust that is externally managed by AR Global Investments, LLC. Healthcare Trust, Inc. is focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on senior housing real estate and medical office buildings located in the United States. As of year-end 2022, Healthcare Trust, Inc. owned 202 properties, totaling approximately 9.1 million square feet across 34 states.

Property Management. The Healthcare Trust MOB Portfolio Properties are managed by Healthcare Trust Properties, LLC, an affiliate of the borrower sponsor, and by Hiffman Asset Management LLC and Plaza Del Rio Management Corp., each a third-party property management company.

Escrows and Reserves. At origination, the borrowers deposited into escrow $289,100 for deferred maintenance, $4,760,872 for outstanding tenant improvements and leasing commissions, $269,376 for unfunded obligations of free rent, approximately $643,802 for real estate taxes and approximately $6,283 for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to escrow approximately $321,901 for real estate taxes. The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $1,257 for insurance premiums. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Replacement Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially equal to approximately $20,799 per month).

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially equal to approximately $155,993 per month).

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below).

Lockbox / Cash Management. The Healthcare Trust MOB Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants at the Healthcare Trust MOB Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day after receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Healthcare Trust MOB Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Healthcare Trust MOB Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the Healthcare Trust MOB Portfolio Whole Loan documents has occurred and is continuing; (ii) the debt yield being less than 9.5% for two consecutive calendar quarters; or (iii) a Belpre V Trigger Event (as defined below). A Cash Sweep Event will end upon, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, an occurrence of a Debt Yield Cure (as defined below), or with respect to clause (iii) above, a Belpre V Trigger Event Cure (as defined below).

A “Debt Yield Cure” will occur upon the debt yield being greater than or equal to 9.5% for two consecutive calendar quarters based on the trailing 12-month period preceding the date of determination. The borrowers have the option to cure the debt yield event by (i) making a partial prepayment in the amount that results in a reduction of the then-outstanding principal balance of the Healthcare Trust MOB Portfolio Whole Loan sufficient to achieve a debt yield of at least 9.5% or (ii) obtaining a letter of credit in the amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable determination date as acceptable to the lender. Each letter of credit will be effective for a three-month period, upon expiration of which the borrowers can submit subsequent letter(s) of credit if the debt yield remains less than 9.5%.

A “Belpre V Trigger Event” will commence upon any of the following: (i) Belpre V giving notice of its intent to terminate its lease; (ii) Belpre V going dark; (iii) Belpre V or its parent company filing for bankruptcy or insolvency; or (iv) Belpre V defaulting under the terms of its lease. A Cash Sweep Event due to a Belpre V Trigger Event will not commence if a Belpre V Reserve Funds Cap Cure (as defined below) occurs within five business days of such Belpre V Trigger Event.

A “Belpre V Trigger Event Cure” will occur, with respect to clause (i), (a) Belpre V rescinding its termination notice or (b) satisfaction of the Belpre V Replacement Lease Criteria (as defined below); with respect to clause (ii), (a) Belpre V resuming occupancy of the premises and delivery of an estoppel that the lease is in full force and effect or (b) the satisfaction of the Belpre V Replacement Lease Criteria; with respect to clause (iii), (a) Belpre V or its parent no longer being in bankruptcy or insolvency proceedings and the Belpre V lease or its guaranty (as applicable) has been affirmed, is unmodified and is in full force and effect or (b) satisfaction of the Belpre V Replacement Lease Criteria; and with respect to clause (iv), (a) the borrowers providing evidence satisfactory to the lender that the event of default is cured or (b) satisfaction of the Belpre V Replacement Lease Criteria.

The “Belpre V Replacement Lease Criteria” will occur upon the following: (i) the borrowers have entered into one or more Belpre V replacement leases; (ii) each Belpre V Replacement Tenant (as defined below) being in occupancy of the space covered by the replacement lease; (iii) the borrowers providing (a) a copy of each executed Belpre V applicable replacement lease and updated tenant estoppels, (b) a subordination, non-disturbance and attornment agreement if requested by the lender, (c) satisfactory evidence that the borrowers have paid for and performed all tenant improvements related to such Belpre V Replacement Tenant, and (d) an updated rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BMO 2023-C6
No. 1 – Healthcare Trust MOB Portfolio

A “Belpre V Replacement Tenant” means a new tenant or tenants reasonably approved by the lender and leasing all or part of the Belpre V premises.

A “Belpre V Reserve Funds Cap Cure” means that (i) the borrowers have deposited $10,750,000 in cash or in a letter of credit with the lender, less, if applicable, the Belpre V replacement rent amount or (ii) during the applicable Cash Sweep Event, the amount on deposit in the excess cash flow reserve account exceeds $10,750,000.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. On any payment date following (a) the payment date in June 2024 (with the payment of a yield maintenance premium) or (b) the earlier of two years following the last note to be securitized or May 24, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may release any of the Healthcare Trust MOB Portfolio Properties with 15 days’ notice if the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the Healthcare Trust MOB Portfolio Whole Loan documents; (iii) after such release and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 1.69x; (iv) after such release or defeasance, the net operating income debt yield for all remaining properties being no less than the greater of (1) the net operating income debt yield immediately preceding such release and (2) 11.94%; (v) satisfaction of customary REMIC requirements; (vi) payment of the release amount of 115.0% of the allocated loan amount for the release property and (vii) other conditions as set forth in the Healthcare Trust MOB Portfolio Whole Loan documents.

Ground Leases. The Healthcare Trust MOB Portfolio Mortgage Loan is secured by the borrowers’ fee interests in the Healthcare Trust MOB Portfolio Properties and by the borrowers’ leasehold interests in certain parcels at each of the Greenville Health System - Greenville, SC property and the Decatur Medical Office Building - Decatur, GA property pursuant to ground leases of space used for additional parking. The ground lease at the Greenville Health System - Greenville, SC property expires in September 2024, automatically extends to September 2026 and will be subsequently extended automatically by additional two-year terms so long as neither party to the lease provides written notice of its intent not to renew at least 180 days prior to the expiration of the then-current term. The current ground rent is approximately $5,069 per month with 3.0% annual increases. The parking at the Greenville Health System - Greenville, SC property is considered legal non-conforming without the ground lease spaces. The ground lease at the Decatur Medical Office Building - Decatur, GA property expires in November 2032 and is subject to one, ten-year extension. The current ground rent is approximately $3,272 per month with 3.0% annual increases. The parking at the Decatur Medical Office Building - Decatur, GA property is considered legal conforming without the ground lease spaces, and the borrower is not required to provide the tenant with the additional parking spaces granted through the ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial

Los Angeles 78 miles
Riverside 31 miles
Wildomar
Iodine Springs Reserve
Greer Ranch
Loma Linda Univ. Medical Center - Murrieta
French Valley
Winchester Rd
Thompson Rd
Clinton Keith Rd
Southwest Healthcare Inland Valley Hospital
Nutmeg St
Murrieta
California Oaks Golf Club
Los Alamos Rd
Briggs Rd
French Valley Village Center
Washington St
Skinner Reservoir
Lake Skinner Recreation Area
French Valley Airport
Borel Rd
Gateway Plaza
California Oaks Center
Southwest Healthcare Rancho Springs Hosp.
Murrieta Town Center
Murrieta Hot Springs
The Golf Club at Rancho California
Village Walk Plaza
Washington Ave
Cole Canyon Natural Park
Madison Square
TEMECULA VALLEY
Murrieta Hot Springs Rd
Winchester Square
Rancho Temecula Town Center
Jefferson Ave
Ynez Rd
Date St
Butterfield Stage
Murrieta Creek
Temecula
Santa Rosa Plateau Ecological Reserve
RIVERSIDE COUNTY
Palm Plaza
Promenade Temecula
La Serena Way
Rancho California Rd
Diaz Rd
Solana Way
Temeku Hills Golf and Country Club
Meadows Village
Rancho California Rd
Temecula Valley Museum
Temecula Town Center
Temecula Community Recreation Center
Cross Creek Golf Club
Temecula Skate Park
Paloma Del Sol
Lake Village
Old Town Temecula
Skorpios Industrial
41915 Business Park Drive
Temecula, CA 92590
Vasquero Rd
Sandia Creek Dr
Redhawk Pavilion
Temecula Pkwy
De Portola Rd
Temecula Valley Hospital
Vail Ranch Plaza
Temecula Creek Inn GC
Pechanga Pkwy
Redhawk Golf Club
Pechanga Creek
Pechanga Resort
Santa Margarita Ecological Reserve
Rainbow Cyn Rd
Journey at Pechanga
PECHANGA RESERVATION
SAN DIEGO COUNTY
Rainbow
Pala Temecula
PALA BAND OF MISSION INDIANS
San Diego 52 miles
LOS ANGELES
SAN BERNARDINO
RIVERSIDE
ANAHEIM
SANTA ANA
Irvine
Murrieta
Temecula
Pacific Ocean
SAN DIEGO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank, AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	9.9%	Net Rentable Area (SF):	450,000
Loan Purpose:	Acquisition	Location:	Temecula, CA
Borrower:	NexPoint Life Sciences III DST	Year Built / Renovated:	1987 / NAP
Borrower Sponsor:	NexPoint Real Estate Advisors, L.P.	Occupancy:	100.0%
Interest Rate:	6.63500%	Occupancy Date:	8/1/2023
Note Date:	8/1/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	8/1/2033	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$16,622,222
Call Protection(2):	L(24),D(93),O(3)	UW Expenses:	$4,892,451
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$11,729,772
Additional Debt(1):	Yes	UW NCF:	$9,858,772
Additional Debt Balance(1):	$15,000,000	Appraised Value / Per SF:	$180,000,000 / $400
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/28/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$167
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$167
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.7%
Replacement Reserve:	$250,000	Springing	$250,000	Maturity Date LTV:	41.7%
TI/LC Reserve:	$3,000,000	Springing	N/A	UW NCF DSCR:	1.95x
Other:	$1,019,792	Springing	N/A	UW NOI Debt Yield:	15.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	37.2%	Purchase Price	$190,000,000	94.2%
Borrower Sponsor Equity	126,761,552	62.8	Closing Costs(5)	7,491,760	3.7
			Reserves	4,269,792	2.1
Total Sources	$201,761,552	100.0%	Total Uses	$201,761,552	100.0%
(1)	The Skorpios Industrial Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $75,000,000. Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the Skorpios Industrial Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of September 1, 2023. Defeasance of the Skorpios Industrial Whole Loan in whole is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the closing date of the BMO 2023-C6 securitization trust in August 2023. The actual lockout period may be longer.
(3)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(4)	Historical financial information is not available due to the acquisition of the Skorpios Industrial Property (as defined below) at origination of the Skorpios Industrial Whole Loan.
(5)	Closing Costs include an interest rate buydown of $1,500,000.

The Loan. The second largest mortgage loan (the “Skorpios Industrial Mortgage Loan”) is part of a whole loan (the “Skorpios Industrial Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $75,000,000. The Skorpios Industrial Whole Loan is secured by a first lien mortgage on the borrower’s fee simple interest in a 450,000 square foot industrial manufacturing property located in Temecula, California (the “Skorpios Industrial Property”). The Skorpios Industrial Whole Loan was co-originated on August 1, 2023, by KeyBank National Association (“KeyBank”) and Argentic Real Estate Finance 2 LLC (“AREF2”). The Skorpios Industrial Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The remaining notes are currently held by KeyBank and AREF2 and are expected to be contributed to one or more future securitization trust(s). The Skorpios Industrial Whole Loan will be serviced pursuant to the BMO 2023-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial

C6 pooling and servicing agreement. The Skorpios Industrial Whole Loan has a 10-year interest only term and accrues interest at a rate of 6.63500% per annum.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2023-C6	Yes
A-2	$10,000,000	$10,000,000	KeyBank	No
A-3	$20,000,000	$20,000,000	BMO 2023-C6	No
A-4	$5,000,000	$5,000,000	AREF2	No
Whole Loan	$75,000,000	$75,000,000

The Property. The Skorpios Industrial Property is a single-tenant industrial manufacturing facility comprised of one, 450,000 square foot, three-story building located on 28.77 acres in Temecula, California. Built in 1987, the improvements are 100.0% occupied by Skorpios Technologies, Inc. (“Skorpios”), which utilizes the building as a semiconductor and chip manufacturing facility. The Skorpios Industrial Property contains four grade-level loading doors, two dock high loading doors, and 24-foot warehouse ceiling heights. Parking is provided by 375 surface parking spaces, which results in a parking ratio of approximately 0.83 spaces per 1,000 square feet. The interior of the building includes fabrication and lab space totaling 88,580 square feet (19.7% of NRA), of which there is approximately 51,000 square feet of Class 100 clean room area across two fabrication spaces. In addition, the Skorpios Industrial Property includes 246,398 square feet (54.8% of NRA) of support space that houses infrastructure to support the fabrication and lab facilities, 18.1% office buildout, 4.5% warehouse/shipping space and a central utility plant representing approximately 2.9% of the NRA.

The Skorpios Industrial Property was acquired by affiliates of CMP Management, LLC in April 2023, coinciding with the commencement of the Skorpios lease on April 10, 2023. On August 1, 2023, the membership interests in the owner of the Skorpios Industrial Property were transferred to the borrower sponsor for a total consideration of $190,000,000, resulting in a loan-to-purchase price ratio of 39.5%.

Sole Tenant. Skorpios Technologies, Inc. (450,000 square feet; 100.0% NRA; 100.0% of underwritten base rent): Based in Albuquerque, New Mexico, Skorpios is a vertically integrated semiconductor and chip developer and manufacturer that has developed differentiated technology in support of the opto-electronic communications ecosystem. Skorpios delivers specialized optical modules and subsystems based upon its proprietary and patented, wafer-scale, heterogeneous integration process known as Tru-SiPhTM. Skorpios’ platform can be used to address a wide range of applications including high speed video, data and voice communications for networking, cloud computing, consumer, and medical. The Skorpios Industrial Property is the sole manufacturing facility for Skorpios and the clean room capabilities that the Skorpios Industrial Property possesses are of limited availability in the market. Skorpios leases 100.0% of the net rentable area via a lease that commenced April 10, 2023, and expires September 10, 2038, with one, 10-year extension option and one, nine-year and six-month extension option. The lease contains no early termination options.

Environmental. According to the Phase I environmental assessment dated July 31, 2023, there was no evidence of any recognized environmental conditions at the Skorpios Industrial Property.

The following table presents certain information relating to the historical and current occupancy of the Skorpios Industrial Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are not available due to the acquisition of the Skorpios Industrial Property at origination of the Skorpios Industrial Whole Loan.
(2)	Current occupancy is based on the underwritten rent roll dated as of August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial

The following table presents certain information relating to the sole tenant at the Skorpios Industrial Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Skorpios	NR/NR/NR	450,000	100.0%	$28.01	$12,604,625	100.0%	9/10/2038(3)

Occupied Collateral Total / Wtd. Avg.		450,000	100.0%	$28.01	$12,604,625	100.0%

Vacant Space		0	0.0%

Collateral Total		450,000	100.0%

(1)	Based on underwritten rent roll dated as of August 1, 2023.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps per the tenant’s lease term through March 2024 totaling $367,125.
(3)	Skorpios has one, 10-year extension option and one, nine-year and six-month extension option.

The following table presents certain information relating to the tenant lease expirations at the Skorpios Industrial Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034 & Beyond	1	450,000	100.0	12,604,625	100.0	450,000	100.0%	$12,604,625	100.0%
Total	1	450,000	100.0%	$12,604,625	100.0%
(1)	Based on underwritten rent roll dated as of August 1, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps per the tenant’s lease through March 2024 totaling $367,125.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial

The following table presents certain information relating to the operating history and underwritten cash flows of the Skorpios Industrial Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	% (2)
Rents in Place(3)	$12,604,625	$28.01	72.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$12,604,625	$28.01	72.0%
Total Reimbursements	4,892,451	10.87	28.0
Net Rental Income	$17,497,076	$38.88	100.0%
(Vacancy / Credit Loss)	(874,854)	(1.94)	(5.0)
Effective Gross Income	$16,622,222	$36.94	95.0%
Total Expenses	$4,892,451	$10.87	29.4%
Net Operating Income	$11,729,772	$26.07	70.6%
Total TI/LC, Capex / RR(4)	1,871,000	4.16	11.3
Net Cash Flow	$9,858,772	$21.91	59.3%
(1)	Historical financial information is not available due to the acquisition of the Skorpios Industrial Property at origination of the Skorpios Industrial Whole Loan.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place includes contractual rent steps per the tenant’s lease through March 2024 totaling $367,125.
(4)	Total TI/LC, Capex / RR includes a credit of $325,000 (approximately $0.72 per square foot) associated with the upfront TI/LC reserve and replacement reserve deposits in the aggregate amount of $3,250,000 (approximately $7.22 per square foot).

The Market. The Skorpios Industrial Property is located in Temecula, Riverside County, California within the Riverside-San Bernardino-Ontario, CA metropolitan statistical area, also known as the Inland Empire. The Inland Empire has developed into one of the largest industrial markets in the United States, largely due to the growing demand for logistics inventory. The city of Temecula offers a central location within the Inland Empire, with downtown San Diego approximately 58 miles to the south and downtown Los Angeles approximately 85 miles to the northwest. Interstate 15 is accessed approximately one half mile from the Skorpios Industrial Property, providing linkages to the surrounding area, including directly to San Diego to the south. Tourism is an additional driver for the Temecula economy, with tourist attractions such as the Temecula Valley Wine County and Old Town Temecula. The three largest employers in Riverside County as of June 30, 2022, are the Temecula Valley Unified School District, Abbott Laboratories and Temecula Valley Hospital.

The Skorpios Industrial Property is located within the South Riverside industrial submarket of the Inland Empire industrial market. According to a third-party market research report, as of the second quarter of 2023, the Inland Empire industrial market had an inventory of approximately 731.7 million square feet, overall vacancy in the market of approximately 3.7% and average asking rent of $13.98 per square foot. As of the second quarter of 2023, the South Riverside industrial submarket had an inventory of approximately 24.1 million square feet, overall vacancy of approximately 5.3% and average asking rent of $16.14 per square foot. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Skorpios Industrial Property was 2,907, 43,264 and 153,200, respectively. The estimated 2022 median household income within the same radii was $57,986, $82,813 and $98,870, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial

The following table presents certain information relating to comparable industrial leases for the Skorpios Industrial Property:

Comparable Rental Summary(1)
Property Name/Location	Year Built	NRA (SF)	Tenant Name	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Skorpios Industrial 41915 Business Park Drive Temecula, CA	1987	450,000(2)	Skorpios(2)	450,000(2)	$28.01(2)	Apr-23(2)	15.4(2)	NNN(2)
Research & Development 1730 Technology Drive San Jose, CA	1977	87,125	QuantumScape	87,125	$27.00	Feb-23	9.6	NNN
Baytech Business Park 150-160 Baytech Drive San Jose, CA	1997	158,221	Procept Biorobotics Corporation	158,221	$27.12	Jan-23	10.2	NNN
Ionis Center 2850 Gazelle Court Carlsbad, CA	2011, 2021	246,000	Ionis	69,000	$63.48	Sep-22	15.0	NNN
Zanker Office/R&D 3151 Zanker Road San Jose, CA	1990	201,500	Nio	201,500	$31.80	Jul-22	10.0	NNN
Automation Parkway 1768 Automation Parkway San Jose, CA	1991	118,488	Foxconn Corporation	118,488	$26.04	May-22	8.0	NNN
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of August 1, 2023.

The following table presents certain information relating to comparable industrial sales for the Skorpios Industrial Property:

Comparable Industrial Sales(1)
Property / Location	NRA (SF)	Year Built	Occupancy		Sale Date	Sale Price		Sale Price PSF		Adjusted Sale Price PSF
Skorpios Industrial Temecula, CA	450,000(2)	1987	100.0	%(2)	Aug-23 (3)	$190,000,000	(3)	$422	(3)	NAP
Ionis Center Carlsbad, CA	246,000	2011, 2021	100.0%		Oct-22	$258,400,000		$1,050		$408
Rancho Vista Center San Diego, CA	809,769	1981	100.0%		Jul-22	$445,000,000		$550		$423
Research & Development Property San Jose, CA	196,647	1997	100.0%		Apr-22	$103,829,000		$528		$347
Palomar R&D Building Carlsbad, CA	205,000	1981	45.5%		Apr-22	$68,000,000		$332		$312
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of August 1, 2023.
(3)	Based on the title settlement statement.

The Borrower. The borrower is NexPoint Life Sciences III DST, a Delaware statutory trust with a signatory trustee that has two independent managers that satisfy the requirements of an independent director. The borrower has master leased the Skorpios Industrial Property to a master tenant affiliated with the guarantor. The master tenant’s interest in all tenant rents was assigned to the borrower and the borrower then assigned its interest in all tenant rents to the lender pursuant to a tenant landlord subordination agreement (the “Tenant Subordination Agreement”). The master lease is subordinate to the Skorpios Industrial Whole Loan and, upon an event of default under the Skorpios Industrial Whole Loan documents, the lender has the right to cause the termination of the master lease. Counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Skorpios Industrial Whole Loan. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial

The Borrower Sponsor. The nonrecourse carve-out guarantor is The Dugaboy Investment Trust, a Delaware irrevocable trust which owns 50% interest in and manages the borrower. The borrower sponsor is NexPoint Real Estate Advisors, L.P. (“NexPoint”), an alternative investment platform comprised of a group of investment advisors and sponsors, a broker-dealer, and other related investment vehicles. NexPoint has over $13.5 billion in assets under management and has been involved in $18.6 billion in real estate transactions. NexPoint’s real estate investment expertise includes experience across a range of property types, including multifamily, single-tenant rental, office and retail, self-storage, and hospitality.

Property Management. The Skorpios Industrial Property is managed by CMP Management, LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,000,000 for tenant improvements and leasing commissions, $1,019,792 for a rent abatement for Skorpios, and $250,000 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments; provided that the monthly escrow for taxes will be waived so long as (i) no Cash Sweep Period (as defined below) has occurred and is continuing, (ii) the Major Tenant (as defined below) is obligated to pay all taxes directly, (iii) the borrower has provided satisfactory evidence of the Major Tenant’s full compliance with such obligation, and (iv) the Major Tenant lease remains in full force and effect.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the premiums payable during the next 12 months; provided that the monthly escrow for insurance will be waived so long as (i) the borrower maintains a blanket insurance policy or (ii) the Major Tenant provides insurance satisfying the requirements of the Skorpios Industrial Whole Loan documents, provided that the following conditions are met: (a) no event of default exists under the Major Tenant lease, (b) the Major Tenant lease is not expired or terminated and is in effect, (c) no event of default exists under the Skorpios Industrial Whole Loan documents, (d) the guarantor under the Major Tenant lease, if any, remains fully liable for the obligations and liabilities under such lease, and (e) the borrower provides satisfactory evidence of all required insurance as required under the Skorpios Industrial Whole Loan documents.

Replacement Reserve – On the next ensuing payment date after the balance of the replacement reserve falls below $250,000 and on each payment date thereafter until the balance of the replacement reserve is at least $250,000, the borrower will pay (or cause the master tenant to pay) into escrow monthly the amount of approximately $9,375 for replacement reserves (equal to approximately $0.25 per square foot annually).

TI/LC Reserve – On the next ensuing payment date after Skorpios reports a year-over-year decline in revenue of 30% or greater and on each payment date thereafter, the borrower will pay (or cause the master tenant to pay) into escrow monthly the amount of $173,625 for TI/LC reserves (equal to approximately $4.63 per square foot annually).

Security Deposit Reserve – Pursuant to the Skorpios lease, Skorpios was required to deposit with the landlord a security deposit, and in the event that Skorpios is in default under its lease, the landlord may draw upon a portion of such security deposit. Upon the lender’s receipt of evidence that the borrower is entitled to draw upon any portion of the Skorpios security deposit and Skorpios no longer has an interest in, or right to, such amount pursuant to the terms of the Skorpios lease, the borrower is required to deposit such amount with the lender.

Lockbox / Cash Management. The Skorpios Industrial Whole Loan is structured with a hard lockbox and in-place cash management. In connection with the origination of the Skorpios Industrial Whole Loan, the borrower delivered a tenant instruction letter requiring the master tenant to deposit all rents payable under the master lease into the clearing account controlled by the lender. The borrower is required to deposit, or cause to be deposited, all revenues otherwise received in connection with the Skorpios Industrial Property into the clearing account within two business days of receipt. All sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and are required to be applied and disbursed in accordance with the Skorpios Industrial Whole Loan documents. Upon the occurrence and during the continuance of a Cash Sweep Period, any excess cash is required to be held by the lender as additional security for the Skorpios Industrial Whole Loan. Pursuant to the Tenant Subordination Agreement, upon the occurrence of an event of default under the Skorpios Industrial Whole Loan documents, the lender is entitled to mandate the use of lockbox accounts or other depository accounts in the name of the master tenant to be maintained under the control and supervision of the lender, for all income of the Skorpios Industrial Property, including all rents, service charges and insurance payments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BMO 2023-C6
No. 2 – Skorpios Industrial

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Skorpios Industrial Whole Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower or principal (which is the signatory trustee while the borrower is a Delaware statutory trust) (in no event can a Cash Sweep Period due to a bankruptcy action of the borrower or principal be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action and such parties simultaneously enter into a replacement assignment of management agreement; (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Skorpios Industrial Whole Loan documents based on the trailing three-month period is less than 1.20x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.25x for two consecutive quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until such Major Tenant Cash Sweep Period is cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of (1) Skorpios or any subsequent tenant under a replacement lease (each, a “Major Tenant”) or (2) a lease guarantor under any Major Tenant lease (if applicable); (ii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure period; (iii) the date on which any Major Tenant gives actual or constructive notice that it intends to discontinue its business at its premises; (iv) the date any Major Tenant lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (v) the date 12 months prior to the expiration date of the Major Tenant lease (provided any remaining extension option has not been properly exercised under the Major Tenant lease); or (vi) the date a Go Dark Trigger (as defined below) has occurred. A Major Tenant Cash Sweep Period will end upon the following: (A) a Lease Replacement Event (as defined below); (B) with respect to clause (i) above, the date that the applicable Major Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Major Tenant lease pursuant to final non-appealable order of a court of competent jurisdiction; (C) with respect to clause (ii) above, the borrower providing the lender with evidence that such default has been cured and no other default under the applicable Major Tenant lease exists; (D) with respect to clause (iii) above, the applicable Major Tenant has rescinded its notice, resumed and maintained operations for not less than 30 days, and provided to the lender an acceptable tenant estoppel; (E) with respect to clause (v) above, the applicable Major Tenant has renewed its lease on terms reasonably satisfactory to the lender (but not for a term of less than five years or for rent below the then market rental rate) and borrower has delivered to the lender all other requirements under the Skorpios Industrial Whole Loan documents (a “Lease Renewal Event”); or (F) with respect to clause (vi) above, the Go Dark Trigger is cured.

A “Lease Replacement Event” means, with respect to any Major Tenant lease, the date on which (x) the borrower or master tenant has (A) entered into a replacement lease for the entire Major Tenant premises with a satisfactory replacement tenant and on terms acceptable to the lender, (B) delivered to the lender all requirements under the Skorpios Industrial Whole Loan documents, and (C) paid all leasing brokerage commissions and tenant improvement costs in connection with the applicable replacement lease and (y) the replacement tenant has taken possession of and is occupying all of the space demised under the replacement lease, is in occupancy, and is paying unabated base rent.

A “Go Dark Trigger” means any Major Tenant (i) is dark in, or removes, equipment and operations from, 53,745 square feet or more of the 80,215 square feet of clean room, lab and manufacturing space located on the second floor of the Skorpios Industrial Property, or (ii) is dark in 50% or more of the office space located on the first floor of the Skorpios Industrial Property. A Go Dark Trigger will end upon applicable Major Tenant resuming ordinary course business operations during customary hours in substantially all of the leased premises.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

LOWER LEVEL
NORDSTROM
Neiman Marcus
POTTERY BARN
LUSH
WILLIAMS SONOMA
VINFAST
ZARA
URBAN OUTFITTERS
KAY
COACH
SEPHORA
GUCCI
PRADA
DOLCE & GABBANA
True Food
ROLEX
Cartier
bloomingdales
VANS
Foot Locker
GARAGE
ALDO
MICHAEL KORS
SAINT LAURENT
Dior
VERSACE
BURBERRY
macy's
amc THEATRES
FOREVER 21
LEVEL 1
Anchor / Major
In-line
Release Parcel
Vacant

NORDSTROM
Neiman Marcus
POTTERY BARN
ZARA
HOLLISTER
PACSUN
TIFFANY & CO.
free people
J.Jill
ecco
VUORI
BANANA REPUBLIC
ANTHROPOLOGIE
ATHLETA
Abercrombie & Fitch
bloomingdales
H&M
macy's
amc THEATRES
VICTORIA'S SECRET
LEGO
FOREVER 21
EXPRESS / EXPRESS
BLANCO
LEVEL 2
Anchor / Major
In-line
Release Parcel
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

Firestone
The Cheesecake Factory
PF CHANG'S
NORDSTROM
Neiman Marcus
NORTH
The Container Store
163
jcpenney
macy's
amc
FOREVER 21
bloomingdale's
N
Collateral
Release Parcel/Area

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Poway
Ramona
Pacific Ocean
Santee
SAN DIEGO
El Cajon
La Mesa
Coronado
National City
Chula Vista
Imperial Beach
TIJUANA
UNITED STATES
MEXICO
Montgomery-Gibbs Executive Airport
Aero Dr.
Ashford St.
San Diego Mesa College
Rady Children's Hospital/ Sharp Memorial
Linda Vista Rd.
Cabrillo Fwy
Jacob Dekema Fwy
Murray Ridge Rd.
Sierra Mesa
Stonecrest Plaza
Escondido Fwy
Mission Vill. Dr.
Kinder Morgan San Diego
Mission City
Snapdragon Stadium
Friars Rd.
Fenton Marketplace
Mission Ctr. Rd.
Serra Mesa
Rio Vista Shopping Center
Linda Vista
Tecolote Canyon Natural Park
Fowler Park and Cunningham Field
Torero Stadium
Linda Vista Rd.
University of San Diego
Friars Mission Center
Hazard Center
Mission Valley Fwy
SAN DIEGO COUNTY
Mission Valley
Friars Rd.
Westfield Mission Valley
Riverwalk Golf Course
SD TROLLEY
COASTER
Fashion Valley Mall
7007 Friars Road
San Diego, CA 92108
Adams Ave.
Mission Valley Fwy
Normal Heights
Presidio Park
Junipero Serra Museum
Fort Stockton
Mission Hills
UCSD Medical Ctr.-Hillcrest
Scripps Mercy Hospital SD
University Heights
El Cajon Blvd.
Sunset Blvd.
OLD TOWN
Utah St.
30th St.
University Ave.
Loma Square
Mission Hills Park
Hillcrest
SAN DIEGO
Pacific Hwy.
Washington St.
San Diego Marine Corps Recruit Depot
Midtown
1st Ave.
4th Ave.
6th Ave.
Richmond St.
Cabrillo Fwy
Upas St.
San Diego International Airport
San Diego Fwy
Park West
San Diego Zoo
Morey Field Sports Complex
BALBOA PARK
Boundary St.
30th St.
SD Natural History Museum
Laurel St.
Fleet Science Center
N. Harbor Dr.
Pacific Hwy.
Juniper St.
SD Automotive Museum
Naval Medical Center
San Diego Air & Space Museum
Balboa Park Municipal Golf Course
LITTLE ITALY
San Diego Bay
Maritime Museum
Balboa Stadium
South Park
One America Plaza
San Diego City College
B St.
Downtown
Broadway
MLK Fwy
USS Midway Museum
HORTON PLAZA
Market St.
North Island Naval Air Station
SEAPORT VILLAGE
GASLAMP QUARTER
San Diego Convention Center
Petco Park
Grant Hill
Imperial Ave.
SD TROLLEY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.3%	Net Rentable Area (SF):	1,377,155
Loan Purpose:	Refinance	Location:	San Diego, CA
Borrower:	Fashion Valley Mall, LLC	Year Built / Renovated(5):	1969 / 2023
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(6):	94.0%
Interest Rate:	5.73000%	Occupancy Date:	5/15/2023
Note Date:	5/25/2023	4th Most Recent NOI (As of)(7):	$82,934,141 (12/31/2019)
Maturity Date:	6/1/2033	3rd Most Recent NOI (As of)(7):	$72,772,653 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(7):	$79,065,945 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(7):	$80,846,012 (TTM 12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy(8):	89.9%
Amortization Type:	Interest Only	UW Revenues(8):	$103,974,716
Call Protection(2):	L(26),D(88),O(6)	UW Expenses(8):	$19,972,427
Lockbox / Cash Management:	Hard / Springing	UW NOI(8):	$84,002,289
Additional Debt(1)(3):	Yes	UW NCF(8):	$82,302,958
Additional Debt Balance(1):	$400,000,000	Appraised Value / Per SF(9):	$1,430,000,000 / $1,038
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/5/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$327
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$327
Insurance:	$0	Springing	N/A	Cut-off Date LTV(9):	31.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(9):	31.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR(8):	3.15x
Gap Rent Reserve:	$4,458,079	$0	N/A	UW NOI Debt Yield(8):	18.7%
Outstanding TI/LC:	$24,345,615	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of T	otal
Whole Loan(1)	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Upfront Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 21 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $450.0 million (the “Fashion Valley Mall Whole Loan”). The Financial Information in the chart above reflects the Fashion Valley Mall Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on July 1, 2023. Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) May 25, 2026 (the “Permitted Release Date”). The assumed lockout period is based on the expected BMO 2023-C6 closing date in August 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	The borrower utilized an approximately $2.5 million property assessed clean energy (“PACE”) loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was approximately $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense. In addition to the existing PACE loan, the related Mortgage Loan agreement permits the borrower to enter into an additional PACE Loan (as defined below) for an amount not to exceed $5,000,000.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The Fashion Valley Mall Property is undergoing a renovation that is planned to be completed by the end of 2023.
(6)	Occupancy includes all tenants in place and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of Retail Development Program (“RDP”) tenants. These RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(7)	The Release Parcels are included in the information regarding the most recent NOIs.
(8)	The Release Parcels are not included in the UW Economic Occupancy, UW Revenues, UW expenses, UW NOI or UW NCF.
(9)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. The actual as-is value of the Fashion Valley Mall Property including the Release Parcels is $1,450,000,000, which results in the Cut-off Date LTV and Maturity Date LTV of 31.0% and 31.0%, respectively. See “Partial Release” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

The Loan. The third largest mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super regional mall in San Diego, California (the “Fashion Valley Mall Property”). The Fashion Valley Mall Whole Loan consists of 21 pari passu notes and accrues interest at a rate of 5.73000% per annum. The Fashion Valley Mall Whole Loan has a ten-year term and is interest-only for the entire term. The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The non-controlling Notes A-3-1, A-3-4 and A-3-5, with an aggregate original principal balance of $50,000,000, will be included in the BMO 2023-C6 securitization trust. The remaining notes are currently held by BANA, JPMCB, BMO, Barclays or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Fashion Valley Mall Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$60,000,000	$60,000,000	BANA	Yes
A-1-2	$55,000,000	$55,000,000	BANK 2023-BNK46(2)	No
A-1-3	$25,000,000	$25,000,000	BBCMS 2023-C20(3)	No
A-1-4(1)	$10,000,000	$10,000,000	BANA	No
A-2-1-1	$30,000,000	$30,000,000	Benchmark 2023-B39	No
A-2-1-2(1)	$5,000,000	$5,000,000	BANK 2023-BNK46(2)	No
A-2-2	$30,000,000	$30,000,000	Benchmark 2023-B39	No
A-2-3	$25,000,000	$25,000,000	Benchmark 2023-B39	No
A-2-4(1)	$10,000,000	$10,000,000	BANK 2023-BNK46(2)	No
A-3-1	$22,500,000	$22,500,000	BMO 2023-C6	No
A-3-2(1)	$20,000,000	$20,000,000	BMO	No
A-3-3	$17,500,000	$17,500,000	BBCMS 2023-C20(3)	No
A-3-4	$15,000,000	$15,000,000	BMO 2023-C6	No
A-3-5	$12,500,000	$12,500,000	BMO 2023-C6	No
A-3-6(1)	$12,500,000	$12,500,000	BMO	No
A-4-1(1)	$35,000,000	$35,000,000	Barclays	No
A-4-2	$25,000,000	$25,000,000	BBCMS 2023-C20(3)	No
A-4-3	$15,000,000	$15,000,000	BBCMS 2023-C20(3)	No
A-4-4(1)	$10,000,000	$10,000,000	Barclays	No
A-4-5(1)	$10,000,000	$10,000,000	Barclays	No
A-4-6(1)	$5,000,000	$5,000,000	Barclays	No
Whole Loan	$450,000,000	$450,000,000
(1)	Expected to be contributed to one or more future securitization(s).
(2)	The BANK 2023-BNK46 securitization transaction is expected to close on or prior to the closing of the BMO 2023-C6 securitization transaction.
(3)	The Fashion Valley Mall Whole Loan will be initially serviced under the BBCMS 2023-C20 pooling and servicing agreement until the securitization of note A-1-1, and on or after the closing date of the securitization of note A-1-1, the Fashion Valley Whole Loan will be serviced under the pooling and servicing agreement for the securitization of note A-1-1.

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

The parcels relating to the Neiman Marcus and JCPenney stores (each, a “Release Parcel”), including their related parking structures and spaces, are permitted to be freely released by the borrower without any payment of a release price, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given to either parcel in the “hypothetical as-is” appraised value. The information relating to the Fashion Valley Mall Property (other than the information regarding the historical cash flow and the tenant sales) in this term sheet does not include the Release Parcels, unless otherwise expressly stated herein. See “Partial Release” below. The information regarding the historical cash flow and the tenant sales with respect to the Fashion Valley Mall Property in this term sheet includes the Release Parcels

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants (excluding three additional RDP tenants) and 96.0% leased including three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.06 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple whose lease commenced on February 1, 2023 and Tesla whose lease expired on January 31, 2022). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

The Fashion Valley Mall Property is currently undergoing an estimated $84.9 million cosmetic renovation that is expected to include removal of outdated architectural elements, installing additional landscaping and an experiential water feature, replacing and relocating escalators and elevators, renovating restrooms, adding outdoor cabana rooms, and building a landscaped park at the food court. The borrower sponsor has spent approximately $34.0 million to date, and the renovation is expected to be fully complete by year-end 2023. We cannot assure you whether such renovations will be completed as expected or at all.

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

The following table presents certain information relating to the historical and current occupancy of the Fashion Valley Mall Property:

Historical and Current Occupancy(1)
2020(2)	2021(2)	2022(2)	Current(3)
96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current Occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. These RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

The following table presents certain information relating to the largest tenants at the Fashion Valley Mall Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	TTM March 2023 Sales $(3)	Sales PSF/Screen(3)	Occ Cost	Lease Expiration Date
Major Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%	$147,000,000	$667	0.1%	12/31/2080
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6	$0.17	33,450	0.05	$40,400,000	$200	0.4%	1/31/2035
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2	$0.17	33,866	0.05	$51,000,000	$260	0.3%	1/31/2026
Major Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%
Other Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%	$7,558,543	$141	25.3%	1/31/2026
AMC Theatres	Caa2/CCC+/NR	51,610	3.7	$30.25	1,561,203	2.1	$8,674,735	$481,930(5)	23.6%	12/31/2024
The Container Store	NR/B/NR	24,432	1.8	$40.00	977,280	1.3	$10,946,269	$448	12.3%	5/31/2030
Zara(6)	NR/NR/NR	21,726	1.6	$104.38	2,267,760	3.1	$27,873,804	$1,283	12.5%	9/30/2022
Pottery Barn	NR/NR/NR	19,920	1.4	$55.81	1,111,639	1.5	$9,321,064	$468	22.7%	1/31/2024
H&M(6)	NR/BBB/NR	14,106	1.0	$67.13	946,934	1.3	$8,576,263	$608	21.6%	1/31/2023
Victoria's Secret	B1/BB-/NR	12,559	0.9	$159.88	2,007,925	2.8	$9,921,287	$790	27.4%	1/31/2025
Other Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,536	14.7%
Remaining Occupied(7)		478,320	34.7%	$129.72	62,046,033	85.2%
Occupied Collateral Total / Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year end 2022.
(4)	The Nordstrom, Bloomingdale’s and Macy’s tenants are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.
(5)	Based on AMC Theatres’ 18 screens.
(6)	Leases for both Zara and H&M are subject to renewal. Both tenants continue to pay rent. We cannot assure you whether or when either lease will be renewed.
(7)	Includes four anchor tenants (Urban Outfitters, Sephora, Louis Vuitton and Anthropologie).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

The following table presents certain information relating to the tenant sales of the Fashion Valley Mall Property:

Tenant Sales(1)
	2017	2018	2019	2020(2)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$1,050,104,045	$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(3)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline < 10,000 SF)	$1,235	$1,410	$1,675	$1,095	$1,503	$1,534	$1,599
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(3)	$966	$989	$998	$895	$1,297	$1,378	$1,424
Occupancy Cost (Inline < 10,000 SF)(4)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(3)(4)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019-2022 and TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(4)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

The following table presents certain information relating to the major tenant sales of the Fashion Valley Mall Property:

Major Tenant Sales(1)
Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

The following table presents certain information relating to the tenant lease expirations of the Fashion Valley Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(1)	% of UW Base Rent Expiring(1)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(1)	Cumulative % of UW Base Rent Expiring(1)
Vacant	NAP	82,587	6.0%	NAP	NAP	82,587	6.0%	NAP	NAP
2023 & MTM	16	65,119	4.7	$7,383,543	10.1%	147,706	10.7%	$7,383,543	10.1%
2024	21	138,793	10.1	9,777,149	13.4	286,499	20.8%	$17,160,692	23.6%
2025	10	40,591	2.9	5,789,837	7.9	327,090	23.8%	$22,950,529	31.5%
2026	8	268,169	19.5	4,432,342	6.1	595,259	43.2%	$27,382,871	37.6%
2027	13	52,290	3.8	6,395,710	8.8	647,549	47.0%	$33,778,581	46.4%
2028	16	56,510	4.1	7,440,994	10.2	704,059	51.1%	$41,219,574	56.6%
2029	16	36,387	2.6	4,722,754	6.5	740,446	53.8%	$45,942,329	63.1%
2030	17	89,563	6.5	9,430,718	12.9	830,009	60.3%	$55,373,047	76.0%
2031	8	19,726	1.4	2,091,762	2.9	849,735	61.7%	$57,464,809	78.9%
2032	8	24,906	1.8	2,871,986	3.9	874,641	63.5%	$60,336,795	82.8%
2033	18	62,768	4.6	10,362,452	14.2	937,409	68.1%	$70,699,248	97.1%
2034 & Thereafter	7	439,746	31.9	2,132,637	2.9	1,377,155	100.0%	$72,831,885	100.0%
Total	158	1,377,155	100.0%	$72,831,885	100.0%
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is a part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allotted, observations during 2020 reconnaissance, the potential of an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

The following table presents certain information relating to the historical and underwritten cash flows of the Fashion Valley Mall Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021	2022	Underwritten(3)	Per SF	%(4)
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702	$45.44	55.8%
Contractual Rent Steps(5)	0	0	0	0	1,475,982	1.07	1.3
Gross Up Vacancy	0	0	0	0	9,925,306	7.21	8.9
Overage Rent(6)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	4.73	5.8
Percentage Rent in Lieu(6)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	1.64	2.0
Expense Reimbursement	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	21.29	26.2
Net Rental Income	$96,978,669	$94,807,013	$93,180,692	$94,836,765	$112,076,890	$81.38	100.0%
Vacancy / Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	8.22	10.1
Temporary Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	0.89	1.1
Other Income(7)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.45	1.8
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	$75.50	92.8%
Total Expenses(8)	18,769,473	16,856,897	17,953,015	19,298,501	19,972,427	14.50	19.2
Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	$61.00	80.8%
Capital Expenditures	0	0	0	0	195,237	0.14	0.2
TI/LC	0	0	0	0	1,504,094	1.09	1.4
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	$59.76	79.2%
(1)	Based on the underwritten rent roll dated May 15, 2023 with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Underwritten financials exclude all income and expense related to the Release Parcels, which are included in the historical financial information.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Contractual Rent Steps were taken through May 2024.
(6)	Underwritten Overage Rent and Underwritten Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(7)	Other Income is based on the borrower sponsor's projections. Includes Media Participation, Simon Ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage. $80,000 of projected parking income expenses are excluded from underwritten expenses too.
(8)	Total Expenses includes debt service for the existing PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property, which is a recoverable expense. The existing PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was approximately $866,043. The borrower is permitted to obtain an additional PACE loan up to $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.

The Market. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

The following table presents certain information relating to comparable retail centers for the Fashion Valley Mall Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(2)	94.0%(2)	NAP	$1,424(3)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$970	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / N/A	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	10.0 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	11.0 miles	$496	Burlington JCPenney Macy’s
(1)	Based on a third party report, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 15, 2023.
(3)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales PSF inclusive of tenants that have been open for 12 months or more.

The Borrower. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Fashion Valley Mall borrower delivered a non-consolidation opinion in connection with the origination of the Fashion Valley Mall Whole Loan.

The Borrower Sponsors. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s: A3, S&P: A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of June 2023, Simon had an equity market capitalization of over $41 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, NY and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of March 31, 2022, Prime Property Fund managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event, or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced with 60 days or the bankruptcy action with respect to the borrower or property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None. However, the related Mortgaged Property is encumbered by an existing PACE loan in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the borrower. As of the origination date of the Fashion Valley Mall Mortgage Loan, the amount outstanding on the existing PACE loan including all interest and administrative expenses was $866,043.38. In addition, the Fashion Valley Mall Mortgage Loan agreement permits the borrower to obtain an additional PACE loan or similar loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BMO 2023-C6
No. 3 – Fashion Valley Mall

Partial Release. The borrower may obtain a release of one or more Release Parcel (as defined above) for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no loan event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street

CX – 250 Water Street
250 Water Street
Cambridge, MA 02141
Medford
Somerville
MIDDLESEX COUNTY
CAMBRIDGE
Charlestown
Bunker Hill
North End
Downtown Boston
Beacon Hill
Back Bay
BOSTON
South End
SUFFOLK COUNTY
NORFOLK COUNTY
Brookline
South Boston
Magoun Square
Inman Square
Mystic River
Charles River
Boston Harbor
Logan Intl. Airport 1 mile
Northern Expwy
Tobin Bridge
Sumner Tunnel
Callahan Tunnel
Mass Turnpike
Mass Pike
Meadow Glen
Assembly Row
Foss Park
Twin City Plaza
Philips Research
Sanofi
Hood Business Park
Cambridge College
Bunker Hill Community College
USS Constitution Museum
EF Education First
CambridgeSide
Museum of Science
TD Garden
Mass. General Hospital
JFK Federal Building
Faneuil Hall
New England Aquarium
State House
100 Federal St.
Boston Common
Emerson College
Tufts Univ. School of Medicine
Fisher College
Prudential Center
Hynes Conv. Ctr.
111 Huntington Ave
Boston Convention & Exhibition Ctr.
Boston University
Fenway Park
Wheelock College
Momenta Pharmaceuticals
Biogen
Draper Laboratory
Moderna
MIT Museum
Great Dome
MIT Wong Auditorium
MIT Plasma Science and Fusion Ctr.
Massachusetts Institute of Technology
Briggs Field
Gallery 263
Memorial Plaza
Harvard University
War Memorial Recreation Center
Cambridge Health Alliance
Spaulding Hospital Cambridge
Sanders Theatre
Harvard Museum of Natural History
American Academy of Arts and Sciences
Harvard St
Main St
Broadway
Medford St
Cedar St
Lowell St
Highland Ave
Pearl St
Summer St
Beacon St
Somerville Ave
Washington St
Cambridge St
Western Ave
River St
Magazine St
Brookline St
Albany St
Vassar St
Binney St
Alford St
Medford St
Bunker Hill St
High St
Storrow Dr.
Commonwealth Ave
HARVARD BRIDGE
CHARLESTOWN BRIDGE
BOSTON UNIV. BR.
GREEN LINE
RED LINE
ORANGE LINE
BLUE LINE
MBTA FITCHBURG MAIN LINE
MBTA LOWELL LINE
93
90
28
38
16
99
2A
3
2
1
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Lexington
Winchester
Malden
Arlington
Revere
Everett
Chelsea
Belmont
Waltham
Watertown
Winthrop
Atlantic Ocean
Newton
Brookline
Wellesley
Needham
Dorchester
Quincy
Milton
Dedham
Dover
Westwood
Weymouth
Hingham
Norwood
Braintree
Randolph
Medfield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$46,200,000	Title:	Fee
Cut-off Date Principal Balance(1):	$46,200,000	Property Type – Subtype:	Mixed Use – Lab / Office
% of IPB:	7.6%	Net Rentable Area (SF):	479,004
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrower:	DW Propco EF, LLC	Year Built / Renovated:	2022 / NAP
		Occupancy:	98.7%
Borrower Sponsors:	DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System and Teacher Retirement System of Texas	Occupancy Date:	1/27/2023
		4th Most Recent NOI (As of)(6):	NAV
Interest Rate(2):	5.50950%	3rd Most Recent NOI (As of)(6):	NAV
Note Date:	1/27/2023	2nd Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(2):	2/10/2033	Most Recent NOI (As of)(6):	NAV
Interest-only Period(2):	120 months	UW Economic Occupancy:	99.0%
Original Term(2):	120 months	UW Revenues:	$62,561,733
Original Amortization Term:	None	UW Expenses:	$13,277,931
Amortization Type(2):	Interest Only – ARD	UW NOI:	$49,283,802
Call Protection(3):	L(24),YM1(6),DorYM1(83),O(7)	UW NCF:	$49,164,051
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$1,090,000,000 / $2,276
Additional Debt(1):	Yes	Appraisal Date:	1/1/2023
Additional Debt Balance(1):	$485,300,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$1,110
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,110
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV(7):	48.8%
TI/LC:	$0	Springing	N/A	Maturity Date LTV(2)(7):	48.8%
Other Reserves(5):	$17,593,844	$0	N/A	UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Whole Loan(1)	$531,500,000	98.	6%	Loan Payoff	$473,876,626	87.9%
Borrower Sponsor Equity	7,497,903	1.	4	Outstanding TI Payment(8)	44,192,678	8.2
				Reserves	17,593,844	3.3
				Closing Costs	3,334,755	0.6

Total Sources	$538,997,903	100.	0%	Total Uses	$538,997,903	100.0%
(1)	The CX – 250 Water Street Mortgage Loan (as defined below) is part of the CX – 250 Water Street Whole Loan (as defined below) which is comprised of 21 pari passu promissory notes with an aggregate original balance of $531,500,000. The CX – 250 Water Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Banks USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”).
(2)	The CX – 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX – 250 Water Street Whole Loan is 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000%. The metrics presented above are calculated based on the ARD.
(3)	The CX – 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period is based on the expected BMO 2023-C6 closing date in August 2023. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The Other Reserves represents a Base Building Work Reserve ($5,932,952), an Outstanding TI/LC Reserve ($7,160,274.31) and an Outstanding Linkage Fees Reserve ($4,500,617.42).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street
(6)	Historical financial information is not applicable because the CX – 250 Water Street Property (as defined below) was built in 2022.
(7)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization” as of January 1, 2023, which assumes that remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 55.4% for the CX – 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.8% for the CX – 250 Water Street Whole Loan.
(8)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

The Loan. The fourth largest mortgage loan (the “CX – 250 Water Street Mortgage Loan”) is part of a whole loan (the “CX – 250 Water Street Whole Loan”) that is evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by a first priority fee mortgage encumbering a 479,004 SF mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX – 250 Water Street Property”). The CX – 250 Water Street Whole Loan was co-originated by BANA, WFB, GS and 3650. The CX – 250 Water Street Mortgage Loan, with an aggregate original principal amount of $46,200,000, is evidenced by the non-controlling Notes A-9-2, A-13, A-15, and A-16, originated by WFB. The remaining promissory notes comprising the CX – 250 Water Street Whole Loan are summarized in the below table. The CX – 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 trust until the securitization of the controlling Note A-1, whereupon the CX – 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The relationship between the holders of the CX – 250 Water Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. After the ARD, the interest rate will increase to the greater of (i) 7.50950%, and (ii) the sum of the swap rate in effect on the ARD plus 4.28000% (the “Adjusted Interest Rate”), however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management” below. From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at the rate of 5.50950% per annum.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,250,000	$56,250,000	BANA(1)	Yes
A-5, A-9-1	72,000,000	72,000,000	BANK 2023-BNK46	No
A-2, A-6, A-8	75,125,000	75,125,000	BBCMS 2023-C20	No
A-3, A-7	55,000,000	55,000,000	BANA(1)	No
A-4, A-12	55,000,000	55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	65,625,000	65,625,000	MSWF 2023-1	No
A-9-2, A-13, A-15, A-16	46,200,000	46,200,000	BMO 20203-C6	No
A-17, A-18	53,150,000	53,150,000	Benchmark 2023-B38	No
A-19, A-20	53,150,000	53,150,000	3650(1)	No
Whole Loan	$531,500,000	$531,500,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The CX - 250 Water Street Property consists of a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco, which owns all but four parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over 16 buildings, 2.1 million square feet of science and technology space, 2.4 million square feet of residential space, 100,000 square feet of dining and retail space and 11 acres of green and open space. Major tenants at the development include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX - 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% NRA), office space (approximately 40.0% NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike storage, a fitness center and an indoor solarium. The CX - 250 Water Street Property has 15’ - 20’ ceiling heights and five passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks. The CX - 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”).

Sole Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly-owned subsidiary of BMY (rated A2/A+ by Moody’s/S&P), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022. As of August 1, 2023, BMY had a market capitalization of approximately $128.5 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and is anticipated to take occupancy in the third quarter of 2023. There can be no assurance that the tenant will complete such work or take occupancy as expected.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through October 31, 2037, with two, 10-year renewal options and no termination option. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX - 250 Water Street Property were July 1, 2022 (for floor 9) and November 1, 2022 (for all other floors). The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its floor 9 space, which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.

Environmental. The Phase I environmental assessment (“ESA”) dated May 24, 2022 identified a controlled recognized environmental condition at the CX - 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX - 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX - 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street

The following table presents certain information relating to the historical and current occupancy of the CX – 250 Water Street Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
NAV	NAV	NAV	NAV	98.7%
(1)	Historical occupancies are not applicable because the CX – 250 Water Street Property was built in 2022.
(2)	Current Occupancy is based on the underwritten rent roll dated as of January 27, 2023.

The following table presents certain information relating to the sole tenant based on underwritten base rent at the CX – 250 Water Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
E.R. Squibb & Sons LLC	A2/A+/NR	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037
E.R. Squibb & Sons LLC(3)	A2/A+/NR	56,680	11.8%	$105.00	$5,951,400	13.9%	10/31/2037
Largest Tenants		472,580	98.7%	$90.48	$42,758,550	100.0%
Remaining Tenants		0	0.0	$0.00	0	0.0
Total Occupied		472,580	98.7%	$90.48	$42,758,550	100.0%
Vacant Space		6,424	1.3
Total / Wtd. Avg.		479,004	100.0%

(1)	Based on the underwritten rent roll dated January 27, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its floor 9 space on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street

The following table presents certain information relating to tenant lease expirations at the CX – 250 Water Street Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,424	1.3%	NAP	NAP	6,424	1.3%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	6,424	1.3%	$0	0.0%
2024	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2025	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2026	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2027	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2028	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2029	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2030	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2031	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2032	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2033	0	0	0.0	0	0.0	6,424	1.3%	$0	0.0%
2034 & Beyond	2	472,580	98.7	42,758,550	100.0	479,004	100.0%	$42,758,550	100.0%
Total	2	479,004	100.0%	$42,758,550	100.0%
(1)	Based on the underwritten rent roll dated January 27, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule

The following table presents certain information relating to operating history and underwritten cash flows at the CX – 250 Water Street Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$43,079,750	$89.94	68.2%
Straight Line Rent(4)	5,689,409	11.88	9.0
Total Reimbursements	12,827,911	26.78	20.3
Parking Income	1,596,600	3.33	2.5
Gross Potential Rent	$63,193,670	$131.93	100.0%
(Vacancy/Credit Loss)	(631,937)	(1.32)	(1.3)
Effective Gross Income	$62,561,733	$130.61	99.0%
Real Estate Taxes	6,619,604	13.82	10.6
Insurance	355,155	0.74	0.6
Management Fee	1,564,043	3.27	2.5
Other Operating Expenses	4,739,129	9.89	7.6
Total Expenses	$13,277,931	$27.72	21.2%
Net Operating Income	$49,283,802	$102.89	78.8%
Replacement Reserves	119,751	0.25	0.2
TI/LC	0	0.00	0.0
Net Cash Flow	$49,164,051	$102.64	78.6%
(1)	Historical financial information is not available because the CX - 250 Water Street Property was built in 2022.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the in-place rent roll dated January 27, 2023 for contractual leases.
(4)	Straight Line Rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street

The Market. The CX - 250 Water Street Property is located within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

The following table presents the submarket statistics for the laboratory space in the Cambridge market:

Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street

The following table presents certain information relating to comparable office leases in the surrounding market:

Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(3)				10.0		218,180	$103.26		$150.00

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated January 27, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

The Borrower. The borrowing entity for the CX - 250 Water Street Whole Loan is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower.

The Borrower Sponsors. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of March 31, 2023, Divco had over $17.9 billion in assets under management. Since inception, Divco has acquired approximately 60.0 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $315.6 billion as of June 30, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.1% (approximately $50.8 billion as of June 30, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

Property Management. The CX - 250 Water Street Property is managed by DivcoWest Real Estate Services, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $7,160,274 for a reserve with respect to outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for a base building reserve with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for a reserve with respect to outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

Tax Escrows – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street

Insurance Escrows – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated annual insurance premiums.

TI/LC Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into the TI/LC reserve.

A “Trigger Period” will occur:

(i)	commencing upon the ARD (with no cure or end date);
(ii)	commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until such event of default is waived or cured;
(iii)	commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200; or
(iv)	during a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i) the earliest to occur of:

(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);

(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or

(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);

(ii) the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;

(iii) solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment-grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the CX – 250 Water Street Property and the same has not been subleased in accordance with the terms of the CX – 250 Water Street Whole Loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;

(iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or

(v) the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A)	if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(B)	if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the CX – 250 Water Street Whole Loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(C)	if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;
(D)	if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BMO 2023-C6
No. 4 – CX – 250 Water Street
(E)	if triggered in the case of clause (iv) above, the date on which the subject default has been cured;
(F)	if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;
(G)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or
(H)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the E.R. Squibb & Sons, LLC leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox / Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the CX – 250 Water Street Whole Loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BMO 2023-C6
No. 5 – Marriott Philadelphia West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BMO 2023-C6
No. 5 – Marriott Philadelphia West

Marriott Philadelphia West
111 Crawford Avenue
West Conshohocken, PA 19428
Blue Bell
Ambler
AMBLER
Wings Field
Walton Rd
Skippack Pike
Township Line Rd
Butler Pike
PA Tpke Northeast Ext.
Swede Square
Northtowne Plaza
New Hope St
Norristown
Plymouth Country Club
Plymouth Meeting Mall
Harriet Wetherill Park
Fort Washington State Park
Sunnybrook Golf Course
Philadelphia Cricket Club
Pennsylvania Tpke
Flourtown Rd
Germantown Pike
Ridge Pike
MONTGOMERY COUNTY
Plymouth Meeting
Green Valley Country Club
Whitemarsh Valley Country Club
Lafayette Hill
Chestnut Hill College
King of Prussia
BRIDGEPORT
KING MANOR
NORRISTOWN LINE
SEPTA ROUTE 100
Valley Forge Center
King of Prussia Mall
Gulph Rd
Schuylkill Expwy
HUGHES PARK
Gulph Mills GC
Conshohocken
CONSHOHOCKEN
Butler Pike
Ridge Pike
Fairmount Park
Eagle Lodge Country Club
McKaig Nature Educ. Ctr.
GULPH MILLS
Gulph Mills
Conshohocken Station
Wayne
West Conshohocken
Woodmont
Philadelphia Country Club
PHILADELPHIA
SEPTA
Schuylkill River
MIQUON
NORRISTOWN LINE
PHILADELPHIA COUNTY
MATSONFORD
Cabrini College
Eastern University
Villanova Conference Center
COUNTY LINE
Spring Mill Rd
Gladwyne
ST. DAVIDS
RADNOR
Villanova University
Villanova
VILLANOVA
Ithan
Lower Merion Township Park
Schuylkill Expwy
IVY RIDGE
MANAYUNK
Radnor
VILLANOVA STADIUM
Rosemont College
Bryn Mawr
GARRETT HILL
SEPTA
ROSEMONT
Bryn Mawr College
SEPTA THORNDALE LINE
BRYN MAWR
Lower Merion
Penn Valley
Radnor Valley CC
Overbrook Golf Course
Sproul Rd
Bryn Mawr Ave
HAVERFORD
Montgomery Ave
Bala Cynwyd
Haverford College
ARDMORE
Narberth
NARBETH
CYNWYD
Merion Golf Club
ROUTE 100
DELAWARE COUNTY
Ardmore
WYNNEWOOD
ARDMORE AVE
MERION
The Barnes Foundation
BALA
ARDMORE JUNCTION
WYNNEWOOD RD
Phila. Intl. Airport 18 miles
PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
CAMDEN
TRENTON
WILMINGTON
Norristown
King of Prussia
Conshohocken
Doylestown
Lambertville
Flemington
Princeton
Hopewell
Quakertown
Pottstown
Horsham
Newtown
Bensalem
Levittown
Burlington
Moorestown
Mount Laurel
Mount Holly
Cherry Hill
Medford Township
Chester
Chester Heights
Media
Malvern
Wayne
Ardmore
Lindenwold
Swedesboro
Woodbury
Gloucester Township

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BMO 2023-C6
No. 5 – Marriott Philadelphia West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB, AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$34,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$33,979,723	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	5.6%	Net Rentable Area (Rooms):	289
Loan Purpose:	Refinance	Location:	West Conshohocken, PA
Borrower:	CP Philly West, LLC	Year Built / Renovated:	1991 / 2021
Borrower Sponsors:	William J. Yung III, Martha Yung,	Occupancy / ADR / RevPAR:	55.1% / $193.78 / $106.76
	William J. Yung IV, Joseph A. Yung,	Occupancy / ADR / RevPAR Date:	TTM 3/31/2023
	Julie A. Haught, Judith A. Yung,	4th Most Recent NOI (As of)(3):	$70,585 (12/31/2020)
	Jennifer A. Yung, Michelle M.	3rd Most Recent NOI (As of)(3):	$2,859,922 (12/31/2021)
	Christensen and Scott A. Yung	2nd Most Recent NOI (As of)(3):	$5,347,365 (12/31/2022)
Interest Rate:	7.15400%	Most Recent NOI (As of):	$5,579,727 (TTM 3/31/2023)
Note Date:	6/28/2023	UW Occupancy / ADR / RevPAR:	55.1% / $193.78 / $106.76
Maturity Date:	7/11/2033	UW Revenues:	$15,006,239
Interest-only Period:	None	UW Expenses:	$9,450,393
Original Term:	120 months	UW NOI:	$5,555,846
Original Amortization Term:	360 months	UW NCF:	$4,805,534
Amortization Type:	Amortizing Balloon	Appraised Value / Per Room:	$78,400,000 / $271,280
Call Protection(2):	L(25),D(91),O(4)	Appraisal Date:	4/28/2023
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$4,997,018
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$134,868
Taxes:	$63,756	$31,878	N/A	Maturity Date Loan / Room:	$118,215
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.7%
FF&E Reserve:	$0	$62,526	N/A	Maturity Date LTV:	43.6%
Other Reserves(5):	$311,000	Springing	$311,000	UW NCF DSCR:	1.52x
				UW NOI Debt Yield:	14.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$39,000,000	100.0%	Loan Payoff	$33,348,176	85.5%
			Return of Equity	4,923,168	12.6
			Upfront Reserves	374,756	1.0
			Closing Costs	353,900	0.9
Total Sources	$39,000,000	100.0%	Total Uses	$39,000,000	100.0%
(1)	The Marriott Philadelphia West Mortgage Loan (as defined below) is part of the Marriott Philadelphia West Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original balance of $39,000,000. The Marriott Philadelphia West Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”). For additional information, see “The Loan” below. The financial information presented above is calculated based on the Marriott Philadelphia West Whole Loan
(2)	Defeasance of the Marriott Philadelphia West Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Marriott Philadelphia West Whole Loan to be securitized and (b) July 11, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2023-C6 securitization trust in August 2023. The actual lockout period may be longer.
(3)	The increase in NOI from 2020 to 2021 and from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021, as well as a 20.5% increase in ADR and 13.2% increase in occupancy from 2021 to 2022 and increased Food & Beverage revenue.
(4)	For full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	Other Reserves include an initial seasonality reserve of $311,000 and a springing monthly seasonality reserve of $44,430. See “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BMO 2023-C6
No. 5 – Marriott Philadelphia West

The Loan. The fifth largest mortgage loan (the “Marriott Philadelphia West Mortgage Loan”) is part of a whole loan (the “Marriott Philadelphia West Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $39,000,000 secured by a first lien mortgage on the borrower’s fee interest in a 289-room full-service hospitality property located in West Conshohocken, Pennsylvania (the “Marriott Philadelphia West Property”). The Marriott Philadelphia West Whole Loan was originated on June 28, 2023 by Wells Fargo Bank, National Association (“WFB”) and has a 10-year term that amortizes on a 30-year amortization schedule and accrues interest at a fixed rate of 7.15400% per annum. The non-controlling Notes A-2-1 and -A-2-2, which had an original principal balance of $12,500,000, was sold to Argentic Real Estate Finance 2, LLC (“AREF2”) on June 30, 2023. The scheduled maturity date of the Marriott Philadelphia West Whole Loan is July 11, 2033. The Marriott Philadelphia West Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2-2, with an aggregate outstanding principal balance as of the Cut-off Date of $33,979,723. The Marriott Philadelphia West Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C6 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$26,500,000	$26,484,196	BMO 2023-C6	Yes
A-2-1	$7,500,000	$7,495,527	BMO 2023-C6	No
A-2-2	$5,000,000	$4,997,018	AREF2(1)	No
Whole Loan	$39,000,000	$38,976,741
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Marriott Philadelphia West Property is a 17-story, 289-room, full-service hotel located in West Conshohocken, Pennsylvania. The Marriott Philadelphia West Property was originally constructed in 1991 and the sponsor has invested approximately $6.2 million ($21,594 per key) on capital expenditures between 2018 and 2022. Renovations included upgrades to guestroom bathrooms and soft goods as well as improvements to meeting space.

The Marriott Philadelphia West Property contains 185 king guestrooms, 97 double queen guestrooms, three queen guestrooms and four double guestrooms. Amenities at the Marriott Philadelphia West Property include approximately 7,600 square feet of meeting space, a restaurant (Legends Bar & Grill/170 seats), two rewards member lounges, an indoor pool, fitness center, and business center. In addition, the Marriott Philadelphia West Property includes 351 parking spaces via a four-story parking garage located adjacent to the east side of the hotel as well as surface parking.

The franchise agreement between the borrower and Marriott International, Inc. (“Marriott”), commenced on January 9, 2018 and expires on January 9, 2038. Among other things, the franchise agreement requires the borrower to pay Marriott, on a monthly basis, a royalty fee of 6.0% of gross room revenue and 3.0% of gross food and beverage revenue.

The Marriott Philadelphia West Property is the only full service hotel in the Conshohocken submarket. According to the appraisal, the estimated demand segmentation for the Marriott Philadelphia West Property consisted of 50.0% commercial, 30.0% meeting and group, and 20.0% leisure.

The following table presents certain information relating to the demand analysis with respect to the Marriott Philadelphia West Property based on market segmentation, as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Meeting & Group	Leisure	Commercial
Marriott Philadelphia West	289	30%	20%	50%
(1)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BMO 2023-C6
No. 5 – Marriott Philadelphia West

The following tables present certain information relating to the current and historical occupancy, ADR and RevPAR at the Marriott Philadelphia West Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott Philadelphia West(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	66.5%	$136.05	$90.54	60.5%	$187.70	$113.58	90.9%	138.0%	125.4%
2020	31.9%	$112.36	$35.82	24.3%	$155.84	$37.94	76.4%	138.7%	105.9%
2021	42.8%	$123.78	$53.04	40.7%	$157.19	$63.95	94.9%	127.0%	120.6%
2022	52.6%	$145.98	$76.82	53.9%	$189.48	$102.09	102.4%	129.8%	132.9%
TTM(4)	56.0%	$150.21	$84.17	54.3%	$198.23	$107.73	97.0%	132.0%	128.0%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Marriott Philadelphia West Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Competitive Set and the Marriott Philadelphia West Property TTM are based on data provided by a third-party hospitality research report. The Competitive Set includes Crowne Plaza Philadelphia King of Prussia, DoubleTree by Hilton Hotel Suites Hotel Philadelphia West, Embassy Suites by Hilton Philadelphia Valley Forge, Hyatt House Philadelphia Plymouth Meeting, Residence Inn Philadelphia Conshohocken, Hyatt House King of Prussia, DoubleTree by Hilton, the Alloy King of Prussia and Sheraton Hotel Valley Forge.
(3)	2019-2022 Occupancy, ADR and RevPAR for the Marriott Philadelphia West Property are based on the underwritten cash flow.
(4)	TTM represents the trailing 12-month period ending June 30, 2023.

Environmental. According to the Phase I environmental assessment dated May 4, 2023, there was no evidence of any recognized environmental conditions at the Marriott Philadelphia West Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Marriott Philadelphia West Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	60.5%	24.3%	40.7%	53.9%	55.1%	55.1%
ADR	$187.70	$155.84	$157.19	$189.48	$193.78	$193.78
RevPAR	$113.58	$37.94	$63.95	$102.09	$106.76	$106.76

Room Revenue	$11,980,954	$4,012,740	$6,745,622	$10,768,482	$11,261,755	$11,261,755	$38,968	75.0%
Food & Beverage Revenue	4,361,506	821,926	1,912,290	3,122,469	3,300,335	3,300,335	11,420	22.0
Other Revenue(4)	472,471	311,058	417,283	442,573	444,149	444,149	1,537	3.0
Total Revenue	$16,814,931	$5,145,725	$9,075,195	$14,333,524	$15,006,239	$15,006,239	$51,925	100.0%

Room Expense	$2,708,296	$1,197,512	$1,787,227	$2,650,319	$2,790,059	$2,790,059	$9,654	24.8%
Food & Beverage Expense	2,620,528	597,696	947,831	1,541,935	1,654,174	1,654,174	5,724	50.1
Other Departmental Expenses	22,571	9,151	11,350	17,091	17,522	17,522	61	3.9
Departmental Expenses	$5,351,395	$1,804,360	$2,746,409	$4,209,345	$4,461,755	$4,461,755	$15,439	29.7%

Departmental Profit	$11,463,536	$3,341,365	$6,328,786	$10,124,179	$10,544,484	$10,544,484	$36,486	70.3%

Management Fee	$487,365	$151,420	$265,208	$418,089	$437,395	$450,187	$1,558	3.0%
Marketing and Franchise Fee	2,268,903	731,381	952,099	1,452,502	1,537,904	1,537,904	5,321	10.2
Other Undistributed Expenses	2,229,165	1,526,861	1,567,923	2,101,921	2,174,245	2,174,245	7,523	14.5
Total Undistributed Expenses	$4,985,434	$2,409,662	$2,785,230	$3,972,512	$4,149,544	$4,162,336	$14,403	27.7%

Real Estate Taxes	$485,972	$494,380	$275,052	$355,452	$360,670	$371,759	$1,286	2.5%
Property Insurance	391,452	366,739	408,582	448,850	454,543	454,543	1,573	3.0
Net Operating Income(5)	$5,600,678	$70,585	$2,859,922	$5,347,365	$5,579,727	$5,555,846	$19,224	37.0%

FF&E	0	0	0	0	0	750,312	2,596	5.0
Net Cash Flow	$5,600,678	$70,585	$2,859,922	$5,347,365	$5,579,727	$4,805,534	$16,628	32.0%
(1)	TTM represents the trailing 12-month period ending March 31, 2023.
(2)	Per Room values are based on 289 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	Other Revenue includes primarily rental income (rooftop) and telephone/internet revenue.
(5)	The decrease in Net Operating Income (“NOI”) from 2019 to 2020 and the increase in NOI from 2020 to 2021 and from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021, as well as a 20.5% increase in ADR and 13.2% increase in occupancy from 2021 to 2022 and increased Food & Beverage revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BMO 2023-C6
No. 5 – Marriott Philadelphia West

The Market. The Marriott Philadelphia West Property is located on the corner of Crawford Avenue and Front Street in downtown West Conshohocken, Pennsylvania, approximately 14.2 miles northwest of Philadelphia. The Marriott Philadelphia West Property is located along the Schuykill River and is in an area primarily comprised of residential and commercial uses including hotel, retail, office, and restaurants. Villanova University is located 3.3 miles south of the Marriott Philadelphia West Property and King of Prussia Mall is approximately 5 miles west of the Marriott Philadelphia West Property. The Marriott Philadelphia West Property benefits from access to Interstate 76 and the Philadelphia International Airport, which is approximately 21.0 miles south of the Marriott Philadelphia West Property. According to the appraisal, the Marriott Philadelphia West Property is located in an affluent area with estimated 2022 average household income of $162,299 within the 3.0 mile radius.

According to the appraisal, there are no directly competitive properties that are either proposed or under construction in the subject area.

The following table presents certain information relating to the primary competition for the Marriott Philadelphia West Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2022 Occupancy	Estimated 2022 ADR	Estimated 2022 RevPAR
Marriott Philadelphia West(2)	289	1991	55.1%	$193.78	$106.76
Courtyard Philadelphia City Avenue	333	1986	45.0% - 50.0%	$130.00 - $140.00	$60.00 - $70.00
Hilton Philadelphia City Avenue	207	N/A	45.0% - 50.0%	$180.00 - $190.00	$80.00 - $90.00
Crowne Plaza Philadelphia King of Prussia	227	1969	50.0% - 55.0%	$140.00 - $150.00	$70.00 - $80.00
DoubleTree by Hilton the Alloy King of Prussia	327	1971	45.0% - 50.0%	$140.00 - $150.00	$60.00 - $70.00
Sheraton Hotel Valley Forge	180	1973	55.0% - 60.0%	$170.00 - $180.00	$90.00 - $100.00
Residence Inn Philadelphia Conshohocken	137	2001	50.0% - 55.0%	$180.00 - $190.00	$100.00 - $110.00
DoubleTree by Hilton Hotel Suites Hotel Philadelphia West	253	1994	45.0% - 50.0%	$130.00 - $140.00	$50.00 - $60.00
Total Avg. Competitive Set			49.2%	$159.82	$78.66
(1)	Source: Appraisal.
(2)	Occupancy, ADR and RevPAR are based on operating statements provided by the borrower dated as of March 31, 2023.

The Borrower. The borrower is CP Philly West, LLC a Delaware limited liability company and single-purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Philadelphia West Whole Loan.

The Borrower Sponsors. The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately-owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 41 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

CSC has had numerous properties subject to foreclosures and deeds in lieu of foreclosure since 2009. For additional information please see “Description of the Mortgage Pool - Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Marriott Philadelphia West Property is currently managed by Crestview Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Marriott Philadelphia West Whole Loan, the borrower deposited approximately (i) $63,756 into a real estate tax reserve account and (ii) $311,000 into a seasonality reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $31,878).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived provided (i) no event of default is continuing and (ii) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BMO 2023-C6
No. 5 – Marriott Philadelphia West

insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion. At origination of the Marriott Philadelphia West Whole Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) greater of 1/12th or 5% of the underwritten revenue for the prior fiscal year or the amount required pursuant to the terms of the franchise agreement (initially estimated to be approximately $62,526).

Seasonality Reserve – The borrower is required to deposit ongoing monthly deposits in certain months in an amount equal to 1/7th of the Seasonality Reserve Required Annual Balance (as defined below) to cover any debt service shortfalls in the months of January, February, and/or March, provided however, that the borrowers are only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than $311,000 (the “Seasonality Reserve Required Annual Balance”). For the monthly payments dates occurring in May, June, July, August, September, October, and November, the borrowers are required to deposit $44,430 into the Seasonality Reserve account.

PIP Reserve – If, at any time, any Property Improvement Plan (“PIP”) work is required by the franchisor under the franchise agreement, within 15 days after receipt of notice from the franchisor with respect to such PIP work, the Marriott Philadelphia West Whole Loan documents require a springing deposit in an amount equal to 110% of the estimated costs to complete such additional PIP work, as reasonably determined by the lender.

Lockbox / Cash Management. The Marriott Philadelphia West Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Philadelphia West Property into the lender-controlled lockbox account within one business day. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Marriott Philadelphia West Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of an Marriott Philadelphia West Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Philadelphia West Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Philadelphia West Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Philadelphia West Whole Loan.

An “Marriott Philadelphia West Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the occurrence of an event of default, or (ii) the debt service coverage ratio falling below 1.30x (tested quarterly), and (B) expiring upon the occurrence (i) with respect to any Marriott Philadelphia West Trigger Period caused solely by the events described in clause (i) above, the acceptance by lender of a cure of such event of default, or (ii) with regard to any Marriott Philadelphia West Trigger Period caused solely by the events described in clause (ii) above, the debt service coverage ratio being equal to or greater than 1.30x for one calendar quarter.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Structural and Collateral Term Sheet	BMO 2023-C6
No. 6 – Maple Creek Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Structural and Collateral Term Sheet	BMO 2023-C6
No. 6 – Maple Creek Village

Maple Creek Village
3800 West Michigan Street
Indianapolis, IN 46222
INDIANAPOLIS
Speedway
Wynnedale
Downtown Indianapolis
West Indianapolis
MARION COUNTY
Eagle Creek Airpark
Rehabilitation Hospital of Indiana
West 38th Street Plaza
Lafayette Square Mall - Pop Up Market
Butler University
Hinkle Fieldhouse
Indianapolis Museum of Art
Major Taylor Velodrome
Marian University Indianapolis
Riverside Golf Academy
Riverside Park
Coffin Golf Course
Eagledale Plaza Shopping Center
Indianapolis Motor Speedway
Brickyard Crossing
Speedway Super Center
Ivy Tech Comm. College-Central Indiana
IU Health Methodist Hospital
IU School of Medicine
IU Health University Hospital
Canal Walk
Indiana Univ.-Purdue Univ. at Indianapolis
Indiana State House
White River State Park
Indiana Convention Center
Gainbridge Fieldhouse
INDIANAPOLIS AMTRAK
Lucas Oil Stadium
Eli Lilly & Co.
Chapel Hill Shopping Center
Thatcher Golf Course
AJ Thatcher Park
Indiana Medical History Museum
Rolls Royce Corporation
Indianapolis International Airport
Buffer Park Golf Course
W. 46th St
W. 44th St
W. 38th St
W. 34th St
W. 30th St
W. 29th St
W. 25th St
W. 21st St
W. 16th St
W. 10th St
Michigan Ave
New York St
Rockville Rd
Washington St
Morris St
Minnesota St
Airport Expwy
Kentucky Ave
Pike Plaza Rd
Guion Rd
Lafayette Rd
Georgetown Rd
Moller Rd
High School Rd
Crawfordsville Rd
Kessler Blvd N. Dr
Michigan Rd
Riverside Dr
Dr. MLK Jr. St
Capitol Ave
Illinois St
Meridian St
Indiana Ave
Cossell Rd
Lynhurst Dr
Tibbs Ave
Belmont Ave
Holt Rd
Girls School Rd
Mann Rd
White River
AMTRAK
465
65
74
136
70
36
40
67
Lebanon
Westfield
Noblesville
Carmel
Fishers
Zionsville
Lawrence
Whitestown
Pittsboro
Brownsburg
Speedway
Avon
Danville
Plainfield
Warren Park
Beech Grove
Greenfield
Mooresville
Greenwood
Whiteland
Franklin
Fairland
Shelbyville
Lapel
Fortville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Structural and Collateral Term Sheet	BMO 2023-C6
No. 6 – Maple Creek Village
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,200,000	Title:	Fee
Cut-off Date Principal Balance:	$28,200,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	4.7%	Net Rentable Area (Units):	247
Loan Purpose:	Recapitalization	Location:	Indianapolis, IN
Borrower:	3800 W Michigan LLC	Year Built / Renovated:	1965 / 2022
Borrower Sponsor(1):	Mendel Steiner	Occupancy:	98.0%
Interest Rate:	7.15000%	Occupancy Date:	6/15/2023
Note Date:	8/1/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	8/6/2033	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,680,328 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$2,868,264 (TTM 5/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,815,030
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$839,261
Lockbox / Cash Management:	Springing	UW NOI:	$2,975,769
Additional Debt:	No	UW NCF:	$2,926,369
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,000,000 / $165,992
Additional Debt Type:	N/A	Appraisal Date:	7/11/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$114,170
Taxes:	$56,706	$14,176	N/A	Maturity Date Loan / Unit:	$114,170
Insurance:	$70,212	$8,777	N/A	Cut-off Date LTV:	68.8%
Replacement Reserve:	$222,300	Springing	$222,300	Maturity Date LTV:	68.8%
Deferred Maintenance:	$50,830	$0	N/A	UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,200,000	100.0%	Partnership Buyout	$15,435,000	54.7%
			Loan Payoff	8,945,047	31.7
			Sponsor Equity Repatriation	2,786,751	9.9
			Closing Costs	633,603	2.2
			Required Reserves	399,598	1.4
Total Sources	$28,200,000	100.0%	Total Uses	$28,200,000	100.0%
(1)	The Maple Creek Village Mortgage Loan (as defined below) shares the same borrower sponsor as the Cincinnati Multifamily Portfolio II Mortgage Loan, which is also being contributed to the BMO 2023-C6 transaction.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	Historical underwriting is not available because the Maple Creek Village Property (as defined below) was acquired by the sponsor in January 2022.

The Loan. The sixth largest mortgage loan (the “Maple Creek Village Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee simple interest in a garden multifamily complex totaling 247-units known as Maple Creek Village (the “Maple Creek Village Property”) located in Indianapolis, Indiana. The Maple Creek Village Mortgage Loan was originated on August 1, 2023 by Bank of Montreal and has an outstanding principal balance as of the Cut-off Date of $28.2 million. The Maple Creek Village Mortgage Loan has a 10-year term and is interest only for the full term of the loan and accrues interest on an actual/360 basis.

The Property. The Maple Creek Village Property is a 247-unit garden multifamily complex situated on a 13.09-acre site located at 3800 West Michigan Street in Indianapolis, Indiana. The Maple Creek Village Property is comprised of 22, three-story multifamily buildings and was developed in 1965. The improvements are brick construction and some units have balconies. The Maple Creek Village Property was constructed with amenities including a swimming pool, laundry facilities,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Structural and Collateral Term Sheet	BMO 2023-C6
No. 6 – Maple Creek Village

pet play area, storage space, sundeck, playground, grills and a picnic area. The local area consists primarily of residential and multifamily uses and parks generally located along secondary roadways with retail and commercial uses located along primary roadways. Fourteen of the units representing 5.7% of the total units at the Maple Creek Village Property are affordable housing units that are subject to rent limitations as set by the Indiana Housing and Community Development Authority.

The Maple Creek Village Property is 98.0% occupied and features studio, one-, two-, three and four-bedroom units with a average unit size of 740 square feet. The Maple Creek Village Property has a total of 352 surface parking spaces resulting in a parking ratio of approximately 1.4 spaces per unit.

The following table presents detailed information with respect to the occupied units at the Maple Creek Village Property:

Unit Summary(1)
Unit Type(2)	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(3)	Average Monthly Rental Rate per SF(3)	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per SF(3)
Studio S	8	3.2%	358	$1,125	$2.75	$1,125	$3.14
Studio L	2	0.8	448	$1,138	$2.54	$1,140	$2.54
1BR / 1BA S	90	36.4	604	$1,123	$1.84	$1,125	$1.86
1BR / 1BA L	9	3.6	694	$1,243	$1.79	$1,250	$1.80
2BR / 1BA S	98	39.7	794	$1,311	$1.60	$1,325	$1.67
2BR / 1BA S	12	4.9	884	$1,328	$1.50	$1,350	$1.53
3BR / 1.5BA	22	8.9	927	$1,344	$1.45	$1,400	$1.51
4BR / 2BA	6	2.4	1,588	$1,480	$0.93	$1,500	$0.94
Total/Wtd. Avg.	247	100.0%	740	$1,240	$1.64	$1,254	$1.69
(1)	Based on the underwritten rent roll as of June 15, 2023.
(2)	14 units are affordable housing units and are subject to rent limitations as set by the Indiana Housing and Community Development Authority.
(3)	Based only on occupied units.

Environmental. According to the Phase I environmental report dated July 17, 2023, there is no evidence of any recognized environmental conditions at the Maple Creek Village Property.

The following table presents certain information relating to the historical and current occupancy of the Maple Creek Village Property:

Historical and Current Multifamily Occupancy(1)
2020(2)	2021(2)	2022	Current(3)
NAV	NAV	82.6%	98.0%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Historical occupancy for 2020 and 2021 is unavailable because the Maple Creek Village Property was acquired by the borrower sponsor in September 2021.
(3)	Current occupancy is as of June 15, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Structural and Collateral Term Sheet	BMO 2023-C6
No. 6 – Maple Creek Village

The following table presents certain information relating to the operating history and underwritten cash flows of the Maple Creek Village Property:

Operating History and Underwritten Net Cash Flow
	2022	TTM(1)	Underwritten	Per Unit	% (3)
Base Rent(2)	$3,783,900	$3,783,900	$3,676,548	$14,885	103.1%
Gross Potential Rent	$3,783,900	$3,783,900	$3,676,548	$14,885	103.1%
(Vacancy/Credit Loss)	(464,542)	(362,588)	(111,465)	(451)	(3.1)
Net Rental Income	$3,319,358	$3,421,312	$3,565,083	$14,434	100.0%
Other Income	228,160	233,579	249,947	1,012	7.0
Effective Gross Income	$3,547,518	$3,654,891	$3,815,030	$15,445	107.0%
Total Expenses	867,191	786,628	839,261	3,398	22.0
Net Operating Income	$2,680,328	$2,868,264	$2,975,769	$12,048	78.0%
Replacement Reserves	0	0	49,400	200	1.3
Net Cash Flow	$2,680,328	$2,868,264	$2,926,369	$11,848	76.7%
(1)	TTM represents the trailing 12 months ending May 31, 2023.
(2)	Base Rent is based on the underwritten rent roll dated June 15, 2023.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

The Market. The Maple Creek Village Property is located in Indianapolis within Marion County, benefitting from its location among the population centers of the Midwestern United States. A major demand generator for the entire Indianapolis MSA (as defined below) includes Indiana University-Purdue University, located two miles east of the Maple Creek Village Property in downtown Indianapolis. Located one mile north of the Maple Creek Village Property, the Indianapolis Motor Speedway is an automobile racing circuit and is the home of the Indianapolis 500 and the Verizon 200 and formerly the home of the United States Grand Prix. It is the largest sports venue in the world and is located on the corner of 16th Street and Georgetown Road.

According to the appraisal, the Maple Creek Village Property is located within the Indianapolis-Carmel-Anderson Metropolitan Statistical Area (the “Indianapolis MSA”). The largest employers in the Indianapolis MSA include Indiana University Health (23,187 employees), St. Vincent Hospitals & Health Services (17,398 employees), Community HealthNetwork (11,328 employees), Eli Lilly and Co. (10,845 employees) and Walmart Inc. (8,926 employees).

According to the appraisal, as of the first quarter of 2023, the Indianapolis multifamily market contains 161,835 rental units with a vacancy rate of 8.46%, up from year-end 2022 vacancy of 7.83%. A total of 600 units were completed and delivered in the first quarter of 2023. The quoted rental rate in the market stood at $1,197 per unit per month in the first quarter of 2023, an increase from $1,176 as of the previous quarter. The market experienced a negative net absorption of 468 units in the first quarter of 2023.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Maple Creek Village Property is 9,077, 91,520 and 237,259, respectively. The estimated 2023 median household income within the same radii is $36,017, $44,245 and $48,224, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Structural and Collateral Term Sheet	BMO 2023-C6
No. 6 – Maple Creek Village

The following table presents certain information relating to comparable multifamily rental properties to the Maple Creek Village Property:

Comparable Rental Summary(1)
Property Address	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per Unit
Maple Creek Village (2) 3800 West Michigan Street Indianapolis, IN 46222	1965	98.0%	247	Studio S Studio L 1BR / 1BA S 1BR / 1BA L 2BR / 1BA S 2BR / 1BA L 3BR / 1.5BA 4BR / 2BA	358 448 604 694 794 884 927 1,588	$1,125 $1,138 $1,123 $1,243 $1,311 $1,328 $1,344 $1,480
Brickyard Flats				1 Bed/1 Bath 2 Bed/1 Bath	690-931 868	$861-$1,121 $1,119
6363 Hollister Drive	1968	95.0%	410	2 Bed/1.5 Bath 2 Bed/2 Bath	1,098 1,002-1,151	$1,098 $1,167-$1,297
Speedway, IN 46224				3 Bed/1.5 Bath	1,398	$1,384
The Boardwalk at Westlake				Studio 1 Bed/1 Bath	441-467 516-750	$1,005-$1,090 $925-$1,300
6000 WestLake Drive	1965	98.0%	1,382	2 Bed/1 Bath 2 Bed/1.5 Bath	780-840 1300	$1,350-$1,525 $1,380
Indianapolis, IN 46224				2 Bed/2 Bath 3 Bed/1.5 Bath	1,134 1,200	$1,755 $1,730
The Oasis				1 Bed/1 Bath	671-856	$974-$1,209
4900 Edinborough Lane	1973	96.0%	312	2 Bed/1 Bath 2 Bed/2 Bath	930 903	$1,239 $1,329
Indianapolis, IN 46241				3 Bed/2 Bath	1,024	$1,599
Ashton Pointe				1 Bed/1 Bath	700	$989
42 N Lawndale Avenue	1968	94.0%	250	2 Bed/1 Bath 2 Bed/1.5 Bath	930 1,000	$1,310 $1,425
Indianapolis, IN 46224				3 Bed/1.5 Bath	1,112	$1,560
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of June 15, 2023. Average Rent per Unit reflects average monthly in-place rent for occupied units.

The Borrower. The borrower is 3800 W Michigan LLC, a single-purpose limited liability company with one independent director.

The Borrower Sponsor. The borrower sponsor and guarantor is Mendel Steiner. The Maple Creek Village Mortgage Loan shares the same borrower sponsor as the Cincinnati Multifamily Portfolio II Mortgage Loan, which is also being contributed to the BMO 2023-C6 transaction.

Property Management. The Maple Creek Village Property is managed by Aven Realty 1 LLC, a third-party property management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BMO 2023-C6
No. 6 – Maple Creek Village

Escrows and Reserves. At origination of the Maple Creek Village Mortgage Loan, the borrower deposited $50,380 into a deferred maintenance reserve, approximately $56,706 into the tax reserve, approximately $70,212 into the insurance reserve and $222,300 into a replacement reserve.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $14,176).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $8,777).

Replacement Reserve – Commencing on the date when the balance of the replacement reserve falls below $75,000, the borrower will be required to deposit approximately $5,353 into a replacement reserve on a monthly basis until the balance of the replacement reserve reaches $222,300, at which the borrower will cease monthly payments.

Lockbox / Cash Management. The Maple Creek Village Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and to cause all rents to be directly deposited into the lender-controlled cash management account within two days of receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the borrower to be applied and disbursed in accordance with the Maple Creek Village Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Maple Creek Village Mortgage Loan documents are required to disbursed to an excess cash reserve.

A “Trigger Period” will commence upon the occurrence of any of the following: (i) an event of default under the Maple Creek Village Mortgage Loan documents and (ii) the debt service coverage ratio for the Maple Creek Village Mortgage Loan is less than 1.25x; and expires upon: (a) with regard to clause (i), upon the cure of such event of default, (b) with regard to clause (ii), the debt service coverage ratio for the Maple Creek Village Mortgage Loan is greater than or equal to 1.25x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

Roof
32 Valentino U.S.A., Inc. 2,027 SF 12/2026
31 Valentino U.S.A., Inc. 2,618 SF 12/2026
30
29 Databricks | 10,751 SF | 9/2023
28 Michael Kors (USA), Inc. | 10,735 SF | 3/2026
27 Michael Kors (USA), Inc. | 10,745 SF | 3/2026
26 Michael Kors (USA), Inc. | 10,745 SF | 9/2029
25 Valentino U.S.A., Inc. | 23,358 SF | 12/2026
24 Oscar De La Renta LLC | 26,589 SF | 1/2029
Oscar De La Renta LLC 10,447 SF 1/2027
American Airlines, Inc. 5,991 SF 5/2032
23 Michael Kors (USA), Inc. | 28,477 SF | 3/2026
22 Michael Kors (USA), Inc. | 28,644 SF | 3/2026
21 Michael Kors (USA), Inc. | 30,343 SF | 3/2026
20 Michael Kors (USA), Inc. | 31,198 SF | 3/2026
19 Michael Kors (USA), Inc. 4,773 SF 3/2026
Michael Kors (USA), Inc. 6,436 SF 3/2025
Michael Kors (USA), Inc. 1,482 SF 3/2026
18 Burberry (Wholesale) Limited | 35,486 SF | 8/2037
17 Michael Kors (USA), Inc. | 36,781 SF | 3/2026
16 Michael Kors (USA), Inc. | 36,789 SF | 3/2026
15 Capitolis, Inc. | 22,511 SF | 12/2032
Capitolis, Inc. | 14,479 SF | 12/2032
14 First-Citizens Bank & Trust Company | 37,536 SF | 5/2034
13 First-Citizens Bank & Trust Company | 37,501 SF | 5/2034
12 First-Citizens Bank & Trust Company | 38,218 SF | 5/2034
11 First-Citizens Bank & Trust Company | 38,282 SF | 5/2034
10 New York University | 38,218 SF | 6/2027
9 Avenue Capital Management II, LP | 38,483 SF | 2/2030
8 The City University Of New York 21,500 SF 6/2027
Kohn Pedersen Fox Associates, P.C. 10,170 SF 4/2027
Kohn Pedersen Fox Associates, P.C. 5,230 SF 4/2027
7 Kohn Pedersen Fox Associates, P.C. | 38,686 SF | 5/2038
6 Kohn Pedersen Fox Associates, P.C. | 38,702 SF | 5/2038
5 New York University | 38,844 SF | 6/2027
4 New York University | 38,723 SF | 6/2027
3 CBRE, Inc. | 23,951 SF | 6/2026
Michael Kors (USA), Inc. 14,924 SF 3/2026
2 TSP Co Working (Studio) | 39,998 SF | 12/2040
Ground
M&T Bank
PLNT Burger 2,209 SF 10/2033
Amazon Go 3,500 SF 1/2030
The Botanist Inc 4,403 SF 10/2035
Vacant 5,823 SF
New York University
Basement Storage
Burberry (Wholesale) Limited 1,728 SF 8/2037
Michael Kors (USA), Inc. 1,897 SF 3/2026
Michael Kors (USA), Inc. 330 SF 11/2023
Valentino USA, Inc. 427 SF 12/2023
Vacant 919 SF
Vacant
2023 – 2024
2025 – 2026
2027 – 2028
2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

11 West 42nd Street
11 West 42nd Street
New York, NY 10036
Midtown
MANHATTAN
Theater District
Diamond District
Garment District
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
North Bergen
Union City
Hoboken
Weehawken
West New York
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Greenpoint
Williamsburg
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Little Italy
Lower East Side
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park
Hudson River
East River
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Vanderbilt Ave.
Park Ave.
Lexington Ave.
Broadway
METRO NORTH
9 West 57th
Le Meridien New York
Carnegie Hall
Theodore Roosevelt Home
Moderne Hotel NYC
Park Central Hotel NY
New York City Center
Hilton Garden Inn Central Park South
Conrad New York Midtown
Warwick New York
Ed Sullivan Theater
New York Hilton Midtown
Museum of Modern Art
Broadway Theatre
Baccarat Hotel
666 Fifth Avenue
Hampton Inn Manhattan-Times Sq North
AXA Equitable Building
75 Rockefeller Plaza
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
Rockefeller Plaza
45 Rockefeller Plaza
Nomura Securities
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Lotte NY Palace
ITT-American Building
Waldorf Astoria
Eugene O'Neill Theater
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Longacre Theatre
Morgan Stanley Building
James Earl Jones Theatre
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Riu Plaza
The Muse New York
Gemological Institute of America
383 Madison
245 Park Avenue
Roger Smith Hotel
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
Cassa Hotel
The Roosevelt Hotel
Club Quarters Grand Central
Al Hirschfeld Theatre
Jacobs Theatre
Viacom Intl.
TIMES SQUARE
Hotel St. James
Belasco Theatre
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Majestic Theatre
Fitzpatrick Grand Central
Bank of America Tower
The Chatwal
Grand Central Terminal
Inter Continental Times Sq.
The Westin Times Square
Paramount Building
4 Times Square
1 Vanderbilt
Port Authority Bus Terminal
Hilton Times Sq.
The Knickerbocker
Bryant Park
New York Public Library
Consulate General of Australia
New York Times Building
Park Terrace Hotel
Bryant Park Hotel
HSBC Tower
425 Fifth Ave.
200 Madison Ave.
Hotel NH Collection New York
Refinery Hotel
Archer Hotel NY
430 Fifth Ave.
Hotel Hendricks
Consulate General of Poland
The Kitano Hotel New York
The Shelburne Sonesta New York
The Langham, New York Fifth Avenue
The Morgan Library & Museum
Consulate General of El Salvador
Kixby Hotel
Executive Hotel Le Soleil New York
Macy's
The Gregory Hotel
Yeshiva Univ. Stern College for Women
PENN 1
Empire State Building
180 Madison Ave.
57TH ST
57TH ST/7TH AVE
7TH AVE/53RD ST
50TH ST/BROADWAY
49TH ST
ROCKEFELLER CTR.
42ND ST/PORT AUTHORITY
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/42ND ST
42ND ST/TIMES SQ.
BRYANT PARK
34TH ST/PENN STA.
HERALD SQUARE
50TH ST

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG, LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	4.1%	Net Rentable Area (SF):	960,568
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	11 West 42 Realty Investors, L.L.C.	Year Built / Renovated:	1927 / 2018
Borrower Sponsors(2):	Tishman Speyer Properties, L.P. and Silverstein Properties, LLC	Occupancy:	98.6%
Interest Rate:	7.44000%	Occupancy Date:	5/1/2023
Note Date:	6/30/2023	4th Most Recent NOI (As of):	$27,010,956 (12/31/2020)
Maturity Date:	7/6/2028	3rd Most Recent NOI (As of):	$26,436,280 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$26,673,211 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(6):	$26,697,022 (TTM 3/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$70,904,067
Call Protection(3):	L(23),YM1(2),DorYM1(28),O(7)	UW Expenses:	$39,203,449
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$31,700,618
Additional Debt(1):	Yes	UW NCF:	$28,626,800
Additional Debt Balance(1):	$249,000,000 / $56,000,000	Appraised Value / Per SF:	$555,000,000 / $578
Additional Debt Type(1)(4):	Pari Passu / Mezzanine	Appraisal Date:	4/19/2023

Escrows and Reserves(5)				Financial Information(7)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$285	$344
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$285	$344
Replacement Reserves:	$0	Springing	$288,170	Cut-off Date LTV:	49.4%	59.5%
TI/LC Reserve:	$10,000,000	$240,142	N/A	Maturity Date LTV:	49.4%	59.5%
Free Rent Reserve:	$5,685,544	$0	N/A	UW NCF DSCR:	1.39x	1.00x
Outstanding TI / LC Reserve:	$13,479,707	$0	N/A	UW NOI Debt Yield:	11.6%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$274,000,000	79.7%	Loan Payoff	$301,013,950	87.5%
Mezzanine Loan	56,000,000	16.3	Reserves	29,165,251	8.5
Borrower Sponsor Equity	13,988,916	4.1	Closing Costs:	13,809,715	4.0
Total Sources	$343,988,916	100.0%	Total Uses	$343,988,916	100.0%
(1)	The 11 West 42nd Street Mortgage Loan (as defined below) is part of a whole loan evidenced by 24 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $274.0 million (the “11 West 42nd Street Whole Loan”). In addition, there is a $56,000,000 mezzanine loan secured by 100% of the equity interests in the borrower. For a full description of the mezzanine loan see “Mezzanine Debt” below.
(2)	There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower.
(3)	The borrower has the option to prepay the 11 West 42nd Street Whole Loan in whole but not in part (i) on or after the payment date occurring in January 2028 without the payment of any prepayment premium or (ii) beginning on the payment date in July 2025 with the payment of a yield maintenance premium. Defeasance of the 11 West 42nd Street Whole Loan in whole but not in part is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note of the 11 West 42nd Street Whole Loan to be securitized and (ii) August 6, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2023-C6 securitization trust in August 2023. The actual lockout period may be longer.
(4)	For a full description of the mezzanine loan see “Mezzanine Debt” below.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	The increased UW NOI compared to the Most Recent NOI is mainly due to recent leasing activities.
(7)	The information presented under the Financial Information chart above reflects the Cut-off Date balance of the 11 West 42nd Street Whole Loan and the aggregate of the Cut-off Date balance of the 11 West 42nd Street Whole Loan and a $56.0 million mezzanine loan.

The Loan. The seventh largest mortgage loan (the “11 West 42nd Street Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 960,568 square foot office property located in New York, New York (the “11 West 42nd Street Property”). The 11 West 42nd Street Whole Loan consists of twenty-four pari passu notes and accrues interest at a rate of 7.44000% per annum. The 11 West 42nd Street Whole Loan has a five-year term and is interest-only for the term of the loan. The 11 West 42nd Street Whole Loan was co-originated on June 30, 2023 by Bank of America, N.A. (“BANA”), UBS AG, by and through its branch office at 1285 Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

of the Americas, New York, New York (“UBS AG”) and LMF Commercial, LLC (“LMF”). On July 7, 2023, LMF transferred Notes A-3-2, A-3-4, A-3-6 and A-3-8, in the aggregate original principal amount of $45,666,666, to Bank of Montreal (“BMO”). The non-controlling Notes A-2-2 and A-3-5 will be included in the BMO 2023-C6 securitization trust. The remaining notes are currently held by BMO, BANA, LMF and UBS AG or their respective affiliates and are expected to be contributed to one or more securitization trust(s). The 11 West 42nd Street Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C1 securitization trust until the controlling Note A-1-1 is securitized, whereupon the 11 West 42nd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BANA	Yes
A-1-2	$25,000,000	$25,000,000	BANA	No
A-1-3	$15,000,000	$15,000,000	BANA	No
A-1-4	$11,333,334	$11,333,334	BANA	No
A-1-5	$10,000,000	$10,000,000	BANA	No
A-2-1	$6,333,333	$6,333,333	UBS AG	No
A-2-2	$20,000,000	$20,000,000	BMO 2023-C6	No
A-2-3	$10,000,000	$10,000,000	UBS AG	No
A-2-4	$10,000,000	$10,000,000	UBS AG	No
A-2-5	$10,000,000	$10,000,000	UBS AG	No
A-2-6	$10,000,000	$10,000,000	UBS AG	No
A-2-7	$5,000,000	$5,000,000	UBS AG	No
A-2-8	$5,000,000	$5,000,000	UBS AG	No
A-2-9	$5,000,000	$5,000,000	UBS AG	No
A-2-10	$5,000,000	$5,000,000	UBS AG	No
A-2-11	$5,000,000	$5,000,000	UBS AG	No
A-3-1	$25,000,000	$25,000,000	BMO 2023-5C1	No
A-3-2	$27,500,000	$27,500,000	BMO 2023-5C1	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-5C1	No
A-3-4	$7,500,000	$7,500,000	BMO	No
A-3-5	$5,000,000	$5,000,000	BMO 2023-C6	No
A-3-6	$5,000,000	$5,000,000	BMO	No
A-3-7	$5,666,667	$5,666,667	LMF	No
A-3-8	$5,666,666	$5,666,666	BMO	No
Whole Loan	$274,000,000	$274,000,000

The Property. The 11 West 42nd Street Property is a 32-story, LEED Silver certified, Class A- office tower located in New York, New York totaling 960,568 square feet. Originally constructed in 1927, the 11 West 42nd Street Property is located two blocks west of Grand Central Station and overlooks the New York Public Library and Bryant Park. The 11 West 42nd Street Property features a unique H-shaped layout, which allows for eight corner offices per floor and an abundance of natural light. Since 2018, the borrower sponsors have spent approximately $38.2 million in renovations which include improvements to the lobby, elevators, entrances and windows. Since 2021, the borrower sponsors have executed a total of 321,255 square feet in lease renewals, extensions and new leases. The 11 West 42nd Street Property is 98.6% leased as of May 1, 2023 to a diverse roster of tenants and has a weighted average remaining lease term of over seven years.

The 11 West 42nd Street Property consists of 891,270 square feet of office space, 20,866 square feet of retail space, 39,498 square feet of co-working space, and 8,934 square feet of storage space. Most of the retail tenants at the 11 West 42nd Street Property are fast casual food chains. In May 2021, the borrower sponsors began their offering of the Studio by Tishman co-working space (the “Studio”) at the 11 West 42nd Street Property (4.1% of NRA). The Studio is a flexible and modern co-working space that caters to both individual professionals and corporate clients. Owned and operated by Tishman, the Studio offers a wide range of options for its members, including private offices, customized suites and hot desks. The Studio has 14 different locations with approximately 400 desks, which were 87.7% occupied as of April 2023, with 98% of occupied desks belonging to corporate clients.

The 11 West 42nd Street Property has maintained strong occupancy levels over the past five years, averaging 93.4% occupancy. Investment-grade rated tenants or their affiliates occupy 64.3% of NRA at the 11 West 42nd Street Property and contribute 66.5% of underwritten base rent. Major tenants at the 11 West 42nd Street Property include Michael Kors (USA), Inc. (“Michael Kors”), First-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

Citizens Bank & Trust Company (“First-Citizens Bank”) and New York University (“NYU”). In addition, several tenants use the 11 West 42nd Street Property as headquarters space and have made significant investments in their spaces. The 11 West 42nd Street Property is the corporate headquarters for Michael Kors, Kohn Pedersen Fox Associates, P.C. (“KPF”), Avenue Capital Management II, LP (“Avenue Capital”), Oscar De La Renta LLC and Capitolis, Inc. (“Capitolis”).

Major Tenants.

Michael Kors (USA), Inc (254,485 square feet; 26.5% of NRA; 27.4% of underwritten base rent; Ba1/BBB-/BBB-; Moody’s/S&P/Fitch) is a luxury fashion brand founded by designer Michael Kors in 1981. The Michael Kors brand has a global reach, with a strong presence in major fashion markets around the world and is popular among celebrities and fashion-conscious consumers. The 11 West 42nd Street Property serves as the worldwide headquarters for Michael Kors. The Michael Kors lease is guaranteed by the publicly traded parent company, Capri Holdings Limited, which also manages other brands such as Versace and Jimmy Choo. As of August 2023, Capri Holdings had an equity market capitalization of approximately $4.3 billion.

Michael Kors currently occupies 252,072 square feet of office and 2,413 square feet of storage space. Michael Kors first leased space at the 11 West 42nd Street Property in 2003 and since has expanded into 16 suites. The tenant has no non-standard termination options, outstanding allowances or free rent. Michael Kors has 236,974 square feet expiring on March 31, 2026, 10,745 square feet expiring on September 30, 2029, 6,436 square feet expiring on March 31, 2025 and 330 square feet expiring on November 30, 2023. The tenant has two, five-year options or one, 10-year renewal option on all non-basement suites, with a notice of renewal no later than 20 months prior to March 31, 2037 varying across suites. Michael Kors currently subleases three spaces (totaling 28,107 square feet, 11.0% of Michael Kors’ NRA) to Aston Martin Lagonda of North America, Inc., ExpandEd Schools, Inc. and National Public Radio, Inc. (“NPR”). According to the borrower sponsors, if a proposed lease amendment between the borrower and NPR is executed, NPR will directly lease at least an additional 4,888 square feet of the Michael Kors subleased space and add it to their existing leased premises (13,580 square feet), all with a lease expiration of December 2031. We cannot assure you that this amendment will be signed as expected or at all.

According to the borrower sponsors, Michael Kors is currently renovating its space at the tenant’s sole cost and is in discussions with the borrower sponsors for an early renewal of a portion of its lease. If this proposed lease amendment is executed, Michael Kors would renew 204,481 square feet of its expiring space (202,068 square feet of office and 2,413 square feet of storage), terminate the non-subleased portion of its lease on the 22nd floor (19,238 square feet), vacate 14,924 square feet on the third floor in March 2026, vacate 6,436 square feet on the 19th floor in March 2025 (at least 4,888 square feet of the 6,436 square feet will switch to a direct lease to NPR), and vacate 9,406 square feet of subleased space on the 22nd floor in March 2026. We cannot assure you that this amendment will be signed as expected or at all.

First-Citizens Bank & Trust Company (153,680 square feet; 16.0% of NRA; 16.0% of underwritten base rent; Baa2/BBB/NR; Moody’s/S&P/Fitch) is a financial institution that provides a wide range of banking and financial services to individuals, businesses and organizations. Founded in 1898, First-Citizens Bank is a full-service bank that offers a variety of products and services. First-Citizens Bank has a strong presence in the southeastern United States, with branches located in North Carolina, South Carolina, Virginia, Tennessee and Georgia, as well as 18 other states. As of August 2023, First-Citizens Bank had an equity market capitalization of approximately $20.5 billion.

First Citizens Bank currently occupies 151,537 square feet of office and 2,143 square feet of storage space, with a lease expiration date of May 31, 2034 and two, five-year renewal options (or one 10-year renewal option) on all of its suites with a 16-month notice period. First-Citizens Bank first leased space at the 11 West 42nd Street Property in 2006 and since has expanded into five suites. The tenant has no non-standard termination options, outstanding allowances or free rent.

New York University (117,382 square feet; 12.2% of NRA; 11.4% of underwritten base rent; Aa2/AA-/NR; Moody’s/S&P/Fitch) was established in 1831 and is one of the largest and most prestigious universities in the United States, with a student body of over 65,000 students and an endowment of over $5.3 billion as of August 2022. The NYU Midtown Center, located at the 11 West 42nd Street Property, is home to many graduate programs within the School of Professional Studies. The 11 West 42nd Street Property provides access for NYU students, faculty and staff to the Jack Brause Library, one of NYU’s most coveted libraries, a computer science lab, design labs and classrooms for its students. Additionally, NYU added its own entrance on the 43rd Street side of the 11 West 42nd Street Property to help regulate ingress and egress of the student base.

NYU currently occupies 115,785 square feet of office and 1,597 square feet of retail space, with a lease expiration of June 30, 2027 and one, five-year renewal option on all of its suites with a 22-month notice period at 2% rent increases per annum. NYU has leased space at the 11 West 42nd Street Property since the 1970s and has renewed multiple times. NYU is currently occupying four suites, and most recently renewed its lease in October 2021. The tenant has no non-standard termination options. NYU has approximately $1.65 million in outstanding landlord obligations and two months of free rent totaling approximately $1,125,423 ($557,140 in December 2023 and $568,283 in December 2024). All outstanding landlord obligations and free rent was reserved at origination.

See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

Environmental. According to the Phase I environmental assessment dated April 24, 2023, there was no evidence of any recognized environmental conditions at the 11 West 42nd Street Property.

The following table presents certain information relating to the historical and current occupancy of the 11 West 42nd Street Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
88.0%	89.6%	98.9%	98.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of May 1, 2023.

The following table presents certain information relating to the largest tenants at of the 11 West 42nd Street Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Michael Kors (USA), Inc(3)	Ba1/BBB-/BBB-	254,485	26.5%	$62.89	$16,003,389	27.4%	Various(3)
First-Citizens Bank & Trust Company	Baa2/BBB/NR	153,680	16.0	$60.80	9,343,789	16.0	5/31/2034
New York University	Aa2/AA-/NR	117,382	12.2	$56.95	6,685,426	11.4	6/30/2027
Kohn Pedersen Fox Associates, P.C.(4)	NR/NR/NR	92,788	9.7	$61.13	5,672,095	9.7	Various(4)
Burberry (Wholesale) Limited(5)	Baa2/NR/NR	45,509	4.7	$62.78	2,857,280	4.9	8/31/2037
Major Tenants		663,844	69.1%	$61.10	$40,561,979	69.3%

Other Tenants(6)		283,752	29.5	$63.20	17,932,301	30.7
Occupied Collateral Total / Wtd. Avg.		947,596	98.6%	$61.73	$58,494,280	100.0%
Vacant Space		12,972	1.4

Collateral Total		960,568	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Michael Kors leases 236,974 square feet expiring on March 31, 2026, 10,745 square feet expiring on September 30, 2029, 6,436 square feet expiring on March 31, 2025 and 330 square feet expiring on November 30, 2023. Michael Kors currently subleases three spaces (totaling 28,107 square feet) to Aston Martin Lagonda of North America, Inc., ExpandEd Schools, Inc. and NPR. According to the borrower sponsors, Michael Kors is currently renovating its space at the tenant's sole cost and is in discussions with the borrower sponsors for an early renewal of a portion of its lease. See "Major Tenants" above.
(4)	KPF leases 77,388 square feet expiring on May 31, 2038 and 15,400 square feet expiring on April 30, 2027.
(5)	Burberry (Wholesale) Limited has the option to terminate its lease on December 31, 2033, upon 20 months’ notice and payment of a termination fee.
(6)	Other Tenants is inclusive of 39,498 square feet of space operated by Tishman as the Studio and 297 square feet of office space (IT room and bike room) for which no rent is associated or underwritten.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

The following table presents certain information relating to the tenant lease expirations of the 11 West 42nd Street Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring(3)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	12,972	1.4%	NAP	NA	P	12,972	1.4%	NAP	NAP
2023 & MTM	3	11,508	1.2	$980,400	1.7%		24,480	2.5%	$980,400	1.7%
2024	0	0	0.0	0	0.0		24,480	2.5%	$980,400	1.7%
2025	2	6,696	0.7	434,430	0.7		31,176	3.2%	$1,414,830	2.4%
2026	18	290,728	30.3	19,008,777	32.5		321,904	33.5%	$20,423,607	34.9%
2027	9	169,812	17.7	9,621,168	16.4		491,716	51.2%	$30,044,775	51.4%
2028	1	5,389	0.6	1,141,927	2.0		497,105	51.8%	$31,186,702	53.3%
2029	2	37,334	3.9	2,268,817	3.9		534,439	55.6%	$33,455,519	57.2%
2030	3	43,621	4.5	4,016,068	6.9		578,060	60.2%	$37,471,587	64.1%
2031	1	13,580	1.4	570,360	1.0		591,640	61.6%	$38,041,947	65.0%
2032	4	43,771	4.6	2,556,130	4.4		635,411	66.1%	$40,598,077	69.4%
2033	1	2,279	0.2	414,299	0.7		637,690	66.4%	$41,012,376	70.1%
2034 & Beyond	18	322,878	33.6	17,481,904	29.9		960,568	100.0%	$58,494,280	100.0%
Total	62	960,568	100.0%	$58,494,280	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	The 11 West 42nd Property has 24 tenants in total, and certain tenants are subject to more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Number of Leases Expiring and Net Rentable Area Expiring includes 39,498 square feet of space operated by Tishman as the Studio, 4,636 square feet of storage space and 2,034 square feet of retail (NYU entrance and Small and Mighty Krupa, Inc.) and office space (IT room) all for which no rent is associated or underwritten.

The following table presents certain information relating to the underwritten cash flows of the 11 West 42nd Street Property:

Operating History and Underwriting Net Cash Flow
	2019	2020	2021	2022	T12 March 2023	Underwritten	Per Square Foot	%(1)
In Place Rent(2)	$45,151,694	$51,735,865	$49,799,980	$50,036,067	$50,307,751	$58,494,280	$60.90	86.3%
Vacancy Gross Up	0	0	0	0	0	928,565	0.97	1.4
Straight Line Rent(3)	0	0	0	0	0	291,133	0.30	0.4
Percentage Rent	0	0	0	0	0	12,675	0.01	0.0
Gross Potential Rent	$45,151,694	$51,735,865	$49,799,980	$50,036,067	$50,307,751	$59,726,653	$62.18	88.1%
Total Reimbursements	6,811,606	9,169,515	7,612,544	5,612,853	6,247,574	8,092,259	8.42	11.9
Total Gross Income	$51,963,300	$60,905,380	$57,412,524	$55,648,921	$56,555,325	$67,818,913	$70.60	100.0%
Other Income(4)	4,035,185	2,906,507	3,547,401	5,519,818	6,127,949	6,476,088(5)	6.74	9.5
(Vacancy/Credit Loss)	0	0	0	0	0	(3,390,934)	(3.53)	(5.0)
Effective Gross Income	$55,998,485	$63,811,888	$60,959,925	$61,168,739	$62,683,274	$70,904,067	$73.81	104.5%
Total Expenses	$32,041,491	$36,800,932	$34,523,645	$34,495,528	$35,986,252	$39,203,449	$40.81	55.3%
Net Operating Income	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$31,700,618	$33.00	44.7%
Capital Expenditures	0	0	0	0	0	192,114	0.20	0.3
TI/LC	0	0	0	0	0	2,881,704	3.00	4.1
Net Cash Flow	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$28,626,800	$29.80	40.4%
(1)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten In Place Rent includes rent steps through August 1, 2024.
(3)	Includes straight-lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(4)	Other Income includes income and fees from various sources such as concierge, licensing, HVAC, amenity space, cleaning, special events, tenant water and condenser, etc.
(5)	Underwritten Other Income includes $3,424,954 of income from the Studio that is based on the borrower sponsors’ budget. The Studio is a Tishman owned co-working space that was incorporated in 2021. The Studio has approximately 400 desks, which were 87.7% occupied as of April 2023, with 98.0% of occupied desks belonging to corporate tenants. The rest of the Underwritten Other Income includes income and fees from various sources such as concierge, licensing, HVAC, amenity space, cleaning, special events, tenant water and condenser, etc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

The Market. The 11 West 42nd Street Property is situated on the north side of West 42nd Street between Fifth Avenue and Avenue of the Americas, in the Grand Central office submarket of Midtown Manhattan. The 11 West 42nd Street Property is located across from the New York Public Library and Bryant Park and has accessibility to a large transportation network comprised of subways, railroads and buses. Bryant Park is accessible from several major Manhattan commuter transportation hubs. Nearby subway stations include the Bryant Park station that provides access to five different subway lines (7, B, D, F, and M trains), the Times Square/42nd Street/Eighth Avenue station that provides access to 12 different subway lines (1, 2, 3, 7, A, C, E, N, Q, R, S and W trains) and Grand Central Terminal that provides access to five different subway lines (4, 5, 6, 7 and S trains), providing for accessible commutes from all five boroughs. Metro North railroad at Grand Central Terminal also provides access to New York suburbs and Connecticut.

According to the appraisal, leasing activity has been strong in the Grand Central office submarket and properties near regional transportation nodes have experienced an increase in demand and positive leasing. The 11 West 42nd Street Property presents a lower-cost alternative to other Class A space in the Grand Central office submarket. As of the first quarter of 2023, the Grand Central office submarket had 81.7% of Class A space, with an inventory of 37,423,446 square feet, a vacancy rate of 17.6% and weighted average rental rate of $75.87 per square foot.

The 11 West 42nd Street Property benefits from the area’s population density. According to the appraisal, the estimated 2022 population in New York City was approximately 8,130,800. The estimated 2022 average household income in New York City was $110,634.

The following table presents certain information relating to comparable office properties to the 11 West 42nd Street Property:

Competitive Building Summary(1)
Property Name	Year Built / Renovated	Rentable Area (SF)	Stories	Occupancy	Asking Rent Low PSF	Asking Rent High PSF
11 West 42nd Street	1927 / 2018	960,568(2)	32	98.6%(2)	$42.00(2)(3)	$90.00(2)(3)
4 Bryant Park	1920 / NAP	150,000	12	100.0%	NAV	NAV
1065 Avenue of the Americas	1958 / NAP	536,524	34	75.2%	$72.00	$105.00
1120 Avenue of the Americas	1951 / 2005	400,000	21	98.1%	NAV	NAV
500 Fifth Avenue	1938 / NAP	721,702	59	85.8%	$79.00	$92.00
125 Park Avenue	1923 / 2004	445,437	26	99.2%	NAV	NAV
420 Lexington Avenue	1927 / 1999	1,112,424	31	78.5%	$62.00	$65.00
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated May 1, 2023.
(3)	Asking Rent Low PSF and Asking Rent High PSF are based on the underwritten rent per square foot range for office tenants at the 11 West 42nd Street Property.

The following table presents certain information relating to comparable office rental properties for the 11 West 42nd Street Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/ Renovated	Rentable Area (SF)	Tenant	Lease Type	Suite Size (SF)	Commencement	Rent (PSF)	TIs (PSF) / Free Rent (Months)	Escalations
11 West 42nd Street New York, NY	1927/2018	960,568(2)	Burberry (Wholesale) Limited(2)	Modified Gross	45,509(2)	Sep-22(2)	$62.78(2)	$140 / 15(3)	$5 Every 5 Years(3)
10 East 40th Street New York, NY	1929/2008	347,000	Alpha Square Group	Modified Gross	8,770	Apr-23	$71.00	$0 / 8.5	Flat
10 East 40th Street New York, NY	1929/2008	347,000	Hart Howerton	Modified Gross	27,211	Feb-23	$70.00	$120 / 18	$75 PSF in year 7
60 East 42nd Street New York, NY	1929/NAP	1,110,005	Morici & Morici LLP	Modified Gross	5,717	Jul-22	$71.00	$135 / 5	Flat
530 Fifth Avenue New York, NY	1957/NAP	484,152	APFM, Inc.	Modified Gross	7,803	Jan-23	$79.00	$150 / 6	N/A
535 Fifth Avenue New York, NY	1926/2014	255,455	Prima Gems USA	Modified Gross	4,848	Jan-23	$60.00	$40 / 6	$1.50 / year
340 Madison Avenue New York, NY	1920/NAP	714,869	Carlyle Group	Modified Gross	40,542	Sep-22	$66.00	$152 / 9	$71 PSF in year 6
521 Fifth Avenue New York, NY	1929/NAP	339,901	Genpact	Modified Gross	17,796	Sep-22	$74.00	$150 / 8	$79 PSF in year 7
292 Madison Avenue New York, NY	1923/NAP	178,097	Lightbox OOH Video Network	Modified Gross	11,113	Jul-22	$65.00	$110 / 1	$70 PSF in year 5
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2023.
(3)	Information is provided by the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

The following table presents certain information relating to comparable retail rental properties for the 11 West 42nd Street Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built/ Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
11 West 42nd Street New York, NY	1927/2018	960,568(2)	M&T Bank(2)	5,389(2)	$211.90(2)	Dec-07(2)	246(2)
445 Fifth Avenue New York, NY	NAV	NAV	Caffe Italia	1,100	$202.00	Feb-23	120
1 Vanderbilt Avenue New York, NY	NAV	NAV	Watches of Switzerland	2,875	$260.00	Feb-23	120
130 West 42nd Street New York, NY	NAV	NAV	NY Gifts	4,180	$159.00	Jan-23	84
1166 Avenue of the Americas New York, NY	NAV	NAV	Citibank	3,637	$375.00	Sep-22	60
475 Fifth Avenue New York, NY	NAV	NAV	Penske Media Corporation	3,375	$296.00	May-22	143
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2023.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 11 West 42nd Street Property:

Market Rent Summary(1)
Type (Floors)	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Major Office (2-7):	$59.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (2-7):	$59.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (8-12):	$61.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (8-12):	$61.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (13-19):	$65.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (13-19):	$65.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (20-26):	$69.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (20-26):	$69.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (27-30):	$71.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (27-30):	$71.00	10 plus free rent	10.0% every 5 years	Modified Gross
Major Office (31-32):	$62.00	15 plus free rent	10.0% every 5 years	Modified Gross
Minor Office (31-32):	$62.00	10 plus free rent	10.0% every 5 years	Modified Gross
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

The following table presents certain information relating to comparable sales for the 11 West 42nd Street Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)		Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
11 West 42nd Street 11 West 42nd Street New York, NY	NAP	960,568	(2)	98.6%(2)	NAP	NAP	NAP
Tower 56 126 East 56th Street New York, NY	Apr-2023	186,884		80.0%	$113,000,000	$604.65	$634.89
1330 Sixth Avenue 1330 Avenue of the Americas New York, NY	Nov-2022	534,203		81.0%	$310,278,784	$580.83	$667.95
830 3rd Avenue 830 3rd Avenue New York, NY	Sep-2022	147,068		33.0%	$72,000,000	$489.57	$550.77
Farmers Loan & Trust Co. Building 475 Fifth Avenue New York, NY	May-2022	276,078		94.0%	$291,000,000	$1,054.05	$592.90
110 East 42nd Street 110 East 42nd Street New York, NY	Dec-2021	222,935		89.0%	$117,075,000	$525.15	$578.98
Springs Building 104 West 40th Street New York, NY	Aug-2021	210,428		72.0%	$127,500,000	$605.91	$640.75
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2023.

The Borrower. The borrower is 11 West 42 Realty Investors, L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 11 West 42nd Street Whole Loan. There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors are a joint venture between Tishman Speyer Properties, L.P. (“Tishman”) and Silverstein Properties, LLC (“Silverstein”). The borrower sponsors have owned the 11 West 42nd Street Property since 1978.

Tishman is a leading owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across the United States, Europe, Latin America and Asia, building and managing office, residential, life science and retail space in 33 key global markets. Tishman’s signature assets include New York City's Rockefeller Center, São Paulo's Torre Norte, The Springs in Shanghai, Paris Bourse in Paris, and Frankfurt’s OpernTurm and TaunusTurm. Tishman operates and owns a portfolio of over 170 million square feet, worth over $89 billion.

Silverstein, founded in 1957, is a privately held, vertically integrated, full-service real estate development, investment and management firm based in New York City. Silverstein has developed, owned and managed over 40 million square feet of office, residential, hotel, retail and mixed-use properties. Silverstein owns and operates a portfolio of assets valued at over $10 billion, with nearly 16 million square feet of commercial, residential and retail space across ten office towers, a luxury hotel and two luxury rental buildings.

Property Management. The 11 West 42nd Street Property is managed by Tishman Speyer Properties, L.L.C., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $10,000,000 for TI/LC reserves, approximately $5,685,544 for free rent reserves, and approximately $13,479,707 for outstanding TI / LC reserves consisting of (i) tenant improvements of approximately $12,478,243 and (ii) qualified leasing commissions of approximately $1,001,464 relating to specified tenants.

Tax Escrows – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Cash Sweep Period (as defined below), or (ii) upon the borrower’s failure to provide the lender evidence of timely payment of taxes.

Insurance Escrows – The borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Cash Sweep Period, or (ii) upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy.

Replacement Reserves – During a Cash Sweep Period, the borrower is required to deposit monthly amounts of approximately $16,009 into a reserve for replacements for the 11 West 42nd Street Property, subject to a cap of approximately $288,170.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

TI/LC Reserve – The borrower is required to deposit monthly amounts of approximately $240,142 into the TI/LC reserve, and during a Leasing True-Up Period (as defined below), the borrower is required to deposit monthly all excess cash flows into the TI/LC reserve.

Lockbox / Cash Management. The 11 West 42nd Street Whole Loan is structured with a hard lockbox and springing cash management. All rents from the 11 West 42nd Street Property are required to be deposited directly to the lockbox account and, so long as a Cash Sweep Period is not continuing, the borrower is permitted to use the lockbox account as borrower’s operating account. During a Cash Sweep Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the 11 West 42nd Street Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be (a) if a Leasing True-Up Period (as defined below) is continuing, deposited into the leasing reserve or (b) otherwise, held by the lender as additional security for the 11 West 42nd Street Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower to fund shortfalls in debt service on the 11 West 42nd Street Whole Loan or 11 West 42nd Street Mezzanine Loan, shortfalls in required reserve deposits, qualified leasing expenses, operating expenses and capital expenditures set forth in the annual budget, extraordinary expenses, payment of default interest or late fees and certain other amounts as set forth in the 11 West 42nd Street Whole Loan documents. During a Cash Sweep Period, the borrower may post cash or an acceptable letter of credit or utilize excess cash in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal. Such cash or letter of credit will be released to the borrower following the discontinuance of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon the earlier to occur of (i) an event of default under the 11 West 42nd Street Whole Loan documents or the 11 West 42nd Street Mezzanine Loan (as defined below) documents, (ii) the debt yield falling below 9.25% on a trailing 12 month basis (tested quarterly), (iii) after July 6, 2024, the debt service coverage ratio falling below 1.10x on a trailing 12 month basis (tested quarterly), (iv) the commencement of a Lease Sweep Period (as defined below), or (v) the commencement of a Leasing True-Up Period and will terminate upon (a) with respect to clause (i) the cure of such event of default, (b) with respect to clause (ii), the debt yield being at least 9.25% on a trailing 12 month basis (tested quarterly for two consecutive quarters), (c) with respect to clause (iii), the debt service coverage ratio being at least 1.10x on a trailing 12 month basis (tested quarterly for two consecutive quarters), (d) with respect to clause (iv), the occurrence of a Lease Sweep Period Cure Event (as defined below), and (e) with respect to clause (v), the cessation of the Leasing True-Up Period.

A “Lease Sweep Period” will occur upon the earliest to occur of (i) the date that is the earlier of (a) 12 months prior to the expiration of the applicable Lease Sweep Lease (as defined below), (b) the expiration date of any extension option contained within any such Lease Sweep Lease, and (c) the date the subject Lease Sweep Tenant (as defined below) gives notice, in accordance with the applicable Lease Sweep Lease, of its intention not to extend the applicable Lease Sweep Lease as to more than 50% of the total rentable square feet of the subject Lease Sweep Lease, in each case of (a), (b), and (c), unless the subject Lease Sweep Tenant has given notice of renewal or extension of the applicable Lease Sweep Lease in accordance with the terms thereof; (ii) the date on which a Lease Sweep Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable square feet of the subject Lease Sweep Lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Period will occur if the borrower simultaneously or theretofore enters into one or more replacement leases in accordance with the 11 West 42nd Street Whole Loan documents covering all or substantially all of the terminated space (or an equivalent amount of space elsewhere in the building); (iii) the date on which a Lease Sweep Tenant goes dark (unless such Lease Sweep Tenant or any replacement tenant is investment-grade rated) as to more than 50% of its total rentable square footage; (iv) a monetary default or material non-monetary default by a Lease Sweep Tenant under its lease; or (v) a Lease Sweep Tenant or guarantor becomes subject to insolvency proceedings.

A "Lease Sweep Lease” means any lease which, individually or when aggregated with all other leases with the same tenant or its affiliates demises more than 115,000 square feet of the 11 West 42nd Street Property’s net rentable area (excluding any unexercised expansion rights or unexercised preferential rights to lease additional space contained in such lease).

A “Lease Sweep Tenant” means each tenant under a Lease Sweep Lease.

A “Lease Sweep Period Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Period, entry into one or more replacement leases in accordance with the 11 West 42nd Street Whole Loan documents covering substantially all of the applicable square feet (or an equivalent amount of space elsewhere in the 11 West 42nd Street Property) and the lease sweep cure conditions have been satisfied; (b) with respect to clause (iii) of the definition of Lease Sweep Period, the date on which the Lease Sweep Tenant re-opens within at least 50% of its total rentable square feet for a period of not less than three months, (c) with respect to clause (iv) of the definition of Lease Sweep Period, the date on which the default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Period, the Lease Sweep Tenant or guarantor insolvency proceedings have terminated and the Lease Sweep Lease or the applicable guaranty has been affirmed, assumed, or assigned in a manner satisfactory to the lender. The amounts collected during a Cash Sweep Period for a Lease Sweep Period will be capped at $75 per square feet of affected space (and upon first achieving the same, the applicable Cash Sweep Period shall cease assuming no other Cash Sweep Period is continuing).

A “Leasing True-Up Period” means a period (A) commencing if, at any point after July 6, 2026, (x) the anticipated amount of qualified leasing expenses to be incurred by the borrower during the remainder of the 11 West 42nd Street Whole Loan term (tested on July 6, 2026, and every 12th month anniversary thereafter, as determined by the borrower in the exercise of commercially reasonable judgment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 7 – 11 West 42nd Street

and approved by the lender, such approval not to be unreasonably withheld, conditioned, or delayed by the lender so long as such determination is supported by market data provided by the borrower to the lender (such anticipated amount, the “Remaining Leasing Expense Amount”) is in excess of (y) the sum of (i) the amount of funds then on deposit in the TI/LC reserve plus (ii) the aggregate amount of scheduled monthly deposits remaining to be made to the TI/LC reserve during the remainder of the 11 West 42nd Street Whole Loan term (the sum of the foregoing (i) and (ii) as of any given date, the “Available Leasing Reserve Funds”) and (B) terminating upon the date upon which the amount of Available Leasing Reserve Funds equals the Remaining Leasing Expense Amount.

In addition to the foregoing cash management provisions, due to the failure of the borrower to execute the amendment to the Michael Kors lease described in “Major Tenants” (above) on or before July 30, 2023, the borrower is presently prohibited from distributing any excess cash after payment of debt service and property-level operating expenses to any member or other direct or indirect owner of the borrower until the earlier of (i) the execution of such amendment to the Michael Kors lease or (ii) the execution of one or more replacement leases covering at least 200,000 square feet on lease terms at least as favorable to the borrower as the proposed amendment to the Michael Kors lease

Subordinate Debt. None. However, the borrower will be permitted to enter into a single (x) “property-assessed clean energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the 11 West 42nd Street Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the 11 West 42nd Street Property in an amount not to exceed $10,000,000, subject to the lender’s prior written approval of the terms and structure (which approval may be conditioned upon receipt of a rating agency confirmation). See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

Mezzanine Debt. Concurrently with the funding of the 11 West 42nd Street Whole Loan, BANA originated a mezzanine loan in the amount of $56.0 million (the “11 West 42nd Street Mezzanine Loan”). The 11 West 42nd Street Mezzanine Loan is secured by the direct equity interests in the borrower and is coterminous with the 11 West 42nd Street Whole Loan. The 11 West 42nd Street Mezzanine Loan accrues interest at a rate of 14.00000% per annum. A mezzanine intercreditor agreement was executed at loan origination. Subsequent to loan origination, the mezzanine loan was sold by BANA to an affiliate of Taconic Capital.

11 West 42nd Street Mezzanine Loan Summary
	Original Principal Balance	Interest Rate	Original Term (mos)	Original Amortization Term (mos)	Original IO Term (mos)	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
11 West 42nd Street Mezzanine Loan	$56,000,000	14.0000%	60	0	60	1.00x	9.6%	59.5%
(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV reflect the aggregate of the Cut-off Date balance of the 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office

222 BERKELEY STREET | OFFICE

Floor	Tenants
22	Abrams Capital Management 13,703 SF 4/2033
21	Abrams Capital Management 14,371 SF 4/2033
20	Orrick Herrington & Sutcliffe 14,315 SF 3/2030
19	Orrick Herrington & Sutcliffe 9,320 SF 3/2030; Alteryx Inc 8,171 SF 2/2026
18	Summit Partners 18,994 SF 11/2033
17	Summit Partners 20,448 SF 11/2033
16	Weiss Asset Management 11,760 SF 10/2025; Martignetti Grocery 4,702 SF 11/2026; Weiss Asset Management 3,463 SF 10/2025
15	GW&K Investment Management 19,852 SF 2/2033
14	GW&K Investment Management 19,851 SF 2/2033
13	MFN Partners Management 6,772 SF 8/2024; GW&K Investment Management 7,601 SF 2/2033; Lee & Rivers 5,478 SF 4/2025
12	Rhythm Pharmaceuticals, Inc. 13,677 SF 7/2025; Denneen & Company 6,185 SF 2/2024
11	Lazard Group 14,380 SF 1/2029; Guggenheim Securities 5,472 SF 9/2024
10	Summit Partners 19,880 SF 11/2033
9	Summit Partners 19,265 SF 11/2033
8	Weiss Asset Management 19,537 SF 10/2034
7	Wayfair[1] 19,523 SF 12/2031
6	Wayfair[1] 41,174 SF 12/2031
5	DraftKings Inc. 45,161 SF 3/2029
4	Wayfair[1] 45,834 SF 12/2031
3	Wayfair[1] 43,840 SF 12/2031
2	Visnick & Caulfield Associates 7,468 SF 4/2025; Wayfair[1] 11,260 SF 12/2031; Oxford Management Office 2,784 SF 3/2026
1	Vacant 1,457 SF

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

222 BERKELEY STREET | RETAIL

Floor	Tenants
2	Vacant 428 SF; Bank of America 6,425 SF 3/2028
1	Bank of America 6,105 SF 3/2028; Boston Private Financial 4,498 SF 6/2031; Trader Joe's (Executed Lease) 10,912 SF 12/2034; Gentlemen's Choice 413 SF 12/2024; STK (Executed Lease) 7,215 SF 5/2034

Vacant | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office

500 BOYLSTON STREET | OFFICE

Floor	Tenant(s)
25	Pacific Heights Asset Mgmt 12,572 SF 3/2026; Baird 4,284 SF 8/2026; Transmit Security, Inc. 7,025 SF 3/2024
24	Finepoint Capital 13,095 SF 2/2026; Webster Bank 10,766 SF 12/2025
23	Skadden Arps Slate Meagher 23,861 SF 2/2029
22	Skadden Arps Slate Meagher 23,861 SF 2/2029
21	Rockpoint Group 23,861 SF 2/2029
20	H.I.G Capital 16,858 SF 1/2025; Freehold Capital Management 4,938 SF 1/2025; H.I.G Capital 1,306 SF 1/2025
19	Salesforce 23,289 SF 4/2028
18	Salesforce 23,353 SF 4/2028
17	Kowa Research Institute 12,444 SF 1/2030; Cooley 10,897 SF 5/2032
16	Cooley 14,562 SF 5/2032; Wheelock Street Capital 4,038 SF 1/2026; Crosspoint Capital Partners 4,754 SF 7/2024
15	Cooley 23,353 SF 5/2032
14	Cooley 23,353 SF 5/2032
13	Adicet Bio 9,501 SF 7/2026; ATV Capital Management 5,461 SF 4/2025; Vacant 8,391 SF
12	First Eagle Alternative Credit 18,628 SF 9/2025; Balyasny Asset Management 4,544 SF 9/2025
11	Polen Capital 6,830 SF 3/2031; Polen Capital 5,321 SF 1/2025; Monument Group 11,202 SF 10/2025
10	Wayfair[1] 23,353 SF 12/2031
9	Wayfair[1] 22,955 SF 12/2031
8	Wayfair[1] 22,662 SF 12/2031
7	Wayfair[1] 22,638 SF 12/2031
6	Wayfair[1] 23,681 SF 12/2031; Vista Higher Learning 35,318 SF 11/2024
5	DraftKings Inc. 59,899 SF 3/2029
4	DraftKings Inc. 30,044 SF 3/2029; CBIZ Accounting 32,431 SF 8/2027
3	Wayfair[1] 48,154 SF 12/2031; Weiss Asset Management 2,928 SF 10/2034
2	Vacant 21,718 SF; Wayfair[1] 31,238 SF 12/2031

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

500 BOYLSTON STREET | RETAIL

Floor	Tenant(s)
1	Trader Joe's (Executed Lease) 5,600 SF 12/2034; Vacant 21,601 SF; SoulCycle 4,265 SF 7/2031; Juice Press 1,243 SF 1/2026

Vacant | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office

Back Bay
222 Berkeley Street and 500 Boylston Street
Boston, MA 02116
BOSTON
Charles River
Charlesbank Park
Massachusetts General Hospital
Shriners Hospital For Children
Thoreau Path
Longfellow Br.
Cambridge St
Beacon Hill
Pinckney St
State House
Hatch Memorial Shell
Fisher College
Charles River Esplanade
Storrow Memorial Dr
Beacon St
Boston Public Gardens
Boston Common
Arlington St
Charles St
Tremont St
Back Bay
Marlborough St
Commonwealth Ave
Newbury St
Boylston St
Exeter St
Dartmouth St
Clarendon St
Berkeley St
GREEN LINE
RED LINE
BLUE LINE
ORANGE LINE
222 Berkeley
John Hancock Building
Boston Public Library
Hynes Convention Center
Prudential Center
Prudential Tower
101 Huntington
111 Huntington
Copley Place
131 Dartmouth Street
SUFFOLK COUNTY
Massachusetts Turnpike
Columbus Ave
Stuart St
Emerson College
Newbury College
Wang Theatre
Millennium Place
Chinatown
Tufts Univ. School of Medicine
New England Medical Center
Tufts Medical Center
Lafayette City Center
Macy's
Suffolk University
TD Garden
NORTH STATION
O'Neill Federal Building
Merrimac St
Suffolk Country Registry
Sudbury St
JFK Federal Bldg.
City Hall Plaza
1 Beacon Street
1 Boston Place
School St
1 Lincoln Street
Essex St
Marriott Downtown Boston
345 Harrison
Harrison Ave
E Berkeley St
Traveler St
W. 4th St
Rotch Playground
South Boston
South End
Boston Ctr. for the Arts
Shawmut Ave
Union Park St
Southeast Expwy
South of Washington
Blackstone Square
Symphony Hall
Northeastern University
Massachusetts Ave
St. Botolph St
MBTA COMMUTER RAIL
W. Newton St
SILVER LINE
Atlantic Ocean
CAMBRIDGE
BOSTON
Waltham
Newton
Brookline
Somerville
Medford
Malden
Revere
Lynn
Quincy
Weymouth
Milton
Dedham
Needham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office
Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1)(2):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1)(2):	$25,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.1%	Net Rentable Area (SF):	1,283,670
Loan Purpose:	Refinance	Location:	Boston, MA
Borrower:	500 Boylston & 222 Berkeley Owner (DE) LLC	Year Built / Renovated:	1987, 1991 / 2016-2022
Borrower Sponsors:	JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation and OPG Investment Holdings (US), LLC	Occupancy:	95.8%
Interest Rate(3):	6.29800%	Occupancy Date:	4/30/2023
Note Date:	6/7/2023	4th Most Recent NOI (As of):	$51,254,278 (12/31/2020)
Maturity Date:	7/6/2028	3rd Most Recent NOI (As of):	$61,539,300 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$62,722,256 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$63,014,340 (TTM 3/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	93.6%
Amortization Type:	Interest Only	UW Revenues:	$115,015,445
Call Protection(4):	L(25),DorYM1(28),O(7)	UW Expenses:	$37,554,805
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$77,460,640
Additional Debt(2):	Yes	UW NCF:	$77,203,906
Additional Debt Balance(2):	$450,000,000 / $65,000,000 / $40,000,000	Appraised Value / Per SF(7):	$1,410,000,000 / $1,098
Additional Debt Type(2):	Pari Passu / Subordinate/ Mezzanine	Appraisal Date(7):	10/19/2022

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$370	$421	$452
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$370	$421	$452
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(7):	33.7%	38.3%	41.1%
TI/LC Reserve(5):	$26,723,400	Springing	N/A	Maturity Date LTV(7):	33.7%	38.3%	41.1%
Other(6):	$31,137,229	$0	N/A	UW NCF DSCR:	2.55x	2.16x	1.94x
				UW NOI Debt Yield:	16.3%	14.3%	13.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(2)	$475,000,000	76.4%	Payoff Existing Debt(8)	$546,966,371	88.0%
Subordinate Loan(2)	65,000,000	10.5	Reserves	57,860,629	9.3%
Borrower Sponsor Equity	41,583,604	6.7	Closing Costs	16,756,604	2.7%
Mezzanine Loan(2)	40,000,000	6.4
Total Sources	$621,583,604	100.0%	Total Uses	$621,583,604	100.0%
(1)	The Back Bay Office Whole Loan (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Goldman Sachs Bank USA (“GSBI”), Wells Fargo Bank, National Association (“WFBNA”), New York Life Insurance Company (“New York Life”), and Teachers Insurance and Annuity Association of America (“TIAA”). The Cut-off Date Balance of $25,000,000 represents the non-controlling note A-4-2 contributed by Zions Bancorporation, N.A.
(2)	The Back Bay Office Mortgage Loan (as defined below) is part of the Back Bay Office Whole Loan which has an original aggregate principal balance of $540,000,000, which is comprised of 15 senior pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $475,000,000 and two subordinate promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000. Additionally, a mezzanine loan was originated with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “Back Bay Office Mezzanine Loan,” and together with the Back Bay Office Whole Loan, the “Back Bay Office Total Debt”). The Financial Information in the chart above reflects the Back Bay Office Senior Loan (as defined below), the Back Bay Office Whole Loan and the Back Bay Office Total Debt. For additional information, see “The Loan” below.
(3)	Represents the interest rate of the Back Bay Office Senior Loan. The interest rate of the Back Bay Office Subordinate Companion Loan (as defined below) is 8.2000% per annum.
(4)	Defeasance, or prepayment of the Back Bay Office Whole Loan (together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium) in whole, but not in part, is permitted at any time after the earlier of (i) June 7, 2026 and (ii) the second
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office
anniversary of the date on which the entire Back Bay Office Whole Loan (other than Note A-1, Note A-2, Note B-1 and Note B-2) has been securitized. The assumed lockout period of 25 months is based on the closing date of the BMO 2023-C6 securitization transaction in August 2023. The actual lockout period may be longer.
(5)	The borrower is not required to make monthly deposits into the TI/LC reserve account until the first monthly payment date in which the undisbursed portion of the Upfront TI/LC Reserve of $26,723,400 is less than or equal to $15,000,000. Upon such event, the borrower will be required to deposit $213,969 on a monthly basis. See “—Escrows and Reserves” below.
(6)	Other reserves include an upfront outstanding TI/LC reserve of approximately $21,283,070 and a free rent reserve of approximately $9,854,159. See “—Escrows and Reserves” below.
(7)	Based on the “as is (extraordinary assumption)“ appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. Based on the “as-is” appraised value of $1,345,000,000, the Cut-off Date LTV and Maturity Date LTV for the Back Bay Office Senior Loan, the Back Bay Office Whole Loan and the Back Bay Office Total Debt are equal to 35.3%, 40.1% and 43.1%, respectively.
(8)	Prior financing was originally $660,000,000 which was reduced by approximately $48.2 million of amortization prior to December 2022. In addition, in December 2022, the borrower sponsor executed an approximately $59.9 million paydown in conjunction with a short term loan extension.

The Loan. The eighth largest mortgage loan (the “Back Bay Office Mortgage Loan”) is part of a whole loan (the “Back Bay Office Whole Loan”) that is evidenced by (i) the Back Bay Office Mortgage Loan, (ii) 14 senior pari passu promissory notes, which, along with the Back Bay Office Mortgage Loan, have an aggregate original principal amount of $475,000,000 (the “Back Bay Office Pari Passu Companion Loans”, and together with the Back Bay Office Mortgage Loan, the “Back Bay Office Senior Loan”), (iii) two subordinate promissory notes in the original principal amount of $65,000,000 (the “Back Bay Office Subordinate Companion Loan”), and (iv) a mezzanine loan in the original principal amount of $40,000,000 (the “Back Bay Office Mezzanine Loan”). The Back Bay Office Whole Loan was co-originated on June 7, 2023 by DBNY, GSBI, WFBNA, New York Life and TIAA. The Back Bay Office Whole Loan is secured by a first priority mortgage on the borrower’s fee simple interest in a 1,283,670 square foot office property located in Boston, Massachusetts (the “Back Bay Office Property”). The Back Bay Office Mortgage Loan is evidenced by the non-controlling note A-4-2 with an original and outstanding principal balance of $25,000,000, which Zions Bancorporation, N.A. acquired from DBNY on July 13, 2023. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The Back Bay Office Senior Loan accrues interest at a fixed rate of 6.29800% per annum and the Back Bay Office Subordinate Companion Loan accrues interest at a fixed rate of 8.20000% per annum. The Back Bay Office Whole Loan has an initial term of 60 months, a remaining term of 59 months and is interest-only for the full term. The scheduled maturity date of the Back Bay Office Whole Loan is the payment date that occurs in July 2028. The proceeds of the Back Bay Office Whole Loan were used to refinance the Back Bay Office Property, pay origination costs, and fund upfront reserves.

Defeasance or prepayment (together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium) of the Back Bay Office Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) June 7, 2026 and (ii) the second anniversary of the date on which the entire Back Bay Office Whole Loan (other than note A-1, note A-2, note B-1 and note B-2) has been securitized. The assumed lockout period of 25 months is based on the expected BMO 2023-C6 securitization closing date in August 2023. The actual lockout period may be longer. Voluntary prepayment of the Back Bay Office Whole Loan in whole (but not in part), without payment of any prepayment fee or yield maintenance premium is permitted on and after the payment date occurring in January 2028.

The table below summarizes the promissory notes that comprise the Back Bay Office Whole Loan. The relationship between the holders of the Back Bay Office Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The Back Bay Office Whole Loan will be serviced under the Benchmark 2023-B39 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$137,500,000	$137,500,000	New York Life	No(2)
A-2	$100,000,000	$100,000,000	TIAA	No(2)
A-3	$22,500,000	$22,500,000	Benchmark 2023-V3	No
A-4-1	$30,000,000	$30,000,000	Benchmark 2023-B39	No(2)
A-4-2	$25,000,000	$25,000,000	BMO 2023-C6	No
A-4-3	$5,000,000	$5,000,000	Benchmark 2023-V3	No
A-5-1	$17,500,000	$17,500,000	BMO 2023-5C1	No
A-5-2	$12,500,000	$12,500,000	DBRI or its affiliate(1)	No
A-6	$50,000,000	$50,000,000	BANK5 2023-5YR2	No
A-7-A	$15,000,000	$15,000,000	WFBNA(1)	No
A-7-B	$10,000,000	$10,000,000	BANK5 2023-5YR2	No
A-8-1	$20,000,000	$20,000,000	Benchmark 2023-B39	No
A-8-2-A	$17,500,000	$17,500,000	Benchmark 2023-V3	No
A-8-2-B	$2,500,000	$2,500,000	BMO 2023-5C1	No
A-8-3	$10,000,000	$10,000,000	BMO 2023-5C1	No
Total Senior Loan	$475,000,000	$475,000,000
B-1	$39,000,000	$39,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	Yes(2)
B-2	$26,000,000	$26,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	No
Whole Loan	$540,000,000	$540,000,000
(1)	Expected to be contributed to one or more future securitizations.
(2)	The Back Bay Office Whole Loan is a Pari Passu-AB whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan.

The Property. The Back Bay Office Property is a 1,283,670 square foot Class A property located on a full square block at the intersection of Berkeley and Boylston Streets in the Back Bay neighborhood of Boston, Massachusetts. The Back Bay Office Property is made up of two interconnected buildings, developed by architects Philip Johnson and Robert A.M. Stern, with 500 Boylston Street built in 1987 and 222 Berkeley Street built in 1991. The Back Bay Office Property includes amenity-forward ground floor retail and proximity to major Boston transportation arteries. The Back Bay Office Property features flexible floor plates ranging from 14,000 to 100,000 square feet, 12’-13’ slab-to-slab ceiling heights and a retail mix of restaurants and fitness tenants. Since acquiring the Back Bay Office Property in 2015, the borrower sponsor has invested approximately $192 million ($150 per square foot) on leasing costs and renovation capital. Recent initiatives include renovations to the central courtyard and improvements to building common areas including a rejuvenated lobby atrium common space. The Back Bay Office Property consists of two of only 13 buildings in Boston to achieve LEED Platinum status. As of April 30, 2023, the Back Bay Office Property was 95.8% leased to 46 tenants with the largest tenant accounting for 27.8% of NRA.

The Back Bay Office Property is currently 95.8% occupied as of April 30, 2023, by a granular collection of technology, finance, and law tenants. The largest tenant is Wayfair (356,312 square feet | 19.5% of underwritten base rent | lease expiration: December 31, 2031), an online platform focused exclusively on the approximately $800 billion home goods market (see further information under “Major Tenants”). Additional top tenants include: DraftKings Inc. (125,104 square feet | 7.3% of underwritten base rent | lease expiration: March 31, 2029); Summit Partners (78,587 square feet | 7.4% of underwritten base rent | lease expiration: November 30, 2033); Cooley (72,165 square feet | 6.6% of underwritten base rent | lease expiration: May 31, 2032 | AM Law 2022 #16); and Skadden Arps Slate Meagher (47,722 square feet | 3.8% of underwritten base rent | lease expiration: February 28, 2029 | AM Law 2022 #5). While the Back Bay Office Property is 95.8% occupied, as of April 30, 2023, and only 26.4% of NRA is scheduled to roll during the five-year loan term, Wayfair is currently dark in its space but is currently paying full unabated rent.

Major Tenants. The three largest tenants based on underwritten base rent are Wayfair, Summit Partners and DraftKings Inc. (“Draft Kings”).

Wayfair (356,312 square feet; 27.8% NRA; 19.5% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Wayfair is a large online platform focused exclusively on the home goods market. Wayfair provides approximately 33 million furniture, home décor, houseware, and home improvement products to customers in the United States and internationally, under various brands through its websites including Wayfair, Joss & Main, All Modern, Birch Lane, and Perigold. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 18,000 people. Wayfair is currently dark in its space, however as of the origination date Wayfair was paying full unabated rent. We cannot assure you whether Wayfair will continue to pay rent as expected or at all. Wayfair’s lease expires on December 31, 2031. Wayfair has subleased 19,523 square feet of space on the 7th floor to Drift.com at $57.50 per square foot, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently marketing 156,436 square feet of its remaining space for sublease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office

Summit Partners (78,587 square feet; 6.1% NRA; 7.4% of underwritten base rent, Moody’s/S&P/Fitch: B3/B/B-): Founded in 1984, Summit Partners is a global alternative investment firm that is currently managing more than $35 billion in capital dedicated to growth equity, fixed income and public equity opportunities. Summit Partners has invested in more than 500 companies in technology, healthcare and other growth industries. Summit Partners has backed many fintech and software service companies, including Calypso Technology, Clearwater Analytics (NYSE: CWAN), EngageSmart (NYSE: ESMT), Gainsight, Jamf (NYSE: JAMF), Klaviyo, RightNow and Smartsheet (NYSE: SMAR). Summit Partners maintains offices in North America and Europe and invests in companies around the world. Summit Partners’ lease expires on November 30, 2033. Summit Partners is in a free rent period for 54,416 square feet through November 2023, which was reserved in full at origination. We cannot assure you that Summit Partners will commence paying rent as expected or at all.

Draft Kings (125,104 square feet; 9.7% NRA; 7.3% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): DraftKings Inc. is a digital sports entertainment and gaming company with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings Inc. is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for operators in 17 countries. DraftKings Inc.’s lease at the Back Bay Office Property commenced in December 2017 and expires in March 2029 followed by two, five-year extension options. DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year from the rent commencement date (March 10, 2026), with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.

Environmental. According to a Phase I environmental assessment dated November 15, 2022, there was no evidence of any recognized environmental conditions at the Back Bay Office Property.

The following table presents certain information relating to the historical occupancy of the Back Bay Office Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
96.0%	97.0%	96.8%	95.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Back Bay Office Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Wayfair(3)(4)	NR/NR/NR	356,312	27.8%	$38.00	$13,539,856	19.5%	12/31/2031
Summit Partners(5)	B3/B/B-	78,587	6.1	$65.04	5,111,125	7.4	11/30/2033
DraftKings Inc.(6)	NR/NR/NR	125,104	9.7	$40.67	5,087,655	7.3	3/31/2029
Cooley(7)	NR/NR/NR	72,165	5.6	$63.51	4,583,500	6.6	5/31/2032
Salesforce(8)	A2/A+/NR	46,642	3.6	$83.00	3,871,286	5.6	4/30/2028
GW&K Investment Management	A3/BBB+/NR	47,304	3.7	$72.00	3,405,888	4.9	2/28/2033
Weiss Asset Management(9)(10)	NR/NR/NR	37,688	2.9	$71.22	2,684,320	3.9	Various
Skadden Arps Slate Meagher	NR/NR/NR	47,722	3.7	$55.00	2,624,710	3.8	2/28/2029
Abrams Capital Management(11)	NR/NR/NR	28,074	2.2	$79.00	2,217,846	3.2	4/30/2033
Orrick Herrington & Sutcliffe	NR/NR/NR	23,635	1.8	$75.12	1,775,542	2.6	3/31/2030
Largest Tenants		863,233	67.2%	$52.02	$44,901,728	64.7%
Other Tenants(12)		366,842	28.6	$66.65	24,449,836	35.3
Occupied Collateral Total / Wtd. Avg.		1,230,075	95.8%	$56.38	$69,351,564	100.0%
Vacant Space		53,595	4.2
Total / Wtd. Avg. All Owned Tenants		1,283,670	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wayfair is currently dark in its space, but as of the origination date was paying unabated rent. We cannot assure you whether Wayfair will continue paying rent as expected or at all.
(4)	Wayfair has subleased 19,523 square feet of space on the 7th floor to Drift.com at $57.50 per square foot, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently marketing 156,436 square feet of its remaining space for sublease.
(5)	Summit Partners is in a free rent period for 54,416 square feet through November 2023, which was reserved in full at origination. We cannot assure you that Summit Partners will commence paying rent as expected or at all.
(6)	DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year from the rent commencement date (March 10, 2026) with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.
(7)	Cooley has the one time right to terminate its space on the 16th floor (14,562 square feet) as of May 31, 2025 with between 12 to 18 months written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.
(8)	Salesforce has subleased 23,353 square feet of its space to Providence Equity Partners, Aeris Partners at a rate of $80.97 per square foot, which sublease is co-terminous with the prime lease.
(9)	According to the underwritten rent roll as of April 30, 2023, two Weiss Asset Management spaces totaling 15,223 square feet have an underwritten lease expiration of October 31, 2025; however, pursuant to the lease amendment dated November 15, 2022, its expected lease expiration is October 31, 2034, which would result in a weighted average remaining term of 11.2 years for Weiss Asset Management.
(10)	Weiss Asset Management is currently in a free rent period for 19,537 square feet until August 1, 2024, which was reserved in full at origination. We cannot assure you that Weiss Asset Management will commence paying rent as expected or at all.
(11)	Abrams Capital Management is currently in a free rent period until December 15, 2023, which was reserved in full at origination. We cannot assure you that Abrams Capital Management will commence paying rent as expected or at all.
(12)	Other Tenants includes two tenants (Trader Joe’s and STK), totaling 1.8% of net rentable area that have not yet taken occupancy. STK is expected to take occupancy in December 2023 and Trader Joe’s is expected to take occupancy in June 2024. We cannot assure you that either tenant will take occupancy of its respective space as expected or at all.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Structural and Collateral Term Sheet	BMO 2023-C6
No. 8 – Back Bay Office

The following table presents certain information relating to the tenant lease expirations of the Back Bay Office Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	53,595	4.2%	NAP	NA	P	53,595	4.2%	NAP	NAP
2023	0	0	0.0	$0	0.0%		53,595	4.2%	$0	0.0%
2024	7	65,939	5.1	3,413,905	4.9		119,534	9.3%	$3,413,905	4.9%
2025(3)	12	120,770	9.4	8,093,017	11.7		240,304	18.7%	$11,506,922	16.6%
2026	9	60,390	4.7	5,060,933	7.3		300,694	23.4%	$16,567,855	23.9%
2027	1	32,431	2.5	1,167,516	1.7		333,125	26.0%	$17,735,371	25.6%
2028	2	59,172	4.6	5,133,946	7.4		392,297	30.6%	$22,869,317	33.0%
2029	4	211,067	16.4	10,217,124	14.7		603,364	47.0%	$33,086,441	47.7%
2030	2	36,079	2.8	2,847,592	4.1		639,443	49.8%	$35,934,034	51.8%
2031	4	371,905	29.0	15,324,573	22.1		1,011,348	78.8%	$51,258,607	73.9%
2032	1	72,165	5.6	4,583,500	6.6		1,083,513	84.4%	$55,842,107	80.5%
2033	3	153,965	12.0	10,734,859	15.5		1,237,478	96.4%	$66,576,966	96.0%
2034 & Thereafter(3)	3	46,192	3.6	2,774,598	4.0		1,283,670	100.0%	$69,351,564	100.0%
Total	48	1,283,670	100.0%	$69,351,564	100.0%
(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease expiration schedule.
(2)	Based on the underwritten rent roll dated April 30, 2023.
(3)	According to the underwritten rent roll as of April 30, 2023, two Weiss Asset Management spaces totaling 15,223 square feet have an underwritten lease expiration of October 31, 2025; however, pursuant to the lease amendment dated November 15, 2022, their expected lease expiration is October 31, 2034, which would result in a weighted average remaining term of 11.2 years for Weiss Asset Management.

The following table presents certain information relating to the underwritten cash flows of the Back Bay Office Property:

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$51,526,277	$59,949,889	$59,804,916	$58,642,289	$69,351,564	$54.03	64.2%
Step Rent(4)	0	0	0	0	1,362,984	1.06	1.3
Step Rent Credit(5)	0	0	0	0	521,804	0.41	0.5
Value of Vacant Space	0	0	0	0	4,911,403	3.83	4.5
Gross Potential Rent	$51,526,277	$59,949,889	$59,804,916	$58,642,289	$76,147,755	$59.32	70.4%
Total Reimbursements	24,669,444	27,067,738	28,017,620	28,290,450	31,949,642	24.89	29.6
Net Rental Income	$76,195,721	$87,017,627	$87,822,536	$86,932,739	$108,097,396	$84.21	100.0%
Other Income	7,723,812	8,115,682	11,231,780	13,140,165	11,829,452	9.22	10.9
(Vacancy/Credit Loss)(6)	(633,236)	(359,541)	(80,985)	(80,987)	(4,911,403)	(3.83)	(4.5)
Effective Gross Income	$83,286,297	$94,773,768	$98,973,331	$99,991,917	$115,015,445	$89.60	106.4%
Total Expenses	32,032,019	33,234,468	36,251,075	36,977,577	37,554,805	29.26	32.7
Net Operating Income(7)(8)	$51,254,278	$61,539,300	$62,722,256	$63,014,340	$77,460,640	$60.34	67.3%
Total TI/LC, Capex/RR	0	0	0	0	256,734	0.20	0.2
Net Cash Flow	$51,254,278	$61,539,300	$62,722,256	$63,014,340	$77,203,906	$60.14	67.1%
(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	TTM reflects the trailing 12 month period ending on March 31, 2023.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Represents contractual rent steps through April 1, 2024.
(5)	Represents straight-line rent average through each tenant’s lease expiration for investment-grade tenants and tenants included in a legal industry magazine listing of the top 100 United States law firms by revenues (“Top 100 Law Firms”).
(6)	Vacancy also encompasses bad debt, which includes provisions made for COVID-19 abatements in 2020 and credits for unused provisions in 2021.
(7)	The increase in Net Operating Income from 2020 to 2021 was primarily driven by nine tenants, representing 6.6% of net rentable area with leases that began or renewed/extended in 2021, rent increases for tenants in place, and an increase in total recoveries.
(8)	The increase from TTM 3/31/2023 to Underwritten Net Operating Income was primarily driven by including credit for six leases which began in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment-grade and Top 100 Law Firm tenants, contractual rent steps, and an increase in recoveries.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Back Bay Office

The Market. The Back Bay Office Property is located in Boston, Suffolk County, Massachusetts, in the Back Bay office submarket. The Back Bay office submarket, one of nine distinct geographic concentrations within Boston, contains 14.3 million market rate rental square feet of office space, or 10.3% of the Boston metro's total inventory of office space. In the ten-year period beginning with the third quarter of 2012, new additions to the submarket totaled 884,000 square feet, while 58,000 square feet were removed by developer activity. The net total gain of 826,000 square feet equates to an annualized inventory growth rate of 0.6%, trailing slightly the Boston metropolitan growth rate of 1.0% over the same period. The Back Bay office submarket consists of approximately 17,357,250 square feet of rentable office space as of May 6, 2023. The average market rent for the Back Bay office submarket is $59.09 per square foot and the average vacancy rate is 9.4%.

Comparable Office Leases(1)
Property Name/Location	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Back Bay Office Boston, MA	Various	Various	$56.38(2)	Various	Various	NNN
John Hancock Tower Boston, MA	Versanis Bio, Inc.	5,190	$80.00	Jun-23	5.0 Yrs	NNN
Prudential Center Boston, MA	Foley & Lardner	99,644	$96.90	Mar-24	5.0 Yrs	Gross + TE
Prudential Tower Boston, MA	Federal Home Loan Bank	39,185	$57.00	Jan-24	15.0 Yrs	Gross + TE
One Exeter Plaza Boston, MA	Cerulli Associates	10,917	$82.00	Nov-22	10.5 Yrs	Gross + TE
101 Huntington Boston, MA	Audax Management	101,815	$78.00	Nov-22	14.2 Yrs	Gross + TE
(1)	Source: Appraisal.
(2)	Represents total weighted average of all tenants at the Back Bay Office Property based on the underwritten rent roll dated April 30, 2023.

The Borrower. The borrower is 500 Boylston & 222 Berkeley Owner (DE) LLC, a Delaware limited liability company, structured to be a single purpose bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Back Bay Office Whole Loan.

The Borrower Sponsors. The borrower sponsors are JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation (“OMERS”), and OPG Investment Holdings (US), LLC, and the non-recourse carveout guarantor is OPG Investment Holdings (US), LLC. The borrower is owned by a joint venture between J.P. Morgan Asset Management (“JPMAM”) and Oxford Properties (“Oxford”). JPMAM, with assets under management of $2.2 trillion as of September 30, 2022, is a global investment manager. JPMAM’s clients include institutions, retail investors and high-net worth individuals. JPMAM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity.

Oxford is a global real estate investor, asset manager, and builder. It builds, buys, and grows defined real estate operating businesses. Established in 1960, Oxford and its portfolio companies reported that they manage approximately $80 billion (CAD) of assets across four continents on behalf of their investment partners. Oxford’s owned portfolio encompasses office, logistics, retail, multifamily residential, life sciences and hotels; it spans nearly 164 million square feet. Oxford is owned by OMERS, the Canadian defined benefit pension plan for Ontario’s municipal employees. OPG Investment Holdings (US), LLC, the non-recourse carveout guarantor, is owned by OMERs, and does not have an ownership interest in the borrower.

Property Management. The Back Bay Office Property is managed by Oxford I Asset Management USA Inc., a Delaware corporation, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Back Bay Office Whole Loan, the borrower deposited (i) $26,723,400 (the “Upfront Rollover Deposit”) into a TI/LC rollover reserve, (ii) $21,283,070 into an outstanding TI/LC reserve and (iii) $9,854,159 into a free rent reserve.

Tax Escrows – On each monthly payment date during a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the borrower over the next-ensuing 12-month period.

Insurance Escrows – On each monthly payment date during a Trigger Period, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be required for the renewal of coverage. The borrower does not need to deposit payments on each monthly payment date into the insurance reserve if an acceptable blanket policy is in effect.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis during the continuance of a Trigger Period, an amount equal to $21,397.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Back Bay Office

TI/LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $213,969; provided, however, such monthly deposits will not commence until the Upfront Rollover Deposit becomes equal to or less than $15,000,000.

Lockbox / Cash Management. The Back Bay Office Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents of the Back Bay Office Property to be transmitted directly by the tenants into a lockbox account controlled by the lender. The borrower and property manager are required to deposit all revenues otherwise received relating to the Back Bay Office Property (other than tenant security deposits) into the lockbox account within two business days following receipt. All funds deposited into the lockbox are required to be transferred on a daily basis to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Back Bay Office Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Back Bay Office Whole Loan documents are required to (i) to the extent that any Trigger Period exists other than solely as the result of a Lease Sweep Period (as defined below), be deposited into an excess cash flow reserve account as additional collateral for the Back Bay Office Whole Loan, or (ii) during a Trigger Period continuing due to a Lease Sweep Period (regardless of whether any other Trigger Period is continuing), to be deposited into the lease sweep account.

A “Trigger Period” means a period that commences (i) upon the occurrence of an event of default under the Back Bay Office Whole Loan documents until cured, (ii) upon the debt yield falling below (a) 8.50% based on the combined outstanding principal balance of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan or (b) 9.10% based on the outstanding principal balance of the Back Bay Office Whole Loan, as of the last day of any quarter (a “Low Debt Yield Period”) until the debt yield is equal to or greater than 8.50% for one calendar quarter for the Back Bay Office Whole Loan and Back Bay Office Mezzanine Loan or the debt yield is equal to or greater than 9.10% for one calendar quarter for the Back Bay Office Whole Loan (provided that the borrower may cure or avoid a Low Debt Yield Period by delivering to the lender cash or a letter of credit in the amount by which the outstanding principal balance of the Back Bay Office Whole Loan and/or the Back Bay Office Mezzanine Loan, as applicable, would need to be reduced for the applicable debt yield test to be satisfied), (iii) if a property manager is an affiliate of the borrower or guarantor and becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, unless such property manager is replaced within 30 days until the manager is replaced with a non-affiliated manager in accordance with the terms of the Back Bay Office Whole Loan, (iv) upon the occurrence of an event of default under the Back Bay Office Mezzanine Loan documents until the mezzanine lender sends the lender a notice that such event of default has been cured or waived, or (v) upon the commencement of a Lease Sweep Period until such Lease Sweep Period ceases pursuant to the terms of the Back Bay Office Whole Loan documents.

A “Lease Sweep Period” means a period commencing on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date; (d) the date that any tenant under a Lease Sweep Lease (other than Wayfair and any investment grade tenant) discontinues its business (i.e., “goes dark”) in its space at the Back Bay Office Property or gives notice that it intends to do any of the foregoing; (e) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of any of the following (A) any Lease Sweep Lease party is unable to pay its debts generally, or institutes any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or (B) the instituting of any proceeding against or with respect to any Lease Sweep Lease party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A Lease Sweep Period will end upon the following: (i) with regard to clauses (a) through (d) above, the entirety of the Lease Sweep Lease space is leased to a satisfactory replacement tenant or tenants, and in the lender’s reasonable judgment sufficient funds have been accumulated in the lease sweep account to cover all anticipated approved lease sweep space leasing expenses, free rent periods, and/or rent abatements, and any shortfalls in required payments under the loan documents or operating expenses as a result of anticipated downtime prior to the commencement of payments under the lease or leases, which funds on deposit in the lease sweep account may not exceed $125 per square foot of the lease sweep space, provided that all anticipated approved lease sweep space leasing expenses will not, in lender’s reasonable judgement, exceed $125 per square foot, (ii) with regard to clauses (a) through (f), funds collected in the lease sweep account are equal to $75 per square foot for the applicable tenant’s space (“Lease Sweep Deposit Amount”), unless the lender determines that anticipated leasing expenses will exceed the Lease Sweep Deposit Amount, in which case the sweep will continue until the lender is satisfied that there are sufficient funds in the lease sweep account; (iii) with regard to clause (a), the tenant of the Lease Sweep Lease space has irrevocably exercised its renewal or extension option with respect to all of its space, and sufficient funds have been accumulated to cover all anticipated leasing costs; (iv) with regard to clauses (b) and (c), such termination option is not validly exercised by the tenant or is otherwise validly and irrevocably waived in writing; (v) with regard to clause (e), the date the default has been cured; or (vi) with regard to clause (f), either the Lease Sweep Lease has been affirmed or assumed in the tenant insolvency, without

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Back Bay Office

modification of such lease or guaranty, in a manner reasonably satisfactory to the lender, pursuant to a final, non-appealable order of the bankruptcy court, and the tenant is in full occupancy and paying full unabated rent, and adequate assurance of the future performance under the Lease Sweep Lease, as determined by the lender, has been provided, or the Lease Sweep Deposit Amount has been met.

A “Lease Sweep Lease” means (i) the Wayfair lease or (ii) any replacement lease from a different tenant that leases at least 235,000 rentable square feet.

Subordinate and Mezzanine Debt. The $65,000,000 Back Bay Office Subordinate Companion Loan was funded concurrently with the origination of the Back Bay Office Senior Loan and comprises part of the Back Bay Office Whole Loan. The Back Bay Office Subordinate Companion Loan accrues interest at a rate of 8.2000% per annum. The holders of the Back Bay Office Mortgage Loan, the Back Bay Office Pari Passu Companion Loans and the Back Bay Office Subordinate Companion Loan have entered into a co-lender agreement that governs their relationship, as described under “Description of the Mortgage Pool—The Whole Loans—The Back Bay Pari Passu-AB Whole Loan” in the Preliminary Prospectus. Additionally, the $40,000,000 Back Bay Office Mezzanine Loan was funded by RICP V Holdings, LLC concurrently with the origination of the Back Bay Office Whole Loan and is secured by the direct equity ownership in the borrower of the Back Bay Office Whole Loan. The Back Bay Office Mezzanine Loan accrues interest at a rate of 10.12500% per annum, interest only, and matures on July 6, 2028. The lenders of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Four Springs Net Lease Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Four Springs Net Lease Portfolio

MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS
Seattle
Portland
San Francisco
Los Angeles
San Diego
Salt Lake City
Denver
Cheyenne
Phoenix
Las Vegas
Minneapolis
Omaha
Des Moines
Kansas City
St. Louis
Chicago
Milwaukee
Detroit
Cleveland
Indianapolis
Columbus
Pittsburgh
Washington, D.C.
New York
Philadelphia
Baltimore
Buffalo
Boston
Norfolk
Raleigh
Charlotte
Nashville
Memphis
Atlanta
Oklahoma City
Dallas
Fort Worth
Houston
San Antonio
New Orleans
Jackson
Tampa
Miami
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
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2
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4
5
6
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8
9
10
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12
13
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Four Springs Net Lease Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	8271 Anderson Court	8271 Anderson Court	Odenton, MD	21113
2	1313 & 1422 Campbell Street	1313 & 1422 Campbell Street	Toledo, OH	43607
3	3310 Greensburg Road	3310 Greensburg Road	North Canton, OH	44720
4	2495 Doctor F. E. Wright Drive	2495 Doctor F. E. Wright Drive	Jackson, TN	38305
5	700 Stephenson Highway	700 Stephenson Highway	Troy, MI	48083
6	7850 Haggerty Road	7850 Haggerty Road	Van Buren, MI	48111
7	4125 State Route 22	4125 State Route 22	Plattsburgh, NY	12901
8	4400 South 76th Circle	4400 South 76th Circle	Omaha, NE	68127
9	8400 Green Meadows Drive	8400 Green Meadows Drive	Lewis Center, OH	43035
10	1817 Masters Avenue	1817 Masters Avenue	Ashland, OH	44805
11	8760 Mississippi Street	8760 Mississippi Street	Merrillville, IN	46410
12	35710 Mound Road	35710 Mound Road	Sterling Heights, MI	48310
13	819 North Jefferson Avenue	819 North Jefferson Avenue	St. Louis, MO	63106
14	2435 Prairie Road	2435 Prairie Road	Eugene, OR	97402
15	199 and 203 Finley Road	199 and 203 Finley Road	Belle Vernon, PA	15012
16	50-100 Frontier Way	50-100 Frontier Way	Bensenville, IL	60106
17	11686 Upper River Road	11686 Upper River Road	Athens, OH	45701
18	1175 Bowes Road	1175 Bowes Road	Elgin, IL	60123
19	3251 Gila Ridge Road	3251 Gila Ridge Road	Yuma, AZ	85365
20	2465 North 22nd Street	2465 North 22nd Street	Decatur, IL	62526
21	104 South Scenic Highway	104 South Scenic Highway	Lake Wales, FL	33853
22	3519 Wayland Drive	3519 Wayland Drive	Jackson, MI	49202

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Four Springs Net Lease Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$22,200,000	Title:	Fee
Cut-off Date Principal Balance(1):	$22,200,000	Property Type – Subtype(3):	Industrial – Various
% of IPB:	3.7%	Net Rentable Area (SF):	1,316,654
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(3):	Various / Various
Borrowers’ Sponsor:	Four Springs Capital Trust	Occupancy:	100.0%
Interest Rate:	5.93500%	Occupancy Date:	6/14/2023
Note Date:	6/14/2023	4th Most Recent NOI (As of):	NAV
Maturity Date:	7/6/2033	3rd Most Recent NOI (As of):	$6,052,815 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$8,295,352 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$8,302,293 (TTM 3/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$11,122,214
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$2,960,371
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,161,843
Additional Debt(1):	Yes	UW NCF:	$8,161,843
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per SF(3)(4):	$132,057,000 / $100
Additional Debt Type(1):	Pari Passu	Appraisal Date(4):	3/15/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$55
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$55
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(4):	54.7%
TI/LC Reserve:	$2,000,000	Springing	N/A	Maturity Date LTV(4):	54.7%
Low DSCR Cure Deposit Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.88x
				UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$72,200,000	100.0%	Payoff Existing Debt	$37,374,922	51.8%
			Return of Equity	27,935,740	38.7
			Closing Costs	4,889,338	6.8
			Upfront Reserves	2,000,000	2.8
Total Sources	$72,200,000	100.0%	Total Uses	$72,200,000	100.0%
(1)	The Four Springs Net Lease Portfolio Mortgage Loan (as defined below) is part of the Four Springs Net Lease Portfolio Whole Loan (as defined below), which is evidenced by two pari passu notes with an aggregate outstanding principal balance of $72.2 million. Financial Information in the chart above reflects the Four Springs Net Lease Portfolio Whole Loan. For additional information, see “The Loan” below.
(2)	The borrowers are FSC AT Master, DST, FSC BGL Toledo OH, DST, FSC CFSR Master, DST, FSC CG Athens OH, DST, FSC CON Jackson MI, DST, FSC CON Sterling Heights MI, DST, FSC CON Troy MI, DST, FSC CON Van Buren MI, DST, FSC DOM Odenton MD, DST, FSC EQS Master, DST, FSC IP Omaha NE, DST, FSC LBC Master, DST, FSC MCO St. Louis MO, DST, FSC MDSA Jackson TN, DST, FSC Plattsburgh NY, DST, FSC SP Merrillville IN, DST and FSC STU North Canton OH, DST, each a Delaware statutory trust.
(3)	See the "Portfolio Summary" chart below for Location (City / State), Property subtype, Year Built / Latest Renovation and Appraised Values of the individual Four Springs Net Lease Portfolio Properties (as defined below).
(4)	The Appraised Value represents the “as is portfolio” value of $132,057,000, which includes a portfolio premium of 4.20342460348773%. Based on the aggregate “as-is” appraised value of the individual Four Springs Net Lease Portfolio Properties of $126,730,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 57.0% and 57.0%, respectively. The Appraised Value for the 4125 State Route 22 property represents the “as is" appraised value of the property ($5,020,000) as well as the excess land value of the property ($1,720,000).
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Four Springs Net Lease Portfolio

The Loan. The ninth largest mortgage loan (the “Four Springs Net Lease Portfolio Mortgage Loan”) is part of a whole loan (the “Four Springs Net Lease Portfolio Whole Loan”) with an aggregate principal balance as of the Cut-off Date of $72,200,000, which is secured by first mortgage liens encumbering the borrowers’ fee interests in a portfolio of 22 industrial properties totaling 1,316,654 square feet located in 13 states (each a “Four Springs Net Lease Portfolio Property,” and collectively the “Four Springs Net Lease Portfolio” or the “Four Springs Net Lease Portfolio Properties”). The Four Springs Net Lease Portfolio Mortgage Loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $22,200,000, representing approximately 3.7% of the Initial Pool Balance.

The Four Springs Net Lease Portfolio Whole Loan was originated by German American Capital Corporation (“GACC”) on June 14, 2023. The Four Springs Net Lease Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 5.93500% per annum. The Four Springs Net Lease Portfolio Whole Loan proceeds were used to pay off approximately $37.4 million of existing debt, fund reserves, pay origination costs and return equity to the borrower sponsor. The table below summarizes the promissory notes that comprise the Four Springs Net Lease Portfolio Whole Loan. The relationship between the holders of the Four Springs Net Lease Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Four Springs Net Lease Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C6 trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2023-B39	Yes
A-2	22,200,000	22,200,000	BMO 2023-C6	No
Whole Loan	$72,200,000	$72,200,000

The Properties. The Four Springs Net Lease Portfolio is a 1,316,654 square foot portfolio of 22 industrial properties located throughout the United States. The Four Springs Net Lease Portfolio Properties range from 6,566 square feet to 227,028 square feet, with an average size of 59,848 square feet. No single Four Springs Net Lease Portfolio Property accounts for more than 17.2% of the Four Springs Net Lease Portfolio’s net rentable area. The Four Springs Net Lease Portfolio Properties were built between 1958 and 2020. As of June 14, 2023, the Four Springs Net Lease Portfolio is 100.0% occupied under 22 leases, with nine Four Springs Net Lease Portfolio Properties under four master leases with Equipment Share (3251 Gila Ridge Road, 2435 Prairie Road, 199 and 203 Finley Road), LiquiBox (1817 Masters Avenue and 104 South Scenic Highway), Commercial Food Service Repair (50-100 Frontier Way and 2465 North 22nd Street) and Abrasive Tech (1175 Bowes Road and 8400 Green Meadows Drive). Additionally, Continental Services is a tenant at the 7850 Haggerty Road, 35710 Mound Road, 3519 Wayland Drive and 700 Stephenson Highway properties. All tenants have triple net lease structures, and the weighted average lease term based on square feet is 18.8 years with a weighted average remaining lease term of 11.7 years. The three largest properties by net rentable area account for 38.7% of the total square feet and no additional Four Springs Net Lease Portfolio Property comprises more than 7.8% of the total square feet.

The following table presents certain information relating to the individual Four Springs Net Lease Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Sub-Type	Year Built / Renovated	SF(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	% of Appraised Value(2)	UW Base Rent(1)	% of UW Base Rent(1)
8271 Anderson Court	Odenton, MD	Cold Storage	2001 / NAP	70,000	$7,748,100	10.7%	$13,600,000	10.7%	$890,400	10.4%
1313 & 1422 Campbell Street	Toledo, OH	Warehouse / Distribution	1958 / 2020	227,028	7,007,500	9.7	12,300,000	9.7	828,600	9.7
3310 Greensburg Road	North Canton, OH	Warehouse / Manufacturing	2019 / NAP	119,856	6,380,800	8.8	11,200,000	8.8	726,776	8.5
2495 Doctor F. E. Wright Drive	Jackson, TN	Warehouse / Distribution	1992 / 2017	163,000	6,096,000	8.4	10,700,000	8.4	751,717	8.8
700 Stephenson Highway	Troy, MI	Flex	1980 / 2014	29,179	4,409,600	6.1	7,740,000	6.1	595,475	7.0
7850 Haggerty Road	Van Buren, MI	Warehouse / Distribution	1994 / 2017	68,499	3,936,700	5.5	6,910,000	5.5	472,374	5.5
4125 State Route 22(2)	Plattsburgh, NY	Warehouse / Distribution	1980 / NAP	59,029	3,839,900	5.3	6,740,000	5.3	319,805	3.7
4400 South 76th Circle	Omaha, NE	Warehouse / Distribution	1964 / 2019	80,000	3,760,100	5.2	6,600,000	5.2	437,110	5.1
8400 Green Meadows Drive	Lewis Center, OH	Manufacturing / Warehouse	1983-1988 / 2016	85,548	3,549,300	4.9	6,230,000	4.9	438,741	5.1
1817 Masters Avenue	Ashland, OH	Warehouse	1962 / 2015	102,500	3,532,200	4.9	6,200,000	4.9	409,030	4.8
8760 Mississippi Street	Merrillville, IN	Manufacturing / Warehouse	2020 / NAP	26,500	2,956,800	4.1	5,190,000	4.1	385,993	4.5
35710 Mound Road	Sterling Heights, MI	Warehouse / Distribution	2000 / NAP	43,750	2,643,500	3.7	4,640,000	3.7	314,109	3.7
819 North Jefferson Avenue	St. Louis, MO	Warehouse / Distribution	1997 / 2016	47,840	2,375,700	3.3	4,170,000	3.3	282,256	3.3
2435 Prairie Road	Eugene, OR	Warehouse	1978, 1983 / 2021	27,868	2,250,400	3.1	3,950,000	3.1	262,027	3.1
199 and 203 Finley Road	Belle Vernon, PA	Warehouse	1972, 1986 / 2021	21,026	2,221,900	3.1	3,900,000	3.1	254,945	3.0
50-100 Frontier Way	Bensenville, IL	Warehouse	1989 / NAP	27,153	1,851,600	2.6	3,250,000	2.6	213,205	2.5
11686 Upper River Road	Athens, OH	Warehouse	2019 / NAP	6,566	1,766,100	2.4	3,100,000	2.4	222,000	2.6
1175 Bowes Road	Elgin, IL	Warehouse / Manufacturing	1999 / NAP	40,860	1,692,100	2.3	2,970,000	2.3	209,326	2.4
3251 Gila Ridge Road	Yuma, AZ	Warehouse / Distribution	1992 / 2021	10,900	1,395,800	1.9	2,450,000	1.9	191,209	2.2
2465 North 22nd Street	Decatur, IL	Flex	2006 / NAP	16,912	997,000	1.4	1,750,000	1.4	130,674	1.5
104 South Scenic Highway	Lake Wales, FL	Warehouse	1973 / 2015	27,000	911,500	1.3	1,600,000	1.3	107,788	1.3
3519 Wayland Drive	Jackson, MI	Warehouse / Distribution	1970 / 2018	15,640	877,400	1.2	1,540,000	1.2	110,040	1.3
Total				1,316,654	$72,200,000	100.0%	$126,730,000	100.0%	$8,553,601	100.0%

(1)	Based on the underwritten rent roll as of June 14, 2023.
(2)	The Appraised Value represents the “as is portfolio” value of $132,057,000, which includes a portfolio premium of 4.20342460348773%. The Appraised Value and % of Appraised Value shown above is based on the aggregate “as-is” appraised values of the individual Four Springs Net Lease Portfolio Properties of $126,730,000. The Appraised Value for the 4125 State Route 22 property represents the “as-is" appraised value of the property ($5,020,000) as well as the excess land value of the property ($1,720,000).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Largest Properties. The three largest properties based on allocated loan amount are 8271 Anderson Court, 1313 & 1422 Campbell Street and 3310 Greensburg Road.

8271 Anderson Court (10.7% of Allocated Whole Loan Cut-off Date Balance): The property is an industrial cold storage warehouse containing 70,000 square feet located in the Arundel Crossing West Industrial Park in Odenton, Maryland. The improvements were originally constructed in 2001, and features include an estimated 37.0% cooler/freezer space, 18.0% office finish, clear heights of 23 feet, and 17 exterior dock doors. The improvements are situated on a site containing 11.67 acres, or 508,345 square feet of land area. The sole tenant at the property is Domino’s (70,000 square feet, 5.3% of portfolio GLA, 10.4% of portfolio UW Base Rent), which has been a tenant since 2001 and has a lease expiring in August 2037 with two, 5-year renewal options and no termination options. Founded in 1960, Domino’s is a multinational pizza restaurant chain with over 5,600 locations in the United States. As of 2022, Domino’s reported sales of approximately $4.5 billion worldwide.

1313 & 1422 Campbell Street (9.7% of Allocated Whole Loan Cut-off Date Balance): The property is a distribution warehouse that was originally developed in 1958, underwent significant renovations in 2020, and contains 227,028 square feet of gross building area. The building features an estimated 2,270 square feet or 1.0% of office space, 20-foot clear heights, 14 loading dock doors and one drive-in door. The improvements are situated on 22.48 acres, or 979,267 square feet of land, located in Toledo, Lucas County, Ohio. The sole tenant at the property is Brenntag SE (“Brenntag”) (227,028 square feet, 17.2% of portfolio GLA, 9.7% of portfolio UW Base Rent), which signed an approximately 15-year lease in 2019 and has two, 5-year renewal options. Founded in 1874, Brenntag is a global market leader in chemicals and ingredients distribution. The company manages complex supply chains for both chemical manufacturers and consumers by simplifying market access to thousands of products and services. Brenntag is headquartered in Essen, Germany and has operations in more than 78 countries worldwide.

3310 Greensburg Road (8.8% of Allocated Whole Loan Cut-off Date Balance): The property is a manufacturing warehouse that was built-to-suit for the current tenant in 2019 and contains 119,856 square feet. The building features an estimated 10,787 square feet or 9.0% office/lab space, 16- to 28-foot clear heights, four loading dock doors and two drive-in doors. The improvements are situated on 12.02 acres located in North Canton, Summit County, Ohio in the southeast corner of Mayfair and Greensburg Roads, east of I-77 and Akron-Canton Airport. The sole tenant at the property is A. Stucki Company (“Stucki”) (119,856 square feet, 9.1% of portfolio GLA, 8.5% of portfolio UW Base Rent). Stucki has been at the property since 2019 with a lease expiring in August 2034 and no renewal or termination options. Stucki is a leading supplier of highly engineered parts and services for the rail industry. Founded in 1911, Stucki has grown and diversified over the years to supply dynamic control products, brake system components, springs, bearings and track infrastructure and other products, as well as remanufacturing, repair, direct-to-locomotive refueling and additional services. Headquartered in Moon Township, the company operates 21 facilities throughout the United States, Mexico and Brazil. Stucki was recapitalized in late 2022 through an investment led by Stellex Capital Management.

Environmental. According to the Phase I environmental reports dated March 27, 2023, the environmental consultant identified controlled recognized environmental conditions at the following Four Springs Net Lease Portfolio Properties: 1313 & 1422 Campbell Street, 199 and 203 Finley Road and 819 North Jefferson Avenue and identified a business environmental risk at the 8400 Green Meadows Drive property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the Four Springs Net Lease Portfolio:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	As provided by the borrowers and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll as of June 14, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the largest tenants based on underwritten base rent of the Four Springs Net Lease Portfolio:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Continental Services	Various(3)	NR/NR/NR	157,068	11.9%	$9.50	$1,491,999	17.4%	Various(4)
Dominos	8271 Anderson Court	NR/NR/NR	70,000	5.3	$12.72	890,400	10.4	8/31/2037
Brenntag	1313 & 1422 Campbell Street	NR/NR/NR	227,028	17.2	$3.65	828,600	9.7	9/30/2035
Mighty Distributing	2495 Doctor F. E. Wright Drive	NR/NR/NR	163,000	12.4	$4.61	751,717	8.8	12/23/2034
Stucki	3310 Greensburg Road	NR/NR/NR	119,856	9.1	$6.06	726,776	8.5	8/31/2034
Equipment Share	Various(5)	NR/NR/NR	59,794	4.5	$11.84	708,181	8.3	9/27/2036(6)
Abrasive Tech	Various(7)	NR/NR/NR	126,408	9.6	$5.13	648,067	7.6	9/30/2041
LiquiBox	Various(8)	NR/NR/NR	129,500	9.8	$3.99	516,818	6.0	2/28/2041
International Paper	4400 South 76th Circle	NR/NR/NR	80,000	6.1	$5.46	437,110	5.1	2/28/2029
Super Products	8760 Mississippi Street	NR/NR/NR	26,500	2.0	$14.57	385,993	4.5	12/31/2030
Major Tenants			1,159,154	88.0%	$6.37	$7,385,661	86.3%

Other Tenants			157,500	12.0%	$7.42	$1,167,940	13.7%

Occupied Collateral Total / Wtd. Avg.			1,316,654	100.0%	$6.50	$8,553,601	100.0%

Vacant Space			0	0.0%

Collateral Total			1,316,654	100.0%

(1)	Based on the underwritten rent roll as of June 14, 2023.
(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Continental Services is a tenant at the 7850 Haggerty Road, 35710 Mound Road, 3519 Wayland Drive and 700 Stephenson Highway properties.
(4)	Continental Services has 112,249 square feet expiring in May 2030 and 44,819 square feet expiring in April 2032.
(5)	Equipment Share is a tenant at the 3251 Gila Ridge Road, 2435 Prairie Road, 199 and 203 Finley Road properties.
(6)	Equipment Share has 10,900 square feet expiring on September 28, 2036, the remaining square feet expires September 27, 2036.
(7)	Abrasive Tech is a tenant at the 8400 Green Meadows Drive and 1175 Bowes Road properties.
(8)	LiquiBox is a tenant at the 1817 Masters Avenue and 104 South Scenic Highway properties.

The following table presents certain information relating to the tenant lease expirations of the Four Springs Net Lease Portfolio:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023	0	0	0.0	$0	0.0%	0	0.0	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0	$0	0.0%
2027	1	47,840	3.6	282,256	3.3	47,840	3.6	$282,256	3.3%
2028	0	0	0.0	0	0.0	47,840	3.6	$282,256	3.3%
2029	1	80,000	6.1	437,110	5.1	127,840	9.7	$719,366	8.4%
2030	4	197,778	15.0	1,492,281	17.4	325,618	24.7	$2,211,647	25.9%
2031	0	0	0.0	0	0.0	325,618	24.7	$2,211,647	25.9%
2032	2	44,819	3.4	705,515	8.2	370,437	28.1	$2,917,163	34.1%
2033	0	0	0.0	0	0.0	370,437	28.1	$2,917,163	34.1%
2034 & Thereafter	14	946,217	71.9	5,636,438	65.9	1,316,654	100.0	8,553,601	100.0%
Total	22	1,316,654	100.0%	$8,553,601	100.0%
(1)	Based on the underwritten rent roll as of June 14, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten cash flows of the Four Springs Net Lease Portfolio:

Operating History and Underwritten Net Cash Flow
	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent	$6,034,230	$8,320,319	$8,335,718	$8,553,601	$6.50	73.1%
Rent Steps(3)	0	0	0	198,993	0.15	1.7
Value of Vacant Space	0	0	0	0	0.00	0.0
Gross Potential Rent	$6,034,230	$8,320,319	$8,335,718	$8,752,594	$6.65	74.8%
Total Reimbursements	346,320	424,115	434,860	2,955,000	2.24	25.2
Net Rental Income	$6,380,550	$8,744,434	$8,770,578	$11,707,594	$8.89	100.0%
Other Income	36,495	9,600	2,510	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(585,380)	(0.44)	(5.0)
Effective Gross Income	$6,417,045	$8,754,035	$8,773,088	$11,122,214	$8.45	95.0%
Total Expenses	$364,230	$458,683	$470,795	$2,960,371	$2.25	26.6%
Net Operating Income	$6,052,815	$8,295,352	$8,302,293	$8,161,843	$6.20	73.4%
Total TI/LC, Capex/RR	0	0	0	0	0.00	0.0
Net Cash Flow	$6,052,815	$8,295,352	$8,302,293	$8,161,843	$6.20	73.4%
(1)	Based on the underwritten rent roll as of June 14, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent Steps include contractual rent steps through May 1, 2024 totaling approximately $170,051 and credit rent steps through the loan term totaling approximately $28,942.

The Markets. The Four Springs Net Lease Portfolio is located across 22 different MSAs in 13 states. The following highlights key statistics for each relevant market based on year end 2022 statistics. Overall, the average submarket vacancy for the Four Springs Net Lease Portfolio is 3.3% with an average rent of $7.89 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Market Overview(1)
Property Name	Industrial Submarket	Submarket Rentable Building Area	Net Absorption	Vacancy Rate	Market Rent	12 Month Rent Growth
7850 Haggerty Road	Airport District Detroit - MI	56,140,000	2,189,000	2.1%	$8.08	7.0%
3310 Greensburg Road	Akron - OH	72,981,000	538,000	3.3%	$5.91	6.9%
1817 Masters Avenue	Ashland - OH	6,144,050	20,000	2.9%	$4.25	13.3%
11686 Upper River Road	Athens County – OH	650,098	98,000	0.8%	$9.00	-25.0%
8271 Anderson Court	BWI/Anne Arundel - MD	16,204,000	-56,000	5.9%	$11.16	9.8%
4125 State Route 22	Clinton County - NY	5,370,856	261,559	10.9%	$10.00	0.0%
8400 Green Meadows Drive	Delaware County Columbus – OH	15,880,000	-68,000	2.7%	$9.27	15.4%
2435 Prairie Road	Eugene - OR	30,954,000	-25,000	0.4%	$8.94	6.9%
8760 Mississippi Street	Indiana Chicago - IL	46,912,000	548,000	6.4%	$7.67	8.2%
2495 Doctor F. E. Wright Drive	Jackson – TN	18,684,000	-108,000	3.9%	$4.83	12.6%
3519 Wayland Drive	Jackson – MI	16,893,000	-117,000	6.4%	$5.43	6.9%
104 South Scenic Highway	Lakeland – FL	79,216,000	1,958,000	4.1%	$7.79	13.2%
2465 North 22nd Street	Macon County – IL	10,382,294	232,576	2.9%	$4.03	5.0%
1175 Bowes Road	North Kane/I-90 - IL	43,847,000	2,372,000	3.8%	$9.14	9.1%
50-100 Frontier Way	O’Hare – IL	111,403,000	727,000	2.9%	$10.08	9.2%
4400 South 76th Circle	South Central Omaha – NE	21,803,000	546,000	2.2%	$7.44	6.7%
1313 & 1422 Campbell Street	South/Southwest Toledo – OH	21,107,000	137,000	0.4%	$5.61	6.9%
819 North Jefferson Avenue	Saint Louis City North – MO	37,716,000	984,000	2.0%	$5.13	7.8%
700 Stephenson Highway	Troy Area Central Detroit – MI	9,211,000	203,000	2.4%	$8.58	7.4%
35710 Mound Road	West of Van Dyke/Macomb – MI	65,235,000	1,273,000	2.2%	$9.00	7.4%
199 and 203 Finley Road	Westmoreland County Pittsburgh – PA	37,217,000	596,000	5.6%	$7.30	4.1%
3251 Gila Ridge Road	Yuma – AZ	5,309,000	-10,000	0.5%	$8.56	5.6%
Total / Wtd. Avg.(2)		729,259,298	938,162	3.3%	$7.89	8.4%
(1)	Source: Appraisals.
(2)	Weighted based on Submarket Rentable Building Area.

The Borrowers. The borrowers are FSC AT Master, DST, FSC BGL Toledo OH, DST, FSC CFSR Master, DST, FSC CG Athens OH, DST, FSC CON Jackson MI, DST, FSC CON Sterling Heights MI, DST, FSC CON Troy MI, DST, FSC CON Van Buren MI, DST, FSC DOM Odenton MD, DST, FSC EQS Master, DST, FSC IP Omaha NE, DST, FSC LBC Master, DST, FSC MCO St. Louis MO, DST, FSC MDSA Jackson TN, DST, FSC Plattsburgh NY, DST, FSC SP Merrillville IN, DST, FSC STU North Canton OH, DST, each a Delaware statutory trust (a “DST”), wholly owned by FSC Industrial Portfolio 27, DST, a newly formed DST (the “Parent DST”). Each of the 22 properties is owned by one of the individual DSTs, except several of the properties, which are owned by the same individual DST on leases for multiple properties. Each of the properties on a multiple-property lease is owned by one individual DST per multiple-property lease. The 22 properties are located in 13 states: Arizona, Florida, Illinois, Indiana, Maryland, Michigan, Missouri, Nebraska, New York, Ohio, Oregon, Pennsylvania and Tennessee. In Florida, Illinois, Indiana, Maryland, Missouri, Nebraska, New York and Tennessee, Delaware statutory trusts cannot directly hold fee title to real property. In those states, the signatory trustee for each of the individual borrower DSTs, FSC Industrial Portfolio Manager, LLC, a Delaware limited liability company (the “Signatory Trustee”), holds title on behalf of the related borrower DSTs in its capacity as such DST’s signatory trustee. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Four Springs Net Lease Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Four Springs Capital Trust. Four Springs Capital Trust currently owns 100% of the Parent DST and plans to syndicate 100% of its ownership to investors, ultimately expecting to retain 0% ownership. Four Springs Capital Trust seeks to acquire single-tenant net lease properties throughout the United States that are leased to quality tenants and have remaining lease terms in excess of 10 years with contractual rent increases. Four Springs Capital Trust has a current portfolio (inclusive of the Four Springs Net Lease Portfolio Properties) of 158 properties across 30 states, which is 99.9% occupied by 70 different tenants and totals 7,000,000 square feet. Coby Johnson and William Dioguardi serve as managers for the DSTs.

The Four Springs Net Lease Portfolio borrowers have master leased all of the Four Springs Net Lease Portfolio Properties pursuant to a master lease (the “Four Springs Master Lease”) to one master tenant, FSC IP27 LeaseCo, LLC, a Delaware limited liability company (the “Four Springs Master Tenant”), which is in turn owned by the guarantor. The Four Springs Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The Four Springs Master Lease generally imposes responsibility on the Four Springs Master Tenant for the operation, maintenance and management of the Four Springs Net Lease Portfolio Properties and payment of all expenses incurred in the maintenance and repair of the Four Springs Net Lease Portfolio Properties, other than capital expenses. The Four Springs Master Tenant’s interests in all tenant rents have been assigned to the Four Springs Net Lease Portfolio borrowers pursuant to certain Tenant/Landlord Subordination and Assignment Agreements (Unrecorded Master Lease) by and between the Four Springs Master Tenant and each borrower, which the borrowers in turn collaterally assigned to the lender. The Four Springs Master Lease is subordinate to the Four Springs Net Lease Portfolio Whole Loan and, upon an event of default under the Four

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Springs Net Lease Portfolio Whole Loan, the lender has the right to cause the borrowers to terminate the Four Springs Master Lease. A default under the Four Springs Master Lease is an event of default under the Four Springs Net Lease Portfolio Whole Loan.

The lender has the right to require the Four Springs Net Lease Portfolio borrowers to convert from DSTs to Delaware limited liability companies upon (i) notice from the lender that an event of default is continuing under the Four Springs Net Lease Portfolio Whole Loan, or (ii) 30 days prior to the maturity date of the Four Springs Net Lease Portfolio Whole Loan, if an executed commitment to refinance the Four Springs Net Lease Portfolio Whole Loan or an executed contract of sale with a closing date prior to the maturity date is not delivered to the lender.

Property Management. The Four Springs Net Lease Portfolio is currently self-managed by the Four Springs Master Tenant.

Escrows and Reserves. At origination, the borrowers deposited $2,000,000 into a TI/LC reserve.

Tax Escrows – On each monthly payment date during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit an amount equal to 1/12th of the estimated annual real estate taxes into a tax reserve account; provided that such deposits are waived for any of the Four Springs Net Lease Portfolio Properties so long as (i) no event of default is continuing, (ii) an Approved Triple Net Lease (as defined below) is in full force and effect at such property, (iii) the Approved Triple Net Lease obligates the related tenant to pay all taxes with respect to such property directly to the applicable governmental authorities, and (iv) there is no default under the Approved Triple Net Lease.

Insurance Escrows – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit 1/12th of estimated annual insurance premiums into an insurance reserve account, except if the Four Springs Net Lease Portfolio is insured under an acceptable blanket policy; provided that such deposits are waived for any of the Four Springs Net Lease Portfolio Properties so long as (i) no event of default is continuing, (ii) an Approved Triple Net Lease is in full force and effect at such Four Springs Net Lease Portfolio Property, (iii) the tenant under the Approved Triple Net Lease maintains insurance that satisfies the terms and provisions set forth in the Four Springs Net Lease Portfolio Whole Loan documents, and (iv) there is no default under the Approved Triple Net Lease.

TI/LC Reserve – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit an amount that the lender reasonably determines will be needed (in equal monthly deposits) in order to accumulate sufficient funds to pay all anticipated tenant improvements and leasing commissions that may be incurred at the Four Springs Net Lease Portfolio Properties.

Replacement Reserve – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit an amount that the lender reasonably determines will be needed (in equal monthly deposits) in order to accumulate sufficient funds to pay all approved capital expenditures. The requirement to deposit into this reserve will be waived for any of the Four Springs Net Lease Portfolio Properties so long as (i) no event of default is continuing, (ii) an Approved Triple Net Lease is in full force and effect at such Four Springs Net Lease Portfolio Property, (iii) the Approved Triple Net Lease obligates the related tenant to pay all costs and expenses of a capital nature relating to the improvements and such Four Springs Net Lease Portfolio Property and such tenant thereunder performs the same, and (iv) there is no default under the Approved Triple Net Lease.

Lockbox / Cash Management. The Four Springs Net Lease Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause the Four Springs Master Tenant to cause all revenue to be deposited directly by the non-residential subtenants of each of the Four Springs Net Lease Portfolio Properties into a lockbox account. Funds deposited into the lockbox account will be swept by the lockbox bank on a daily basis into the borrowers’ operating account, unless a Trigger Period is continuing, in which case such funds are required to be swept on a daily basis into a lender-controlled cash management account and applied and disbursed in accordance with the terms of the Four Springs Net Lease Portfolio Whole Loan documents. Provided no event of default is continuing under the Four Springs Net Lease Portfolio Whole Loan, amounts in the cash management account will be applied to make required deposits (if any) to the tax and insurance reserves, pay debt service on the Four Springs Net Lease Portfolio Whole Loan, make required deposits (if any) to the replacement and TI/LC reserves, pay operating expenses and extraordinary operating expenses, pay any other amounts due under Four Springs Net Lease Portfolio Whole Loan documents and then to an excess cash flow account, to be held as additional collateral during such Trigger Period.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio as of any calculation date for the Four Springs Net Lease Portfolio Whole Loan is less than 1.20x or (c) if the property manager is an affiliate of the borrowers or the guarantor and such property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding.

A Trigger Period may be cured upon the occurrence of the following: (A) with respect to a Trigger Period continuing pursuant to clause (a), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender, (ii) with respect to a Trigger Period continuing due to clause (b), the debt service coverage ratio is at least 1.25x, for two consecutive quarters or (iii) with respect to a Trigger Period continuing due to clause (c), if the property manager is replaced with a non-affiliated property manager in accordance with all of the applicable requirements of the Four Springs Net Lease Portfolio Whole Loan documents. In addition, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Structural and Collateral Term Sheet	BMO 2023-C6
No. 9 – Four Springs Net Lease Portfolio

borrowers may avoid a Trigger Period caused by a decline in the debt service coverage ratio by depositing cash or a letter of credit with the lender in an amount that, if applied to reduce the outstanding principal balance of the Four Springs Net Lease Portfolio Whole Loan would result in the debt service coverage ratio being greater than or equal to 1.25x.

“Approved Triple Net Lease” means (x) each lease in effect as of the origination date of the Four Springs Net Lease Portfolio Whole Loan, and/or (y) any lease entered into after the origination date of the Four Springs Net Lease Portfolio Whole Loan in accordance with the provisions of the Four Springs Net Lease Portfolio Whole Loan documents which (i) is approved in writing by the lender, (ii) replaces any existing Approved Triple Net Lease, (iii) covers the entire Four Springs Net Lease Portfolio Property being replaced by another Approved Triple Net Lease, (iv) is a triple net lease (i.e., leases pursuant to which the tenant agrees to pay all real estate taxes, building insurance, and maintenance expenses in addition to other customary costs and expenses associated with leasing space at the Four Springs Net Lease Portfolio Property owned by any borrower), and (v) otherwise contains provisions substantially similar to the lease it is replacing; provided that, in no event will a lease with a guarantor or a person that is an affiliate of any borrower or a guarantor be an Approved Triple Net Lease. For the avoidance of doubt, the Four Springs Master Lease is not an Approved Triple Net Lease.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. In connection with an arm’s length sale of an individual Four Springs Net Lease Portfolio Property to an unrelated third party, the related borrower may obtain the release of such Four Springs Net Lease Portfolio Property from the Four Springs Net Lease Portfolio Whole Loan following the expiration of the defeasance lockout period, provided each of the following conditions, among others, is satisfied: (i) the borrowers defease an amount of principal equal to the greater of 100% of the net sales proceeds of the applicable Four Springs Net Lease Portfolio Property or 125% of the allocated loan amount for the applicable Four Springs Net Lease Portfolio Property and the borrowers satisfy all of the requirements set forth in the Four Springs Net Lease Portfolio Whole Loan documents with respect to such partial defeasance; (ii) each remaining borrower will remain a special purpose bankruptcy remote entity and the borrower owning the Four Springs Net Lease Portfolio Property being released will dissolve and liquidate, (iii) after giving effect to such sale and defeasance, the debt service coverage ratio for all of the Four Springs Net Lease Portfolio Properties then remaining subject to the Four Springs Net Lease Portfolio Whole Loan documents will be no less than the greater of (1) the debt service coverage ratio immediately preceding such sale and (2) 1.47x, (iv) after giving effect to such sale and defeasance, the loan-to-value ratio for all of the Four Springs Net Lease Portfolio Properties then remaining subject to the Four Springs Net Lease Portfolio Whole Loan documents will be no greater than the lesser of (1) the loan-to-value ratio immediately preceding such sale and (2) 54.67%, and (v) satisfaction of REMIC related conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Structural and Collateral Term Sheet	BMO 2023-C6
No. 10 – Cincinnati Multifamily Portfolio II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Structural and Collateral Term Sheet	BMO 2023-C6
No. 10 – Cincinnati Multifamily Portfolio II

White Oak
W. Fork Rd
North Bend Rd
Crossing Shopping Ctr.
N. Bend Rd
27
74
Monfort Heights East
Monfort Heights
Mercy Health - West Hospital
N. Bend Rd
Colerain Ave
Mount Airy Forest
Bridgetown
Monfort Heights South
Maple Ridge Lodge
McKie Community Center
127
Spring Grove Ave
75
74
Cheviot
East Westwood
HAMILTON COUNTY
3
Mt. Storm Park
Cincinnati State Technical and Comm. College
Harrison Ave
Westwood Northern Blvd
Millvale Community Center
Glenway Plaza
Western Hills Plaza
Boudinot Ave
2
Millvale
Ludlow Ave
Western Village
Westwood
Werk Rd
4
American Sign Museum
127
Good Samaritan Hospital
Burnet Woods
264
Beekman St
Mercy Health - Queen City Medical Center
1
CINCINNATI
University of Cincinnati
Western Hills Marketplace
Glenway Crossing
Queen City Ave
Nippert Stadium
Western Hills
Gettler Stadium
Covedale
Glenway Ave
Dunham Recr. Area
Fairmont
AMTRAK
Sunset Ave
Ravine St
Cleves Warsaw Pike
Quebec Rd
27
Rapid Run Park
State Ave
264
Glenway Ave
Cincinnati Christian University
Cincinnati Ballet
Liberty St
Rapid Run Pike
TQL Stadium
CINCINNATI AMTRAK
Firehouse Performing Arts Center
Kroger Mfg.
Cincinnati Museum Ctr. at Union Terminal
75
Cincinnati Music Hall
Anderson Ferry Rd
Foley Rd
W. 8th St
264
DOWNTOWN CINCINNATI
Price Hill
50
264
Duke Energy Convention Center
Delhi Shopping Center
Miles Edwards Park
Delhi Pike
Ohio River
71
Delhi Hills
Embshoff Woods & Nature Preserve
Mt. Echo Park
OHIO
KENTUCKY
Riverside Market Place
Paycor Stadium
71
Ludlow
8
75
50
Lagoon Motordome
KENTON COUNTY
Covington
Hamilton
Fairfield
West Chester Township
INDIANA
OHIO
CINCINNATI
Covington
KENTUCKY
Cincinnati Multifamily Portfolio II
1 Valley Hill Apartments Cincinnati, OH
2 Hillview Apartments Cincinnati, OH
3 Kings Pointe Apartments Cincinnati, OH
4 Hillcrest Apartments Cincinnati, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Structural and Collateral Term Sheet	BMO 2023-C6
No. 10 – Cincinnati Multifamily Portfolio II
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.5%	Net Rentable Area (Units):	212
Loan Purpose:	Recapitalization	Location:	Cincinnati, OH
Borrower:	212 Cincinnati LLC	Year Built / Renovated:	Various / 2020-2022
Borrower Sponsor(1):	Mendel Steiner	Occupancy:	97.6%
Interest Rate:	7.03000%	Occupancy Date:	5/31/2023
Note Date:	6/16/2023	4th Most Recent NOI (As of):	$1,470,719 (12/31/2020)
Maturity Date:	7/6/2033	3rd Most Recent NOI (As of):	$1,788,021 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,030,131 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$2,088,294 (TTM 3/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	97.5%
Amortization Type:	Interest Only	UW Revenues:	$2,830,352
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$652,732
Lockbox / Cash Management:	Springing	UW NOI:	$2,177,620
Additional Debt:	No	UW NCF:	$2,135,220
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$32,150,000 / $151,651
Additional Debt Type:	N/A	Appraisal Date:	6/5/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$17,233	$8,617	N/A	Cut-off Date Loan / Unit:	$99,057
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$99,057
Replacement Reserve:	$212,000	Springing	$212,000	Cut-off Date LTV(3):	65.3%
Deferred Maintenance:	$45,700	$0	N/A	Maturity Date LTV(3):	65.3%
Other:	$61,250	$0	N/A	UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	78.5%	Loan Payoff	$12,424,480	46.4%
Equity Contribution	5,750,000	21.5	Sponsor Equity Repatriation(3)	7,640,376	28.6
			Partnership Buyout	5,750,000	21.5
			Closing Costs	598,961	2.2
			Upfront Reserves	336,183	1.3
Total Sources	$26,750,000	100.0%	Total Uses	$26,750,000	100.0%
(1)	The Cincinnati Multifamily Portfolio II Mortgage Loan shares the same borrower sponsor as the Maple Creek Village Mortgage Loan, which is also being contributed to the BMO 2023-C6 transaction.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The Cut-off Date LTV and Maturity Date LTV are based on the aggregate sum of the individual "as-is" appraised value of the four properties of $32,150,000.
(4)	Approximately $3.82 million of the equity repatriation was used to effectuate a partnership buyout, with the sponsor receiving the remaining $3.82 million resulting in a net equity contribution of approximately $1.93 million by the borrower sponsor.

The Loan. The tenth largest mortgage loan (the “Cincinnati Multifamily Portfolio II Mortgage Loan”) is secured by the borrower’s fee interest in four garden-style multifamily properties located in Cincinnati, Ohio (the “Cincinnati Multifamily Portfolio II Properties”). The Cincinnati Multifamily Portfolio II Mortgage Loan was originated on June 16, 2023 by Bank of Montreal (“BMO”). The Cincinnati Multifamily Portfolio II Mortgage Loan accrues interest at a fixed rate of 7.03000% per annum. The Cincinnati Multifamily Portfolio II Mortgage Loan has an original term of 120 months, has a remaining term of 119 months as of the Cut-off Date and is interest only for the entire term. The scheduled maturity date of the Cincinnati Multifamily Portfolio II Mortgage Loan is the monthly payment date that occurs on July 6, 2033.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Structural and Collateral Term Sheet	BMO 2023-C6
No. 10 – Cincinnati Multifamily Portfolio II

The Properties. The Cincinnati Multifamily Portfolio II Properties are comprised of the following four multifamily garden-style properties located in Cincinnati, Ohio that were built between 1956 and 1973 and renovated between 2020 and 2022, the “Valley Hill Apartments Property”, the “Hillview Apartments Property”, the “Kings Pointe Apartments Property”, and the “Hillcrest Apartments Property”. All of the units at the Cincinnati Multifamily Portfolio II Properties are residential units, and there are no rent-controlled or rent-stabilized units at the Cincinnati Multifamily Portfolio II Properties.

The following table presents certain information relating to the Cincinnati Multifamily Portfolio II Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NOI(2)	% of UW NOI(2)
Valley Hill Apartments	1966 / 2020-2022	81	97.5%	$8,883,359	42.3%	$13,600,000	42.3%	NAV	NAV
Hillview Apartments	1961, 1973 / 2020-2022	63	98.4%	4,800,933	22.9	7,350,000	22.9	NAV	NAV
Kings Pointe Apartments	1971 / 2020-2022	36	97.2%	4,245,723	20.2	6,500,000	20.2	NAV	NAV
Hillcrest Apartments	1956, 1971 / 2020-2022	32	96.9%	3,069,984	14.6	4,700,000	14.6	NAV	NAV
Total/Wtd. Avg.		212	97.6%	$21,000,000	100.0%	$32,150,000	100.0%	$2,177,620	100.0%
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of May 31, 2023.

Valley Hill Apartments Property. As of May 31, 2023, the Valley Hill Apartments Property was 97.5% occupied. The 6.76-acre parcel is improved with 6 three-story apartment buildings. The improvements are brick construction. The Valley Hill Apartments Property features 81 units in total with one-, two- and three-bedroom layouts ranging in size from 550 to 805 square feet. Market rents range from $850 to $1,460 per month, with an average market rent of approximately $1,119 and an average unit size of 663 square feet. Unit features include laminate countertops, wood cabinets and an appliance package.

The following table presents detailed information with respect to the units at the Valley Hill Apartments Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1 Bedroom	42	51.9%	550	$829	$1.51	$850	$1.55
2 Bedroom	5	6.2	645	$1,054	$1.63	$1,055	$1.64
3 Bedroom	34	42.0	805	$1,456	$1.81	$1,460	$1.81
Total/Wtd. Avg.	81	100.0%	663	$1,105	$1.67	$1,119	$1.69
(1)	Based on the underwritten rent roll dated as of May 31, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

Hillview Apartments Property. As of May 31, 2023, the Hillview Apartments Property was 98.4% occupied. The 1.54-acre parcel is improved with 2 three-story apartment buildings. The improvements are brick construction. The Hillview Apartments Property features 63 one-bedroom units in total, each of which is 550 square feet in size. Market rent for this unit type is $850. Unit features include laminate countertops, wood cabinets and an appliance package. Community amenities include on-site laundry and attached garages.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Structural and Collateral Term Sheet	BMO 2023-C6
No. 10 – Cincinnati Multifamily Portfolio II

The following table presents detailed information with respect to the units at the Hillview Apartments Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1 Bedroom	63	100.0%	550	$831	$1.51	$850	$1.55
Total/Wtd. Avg.	63	100.0%	550	$831	$1.51	$850	$1.55
(1)	Based on the underwritten rent roll dated as of May 31, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

Kings Pointe Apartments Property. As of May 31, 2023, the Kings Pointe Apartments Property was 97.2% occupied. The 1.69-acre parcel is improved with a three-story apartment building. The improvements are brick construction. The Kings Pointe Apartments Property features 36 units in total, with one-, two- and three-bedroom layouts ranging in size from 550 to 805 square feet. Market rents range from $850 to $1,450 per month, with an average market rent of $1,184 and an average unit size of 693 square feet. Unit features include laminate countertops, wood cabinets and an appliance package.

The following table presents detailed information with respect to the units at the Kings Pointe Apartments Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1 Bedroom	14	38.9%	550	$833	$1.51	$850	$1.55
2 Bedroom	3	8.3	645	$1,053	$1.63	$1,055	$1.64
3 Bedroom	19	52.8	805	$1,450	$1.80	$1,450	$1.80
Total/Wtd. Avg.	36	100.0%	693	$1,169	$1.70	$1,184	$1.71
(1)	Based on the underwritten rent roll dated as of May 31, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

Hillcrest Apartments Property. As of May 31, 2023, the Hillcrest Apartments Property was 96.9% occupied. The 0.67-acre parcel is improved with 3 three-story apartment buildings. The improvements are brick construction. The Hillcrest Apartments Property features 32 units in total, with one-, two- and three-bedroom layouts ranging in size from 550 to 805 square feet. Market rents range from $850 to $1,460 per month, with an average market rent of $1,015 and an average unit size of 620 square feet. Unit features include laminate countertops, wood cabinets and an appliance package.

The following table presents detailed information with respect to the units at the Hillcrest Apartments Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1 Bedroom	22	68.8%	550	$833	$1.51	$850	$1.55
2 Bedroom	2	6.3	645	$1,057	$1.64	$1,055	$1.64
3 Bedroom	8	25.0	805	$1,450	$1.80	$1,460	$1.81
Total/Wtd. Avg.	32	100.0%	620	$1,006	$1.62	$1,015	$1.64
(1)	Based on the underwritten rent roll dated as of May 31, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated June 6, 2023, there was no evidence of any recognized environmental conditions at the Cincinnati Multifamily Portfolio II Properties. However, the Cincinnati Multifamily Portfolio II Properties are located in a zone with predicted elevated radon levels and accordingly, the Phase I environmental assessments recommended further testing, and if there are in fact elevated radon levels after such testing, the borrower is required to take certain mitigation actions under the Cincinnati Multifamily Portfolio II loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Structural and Collateral Term Sheet	BMO 2023-C6
No. 10 – Cincinnati Multifamily Portfolio II

The following table presents certain information relating to the historical and current occupancy of the Cincinnati Multifamily Portfolio II Properties:

Historical and Current Occupancy(1)
Property	2020	2021	2022	Current(2)
Valley Hill Apartments	86.4%	88.9%	97.5%	97.5%
Hillview Apartments	90.5%	88.9%	95.2%	98.4%
Kings Pointe Apartments	80.6%	88.9%	91.7%	97.2%
Hillcrest Apartments	84.4%	90.6%	96.9%	96.9%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 31, 2023.

The following table presents certain information relating to the operating history and underwritten cash flows of the Cincinnati Multifamily Portfolio II Properties:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,318,280	$2,534,093	$2,585,550	$2,644,500	$2,597,484	$12,252	102.6%
(Vacancy/Credit Loss)	(348,000)	(252,000)	(190,308)	(221,024)	(66,000)	(311)	(2.6)
Net Rental Income	$1,970,280	$2,282,093	$2,395,242	$2,423,476	$2,531,484	$11,941	100.0%
Other Income	179,927	192,050	275,339	281,388	298,868	1,410	11.8
Effective Gross Income	$2,150,207	$2,474,143	$2,670,580	$2,704,864	$2,830,352	$13,351	111.8%

Total Expenses	679,488	686,122	640,449	616,570	652,732	3,079	23.1

Net Operating Income	$1,470,719	$1,788,021	$2,030,131	$2,088,294	$2,177,620	$10,272	76.9%

Total Capex/RR	0	0	0	0	42,400	200	1.5

Net Cash Flow	$1,470,719	$1,788,021	$2,030,131	$2,088,294	$2,135,220	$10,072	75.4%
(1)	TTM reflects the trailing 12 months ending March 31, 2023.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Markets. According to the appraisals, the Cincinnati Multifamily Portfolio II Properties are located in the Cincinnati multifamily market. According to the appraisals, as of the fourth quarter of 2022, the Cincinnati multifamily market average monthly asking rent per unit was $1,158 and the average vacancy rate was 5.4%. According to the appraisals, the Cincinnati Multifamily Portfolio II Properties are located in the Northwest Cincinnati submarket. As of the fourth quarter of 2022, the Northwest Cincinnati multifamily submarket average monthly asking rent per unit was $852 and the average vacancy rate was 4.9%.

According to the appraisals, the estimated 2023 population within a one-, three- and five-mile radius of the Valley Hill Apartments Property, the Hillview Apartments Property and the Hillcrest Apartments Property is 20,850, 114,295 and 267,783, respectively. The estimated 2023 median household income within the same radii is $42,774, $47,699 and $53,072, respectively.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Kings Pointe Apartments Property is 11,520, 115,440 and 306,042, respectively. The estimated 2023 median household income within the same radii is $23,263, $42,697 and $50,960, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Structural and Collateral Term Sheet	BMO 2023-C6
No. 10 – Cincinnati Multifamily Portfolio II

The following table presents certain information relating to comparable multifamily rental properties to the Cincinnati Multifamily Portfolio II Properties:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Valley Hill Apartments(2) 2156-2175 Karla Drive Cincinnati, OH	1966 / 2020-2022	97.5%	81	1 Bedroom 2 Bedroom 3 Bedroom	550 645 805	$1.51 $1.63 $1.81	$829 $1,054 $1,456
Hillview Apartments(2) 2880-2888 Harrison Avenue Cincinnati, OH	1961, 1973 / 2020-2022	98.4%	63	1 Bedroom	550	$1.51	$831
Kings Pointe Apartments(2) 3515 McHenry Avenue Cincinnati, OH	1971 / 2020-2022	97.2%	36	1 Bedroom 2 Bedroom 3 Bedroom	550 645 805	$1.51 $1.63 $1.80	$833 $1,053 $1,450
Hillcrest Apartments(2) 2743-2749 Harrison Avenue Cincinnati, OH	1956, 1971 / 2020-2022	96.9%	32	1 Bedroom 2 Bedroom 3 Bedroom	550 645 805	$1.51 $1.64 $1.80	$833 $1,057 $1,450
Candlewood Apartments 2400 Harrison Avenue Cincinnati, OH	1961 / NAP	97.0%	110	1BR / 1BA 2BR / 1BA 3BR / 1BA	750 950 950	$1.13 $1.11 $1.55	$850 $1,055 $1,477
Mayridge Apartments 3153-3225 Mayridge Court Cincinnati, OH	1964 / NAP	95.0%	107	Studio 1BR / 1BA 2BR / 1BA 3BR / 2BA	450 565 - 690 735 - 998 1,045	$1.33 $1.09 - $1.24 $1.00 - $1.12 $1.15	$600 $700 - $750 $825 - $1,000 $1,200
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of May 31, 2023.

The Borrower. The borrower is 212 Cincinnati LLC, an Ohio limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Cincinnati Multifamily Portfolio II Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Mendel Steiner. The Cincinnati Multifamily Portfolio II Mortgage Loan shares the same borrower sponsor as the Maple Creek Village Mortgage Loan, which is also being contributed to the BMO 2023-C6 transaction.

Property Management. The Cincinnati Multifamily Portfolio II Properties are managed by Aven Realty 1 LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $17,233 for real estate taxes, (ii) $212,000 for replacement reserves, (iii) approximately $45,700 for deferred maintenance and (iv) $61,250 for a radon testing reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $8,617.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2023-C6
No. 10 – Cincinnati Multifamily Portfolio II

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual insurance premium payments on a monthly basis, which currently equates to approximately $7,066, and is currently waived due to the borrower maintaining a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis, after funds in the replacement reserve initially fall below $50,000, the borrower is required to escrow approximately $4,581 for replacement reserves, so long as there is no event of default and funds in the replacement reserve do not exceed $212,000.

Lockbox / Cash Management. The Cincinnati Multifamily Portfolio II Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower or property manager is required to deposit all revenues relating to the Cincinnati Multifamily Portfolio II Properties into a lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Cincinnati Multifamily Portfolio II Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Cincinnati Multifamily Portfolio II Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Cincinnati Multifamily Portfolio II Mortgage Loan.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Cincinnati Multifamily Portfolio II Mortgage Loan documents or (ii) the debt service coverage ratio for the Cincinnati Multifamily Portfolio II Mortgage Loan being less than 1.25x and will be cured when (A) with regard to clause (i) above, upon the cure of such event of default and (B) with regard to clause (ii) above, upon the debt service coverage ratio for the Cincinnati Multifamily Portfolio II Mortgage Loan being greater than or equal to 1.25x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. None permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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